-74-
1751503

                                                                   Exhibit 10.19




                                 LOAN AGREEMENT

                                  BY AND AMONG

                         U.S. BANK NATIONAL ASSOCIATION,

                                  LABARGE, INC.

                                       AND

                            LABARGE PROPERTIES, INC.







                                 MARCH 12, 2002
                                TABLE OF CONTENTS



SECTION 1.  DEFINITIONS                                         1
     1.01 Definitions                                           1
     1.02 Continuance of an Event of Default                   19
     1.03 Accounting Terms and Determinations                  19


SECTION 2.  LOANS AND LETTERS OF CREDIT                        19
     2.01 Revolving Credit Commitment                          19
     2.02 Term Loan Commitment                                 21
     2.03 Letter of Credit Commitment                          22
     2.04 Method of Borrowing                                  24
     2.05 Notes                                                25
     2.06 Duration of Interest Periods and Selection of Interest Rates
          25
     2.07 Interest Rates                                       26
     2.08 Computation of Interest                              27
     2.09 Fees                                                 27
     2.10 Method of Making Interest and Other Payments; Application of
          Payments                                             28
     2.11 Prepayments                                          28
     2.12 General Provisions as to Payments                    29
     2.13 Funding Losses                                       29
     2.14 Basis for Determining Interest Rate Inadequate or Unfair    29
     2.15 Illegality                                           30
     2.16 Increased Cost                                       30
     2.17 Prime Loans Substituted for Affected LIBOR Loans     31
     2.18 Capital Adequacy                                     31
     2.19 Survival of Indemnities                              31
     2.20 Discretion of Lender as to Manner of Funding         31
     2.21 Taxes                                                31


SECTION 3.  PRECONDITIONS TO LOANS AND LETTERS OF CREDIT       32
     3.01 Initial Loan or Letter of Credit                     32
     3.02 All Revolving Credit Loans                           37
     3.03 All Term Loan Advances                               37
     3.04 All Letters of Credit                                38


SECTION 4.  REPRESENTATIONS AND WARRANTIES                     38
     4.01 Existence and Power                                  39
     4.02 Authorization                                        39
     4.03 Binding Effect                                       39
     4.04 Financial Statements                                 39
     4.05 Litigation                                           40
     4.06 Pension and Welfare Plans                            40
     4.07 Tax Returns and Payment                              40
     4.08 Subsidiaries                                         40
     4.09 Compliance With Other Instruments; None Burdensome   41
     4.10 Other Debt, Guarantees and Capitalized Leases        41
     4.11 Labor Matters                                        41
     4.12 Title to Property                                    42
     4.13 Regulation U                                         42
     4.14 Multi-Employer Pension Plan Amendments Act of 1980   42
     4.15 Investment Company Act of 1940; Public Utility Holding Company
          Act of 1935                                          42
     4.16 Patents, Trademarks, Copyrights, Licenses, Etc       42
     4.17 Environmental and Safety and Health Matters          42
     4.18 Investments                                          43
     4.19 No Default                                           43
     4.20 Government Contracts                                 43
     4.21 Purchase and Other Commitments and Outstanding Bids  43
     4.22 Disclosure                                           43


SECTION 5.  COVENANTS                                          44
     5.01 Affirmative Covenants of Borrower                    44
          (a)  Information                                     44
          (b)  Payment of Indebtedness                         45
          (c)  Books and Records, Consultations and Inspections46
          (d)  Payment of Taxes                                46
          (e)  Payment of Claims                               46
          (f)  Existence                                       46
          (g)  Maintenance of Property                         47
          (h)  Compliance with Laws, Regulations, Etc          47
          (i)  Environmental Matters                           47
          (j)  ERISA Compliance                                47
          (k)  Notices                                         48
          (l)  Insurance                                       49
          (m)  Further Assurances                              49
          (n)  Accountant                                      49
          (o)  Financial Covenants                             49
          (p)  Subsidiaries                                    50
          (q)  Landlord Consents                               50
     5.02 Negative Covenants of Borrower                       50
          (a)  Limitation on Indebtedness                      50
          (b)  Limitation on Liens                             51
          (c)  Consolidation, Merger, Sale of Property, Etc.   51
          (d)  Sale and Leaseback Transactions                 51
          (e)  Sale or Discount of Accounts                    51
          (f)  Transactions with Affiliates                    51
          (g)  Changes in Nature of Business                   52
          (h)  Fiscal Year                                     52
          (i)  Stock Redemptions and Distributions             52
          (j)  Pension Plans                                   52
          (k)  Subordinated Indebtedness                       52
          (l)  Restricted Investments, Acquisitions            52
          (m)  Subsidiaries                                    52
          (n)  Limitations on Restrictive Agreements           52
     5.03 Use of Proceeds                                      53


SECTION 6.  EVENTS OF DEFAULT                                  53


SECTION 7.  GENERAL                                            57
     7.01 No Waiver                                            57
     7.02 Right of Set-Off                                     57
     7.03 Cost and Expenses                                    58
     7.04 Environmental Indemnity                              58
     7.05 General Indemnity                                    58
     7.06 Authority to Act                                     59
     7.07 Notices                                              59
     7.08 Consent to Jurisdiction; Waiver of Jury Trial        59
     7.09 Governing Law                                        60
     7.10 Amendments and Waivers                               60
     7.11 References; Headings for Convenience                 60
     7.12 Successors and Assigns                               60
     7.13 NO ORAL AGREEMENTS; ENTIRE AGREEMENT                 60
     7.14 Severability                                         61
     7.15 Counterparts                                         61
     7.16 Resurrection of the Borrower's Obligations           61
     7.17 Resurrection of the LaBarge Properties' Obligations  61
     7.18 Independence of Covenants                            61


                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT (this "Agreement") is made and entered into as of the 12th day of March, 2002, by and among LABARGE, INC., a Delaware corporation (the "Company"), LABARGE PROPERTIES, INC., a Missouri corporation ("LaBarge Properties"), and U.S. BANK NATIONAL ASSOCIATION ("Lender").

                                   WITNESSETH:

      WHEREAS, (a) the Company has applied for a revolving credit facility from Lender consisting of revolving credit loans and letters of credit in an aggregate principal amount of up to $15,000,000.00 and (b) LaBarge Properties has applied to Lender for a term loan from Lender in the principal amount of up to $6,400,000.00; and

     WHEREAS, Lender is willing to make said revolving credit facility available to the Company and to make said term loan available to LaBarge Properties upon, and subject to, the terms, provisions and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, LaBarge Properties and Lender hereby mutually covenant and agree as follows:

SECTION 1.  DEFINITIONS.

      1.01 Definitions. In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

      Account Debtor shall mean any Person who is and/or may become obligated to the Company and/or LaBarge/STC, Inc. under or on account of any of the Accounts.

      Accounts shall mean all trade accounts receivable of each of the Company and LaBarge/STC, Inc. arising out of the bona fide sale of goods and/or performance of services in the ordinary course of such Person's business which have been invoiced by such Person.

      Acquisition shall mean any transaction or series of related transactions, consummated on or after the date of this Agreement, by which the Company or any Subsidiary directly or indirectly (a) acquires all or substantially all of the assets comprising one or more business units of any other Person, whether through purchase of assets, merger or otherwise or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) at least (i) a majority (in number of votes) of the stock and/or other securities of a corporation having ordinary voting power for the election of directors (other than stock and/or other securities having such power only by reason of the happening of a contingency), (ii) a majority (by percentage of voting power) of the outstanding partnership interests of a partnership, (iii) a majority (by percentage of voting power) of the outstanding membership interests of a limited liability company or (iv) a majority of the ownership interests in any organization or entity other than a corporation, partnership or limited liability company.

      Adjusted Prime Rate shall mean the Prime Rate plus the Applicable Prime Margin. The Adjusted Prime Rate shall be adjusted automatically on and as of the effective date of any change in the Prime Rate and/or the Applicable Prime Margin.

      Affiliate shall mean any Person (a) which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Company or any Subsidiary, (b) which directly or indirectly through one or more intermediaries beneficially owns or holds or has the power to direct the voting power of Five Percent (5%) or more of any class of capital stock or other equity interests of the Company or any Subsidiary, (c) which has Five Percent (5%) or more of any class of its capital stock or other equity interests beneficially owned or held, directly or indirectly, by the Company or any Subsidiary or (d) who is a director, officer or manager of the Company or any Subsidiary. For purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

      Applicable Commitment Fee Rate, Applicable LIBOR Margin, Applicable Prime Margin and Applicable Letter of Credit Commitment Fee Rate shall mean the per annum rate shown in the applicable column below based on the applicable Consolidated Debt to Consolidated EBITDA Ratio:

If the           Applicable                              Applicable
Consolidated     Commitment  Applicable    Applicable    Letter of
Debt to          Fee Rate is LIBOR Margin  Prime Margin  Credit
Consolidated                 is            is            Commitment
EBITDA Ratio                                             Fee Rate is
is, then

 2.5 to 1.0      0.35%       2.50%         0.75%         2.50%

 2.0 to 1.0 but
< 2.5 to 1.0     0.25%       1.75%         0.25%         1.75%

 1.5 to 1.0 but
< 2.0 to 1.0     0.20%       1.50%         0.00%         1.50%

< 1.5 to 1.0     0.20%       0.75%         -0.25%        0.75%

The determination of the Applicable Commitment Fee Rate, the Applicable LIBOR Margin, the Applicable Prime Margin and the Applicable Letter of Credit Commitment Fee Rate as of any date shall be based on the Consolidated Debt to Consolidated EBITDA Ratio as of the end of the most recently ended fiscal quarter of the Company for which financial statements of the Company and its Subsidiaries have been delivered to the Lender pursuant to Section 5.01(a), and shall be effective for purposes of determining the Applicable Commitment Fee
Rate, the Applicable LIBOR Margin, the Applicable Prime Margin and the Applicable Letter of Credit Commitment Fee Rate from and after the first day of the first month immediately following the date on which delivery of such financial statements is required until the first day of the first month immediately following the next such date on which delivery of such financial statements of the Company and its Subsidiaries is so required. For example, the Consolidated Debt to Consolidated EBITDA Ratio as of the end of the fiscal quarter of the Company ending March 31, 2002, will be determined from the financial statements of the Company and its Subsidiaries as of and for the fiscal quarter of the Company ending March 31, 2002 (which are required to be delivered to the Lender on or before May 15, 2002), and will be used in determining the Applicable Commitment Fee Rate, the Applicable LIBOR Margin, the Applicable Prime Margin and the Applicable Letter of Credit Commitment Fee Rate from and after June 1, 2002. Notwithstanding the foregoing, during the period commencing on the date of this Agreement and ending May 31, 2002, (a) Applicable Commitment Fee Rate shall mean 0.20% per annum, (b) Applicable LIBOR Margin shall mean 0.75% per annum, (c) Applicable Prime Margin shall mean -0.25% per annum and (d) Applicable Letter of Credit Commitment Fee Rate shall mean 0.75% per annum.

      Attorneys' Fees shall mean the reasonable fees (and costs, charges and expenses related thereto) of the attorneys (and all paralegals, accountants and other staff employed by such attorneys) employed by Lender (including, without limitation, attorneys and paralegals who are employees of Lender or any affiliate of Lender) from time to time (a) in connection with the negotiation, preparation, execution, delivery, amendment, modification, extension, renewal, administration and/or enforcement of this Agreement and/or any other Transaction Document, (b) in connection with the preparation, negotiation or execution of any waiver or consent with respect to this Agreement and/or any other
Transaction Document, (c) in connection with any Default or Event of Default under this Agreement, (d) to represent Lender in any litigation, contest, dispute, suit or proceeding, or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding, or to file any petition, complaint, answer, motion or other pleading or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Lender, the Company, LaBarge Properties, any other Obligor or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to this Agreement, any other Transaction Document, the Company, LaBarge Properties, any other Obligor, any Subsidiary and/or any Collateral, (e) to protect, collect, lease, sell, take possession of or liquidate any Collateral,
(f) to attempt to enforce any security interest in or other Lien upon any Collateral or to give any advice with respect to such enforcement and/or (g) to enforce any of the rights or remedies of Lender to collect any of the Company's Obligations and/or any Guarantee thereof and/or any of the LaBarge Properties' Obligations and/or any Guarantee thereof.

     Borrowing Base shall mean, as of the date of any determination thereof, the sum of:

           (a) Eighty Percent (80%) of the face amount of the Eligible Accounts of each of the Company and LaBarge/STC, Inc. as of such date (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith and/or adjustments for reserves and allowances deemed appropriate by Lender in its good faith discretion); plus

           (b) the lesser of (i) Forty Percent (40%) of the Eligible Inventory of each of the Company and LaBarge/STC, Inc. as of such date, valued at the lower of cost or market in accordance with GAAP or (ii) $10,500,000.00.

      Notwithstanding any provision contained in this definition of "Borrowing Base" to the contrary, Lender may at any time and from time to time, in its sole and absolute discretion, loan to the Company more than the above stated percentage of Eligible Accounts and/or more than the above stated percentage of the value of Eligible Inventory, without notice to the Company; provided, however, that no such over-advance shall establish a custom or course of dealing or entitle the Company to any subsequent over-advance under the same or different circumstances.

      Borrowing  Base  Certificate shall have the meaning  ascribed  thereto  in
Section 2.01(b).

      Business Day shall mean any day except a Saturday, Sunday or legal holiday observed by Lender.

      Capital Expenditure shall mean any expenditure to purchase or otherwise acquire a fixed asset (other than a Capitalized Lease Obligation) which, in accordance with GAAP, is required to be capitalized on the balance sheet of the Person making the same.

      Capitalized Lease shall mean any lease of Property, whether real and/or personal, by a Person as lessee which in accordance with GAAP is required to be capitalized on the balance sheet of such Person.

      Capitalized Lease Obligations of any Person shall mean, as of the date of any determination thereof, the amount at which the aggregate rental obligations due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a balance sheet of such Person in accordance with GAAP.

      CERCLA shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq., and as the same may from time to time be further amended.

      Change of Control Event shall mean the beneficial ownership or acquisition by any Person or group of Persons who are Affiliates (in any transaction or series of related transactions) of (a) more than Fifty Percent (50%) of the Voting Stock of the Company, (b) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the Board of Directors of the Company or (c) all or substantially all of the assets and Properties of the Company.

      Code shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

      Collateral shall mean any Property of the Company, LaBarge Properties and/or any other Obligor which now or at any time hereafter secures the payment or performance of any of the Company's Obligations and/or any Guarantee thereof and/or any of the LaBarge Properties' Obligations and/or any Guarantee thereof.

      Company Guaranty shall mean that certain Guaranty dated as of the date hereof and executed by the Company in favor of Lender with respect to the indebtedness of LaBarge Properties to Lender, as the same may from time to time be amended, modified, extended, renewed or restated.

       Company's Obligations shall mean any and all present and future indebtedness (principal, interest, fees, collection costs and expenses, and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, letter of credit reimbursement obligations and indemnity obligations) of the Company to Lender evidenced by or arising under or in respect of this Agreement, the Revolving Credit Note, any other Transaction Document and/or any other agreement, document or instrument heretofore, now or hereafter executed and delivered by the Company to Lender, in each case whether now existing or hereafter arising, absolute or contingent, joint and/or several, secured or unsecured, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether created directly or acquired by Lender by assignment or otherwise, and any and all costs of collection and/or Attorneys' Fees from time to time incurred in connection therewith.

      Company Patent, Trademark and License Security Agreement shall mean that certain Patent, Trademark and License Security Agreement dated as of the date hereof and executed by the Company in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated.

     Company Security Agreement shall mean that certain Security Agreement dated as of the date hereof and executed by the Company in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated.

      Consolidated Debt shall mean, as of the date of any determination thereof, all Debt of the Company and its Subsidiaries (other than any Subordinated Indebtedness of the Company) as of such date, determined on a consolidated basis and in accordance with GAAP.

      Consolidated Debt to Consolidated EBITDA Ratio shall mean, as of the last day of any fiscal quarter of the Company, the ratio of (a) Consolidated Debt as of such day to (b) Consolidated EBITDA for the four (4) consecutive fiscal quarter period of the Company ending on such day.

      Consolidated EBITDA shall mean, for the period in question, the sum of (a) Consolidated Net Income during such period plus (b) to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense during such period, plus (ii) all provisions for any Federal, state, local and/or foreign income taxes made by the Company and its Subsidiaries during such period (whether paid or deferred), plus (iii) all depreciation and amortization expenses of the Company and its Subsidiaries during such period, plus (iv) any extraordinary losses during such period, plus (v) any losses from the sale or other disposition of Property other than in the ordinary course of business during such period plus (vi) any non-cash charge required to be made by the Company during such period for impairment of goodwill under U.S. Financial Accounting Standard Number 142 entitled "Goodwill and Other Intangible Assets" minus (c) to the extent added in determining such Consolidated Net Income, the sum of (i) any extraordinary gains during such period plus (ii) any gains from the sale or other disposition of Property other than in the ordinary course of business during such period, all determined on a consolidated basis and in accordance with GAAP.

      Consolidated Interest Coverage Ratio shall mean, for the period in question, the ratio of (a) the sum of (i) Consolidated EBITDA during such period minus (ii) the aggregate amount of all Capital Expenditures made by, and the aggregate amount of Capitalized Lease Obligations incurred by, the Company and its Subsidiaries during such period to (b) Consolidated Interest Expense during such period, all determined on a consolidated basis and in accordance with GAAP.

      Consolidated Interest Expense shall mean, for the period in question, without duplication, all gross interest expense of the Company and its Subsidiaries (including, without limitation, all commissions, discounts and/or related amortization and other fees and charges owed by the Company and its Subsidiaries with respect to letters of credit, the net costs associated with interest swap obligations of the Company and its Subsidiaries, capitalized interest expense, the interest portion of Capitalized Lease Obligations and the interest portion of any deferred payment obligation) during such period, all determined on a consolidated basis and in accordance with GAAP.

      Consolidated Net Income shall mean the after-tax net income (or loss) of the Company and its Subsidiaries for the period in question, determined on a consolidated basis and in accordance with GAAP.

      Consolidated Net Worth shall mean, as of the date of any determination thereof, the amount of the capital stock accounts (net of treasury stock, at cost) of the Company and its Subsidiaries as of such date plus (or minus in the case of a deficit) the surplus and retained earnings of the Company and its Subsidiaries as of such date, all determined on a consolidated basis and in accordance with GAAP.

      Consolidated Tangible Net Worth shall mean, as of the date of any determination thereof, the sum of (a) Consolidated Net Worth as of such date minus (b) the book value of all Intangible Assets of the Company and its Subsidiaries as of such date, all determined on a consolidated basis and in accordance with GAAP.

     Debt of any Person shall mean, as of the date of determination thereof, the sum of (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the purchase or other acquisition of Property (other than unsecured trade accounts payable incurred in the ordinary course of business) plus (b) all Capitalized Lease Obligations of such Person plus (c) the aggregate undrawn face amount of all letters of credit and/or surety bonds issued for the account and/or upon the application of such Person together with all unreimbursed drawings with respect thereto plus (d) all Guarantees by such Person of Debt of others.

      Deed of Trust shall mean that certain Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of the date hereof and executed by LaBarge Properties in favor of Tarquad Corporation as trustee for Lender, as the same may from time to time be amended, modified, extended, renewed or restated.

      Default shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      Distribution in respect of any corporation or other entity shall mean: (a) dividends or other distributions (other than stock dividends and stock splits) on or in respect of any of the capital stock or other equity interests of such corporation or other entity; and (b) the redemption, repurchase or other acquisition of any capital stock or other equity interests of such corporation or other entity or of any warrants, rights or other options to purchase any such capital stock or other equity interests.

      Eligible Accounts shall mean all Accounts of each of the Company and LaBarge/STC, Inc. other than: (a) Accounts which remain unpaid for more than ninety (90) days after their invoice dates and Accounts which are not due and payable within ninety (90) days after their invoice dates; (b) Accounts owing by a single Account Debtor, including a currently scheduled Account, if Twenty-Five Percent (25%) or more of the balance owing by said Account Debtor upon said Accounts is ineligible pursuant to clause (a) above; (c) Accounts with respect to which the Account Debtor is a shareholder, member or partner of the Company and/or LaBarge/STC, Inc. or an Affiliate; (d) Accounts with respect to which payment by the Account Debtor is or may be conditional and Accounts commonly known as bill and hold Accounts or Accounts of a similar or like arrangement;
(e) Accounts with respect to which the Account Debtor is not a resident or citizen of or otherwise located in the continental United States of America, unless such Accounts are backed in full by an irrevocable letter of credit in form and substance satisfactory to Lender issued by a domestic commercial bank acceptable to Lender; (f) Accounts with respect to which the Account Debtor is the United States of America, any state of the United States or any other governmental body or any department, agency or instrumentality of any of the foregoing, unless such Accounts are duly assigned to Lender in accordance with all applicable governmental and regulatory rules and regulations (including, without limitation, the Federal Assignment of Claims Act of 1940, as amended, if applicable) so that Lender is recognized by the Account Debtor to have all of the rights of an assignee of such Accounts; (g) Accounts with respect to which the Company or LaBarge/STC, Inc., as the case may be, is or may become liable to the Account Debtor for goods sold or services rendered by such Account Debtor to the Company or LaBarge/STC, Inc., as the case may be, but only to the extent of the then aggregate liability of the Company or LaBarge/STC, Inc., as the case may be, to such Account Debtor (i.e. the excess of the aggregate face amount of Accounts of such Account Debtor over the aggregate liability of the Company or LaBarge/STC, Inc., as the case may be, to such Account Debtor shall constitute an Eligible Account unless otherwise excepted under this definition of Eligible Accounts); (h) Accounts with respect to which the goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the Account Debtor thereof or with respect to which the services performed giving rise thereto have not been completed and accepted as satisfactory by the Account Debtor thereof; (i) Accounts which are not invoiced (and dated as of such date) and sent to the Account Debtor thereof concurrently with or not later than five
(5) days after the shipment and delivery to said Account Debtor of the goods giving rise thereto or the performance of the services giving rise thereto;
(j) Accounts with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by the Company or LaBarge/STC, Inc., as the case may be (or by any agent or custodian of the Company or LaBarge/STC, Inc., as the case may be) for the account of or subject to further and/or future direction from the Account Debtor thereof; (k) Accounts arising from a consignment sale, a "sale on approval" or a "sale or return";
(l) Accounts as to which Lender, at any time or times hereafter, determines, in good faith, that the prospects of payment or performance by the Account Debtor is or will be impaired in any material respect; (m) Accounts of an Account Debtor to the extent, but only to the extent, that the same exceed a credit limit determined by Lender in its good faith discretion, at any time or times hereafter; (n) Accounts which are subject to any dispute, offset, counterclaim, discount (except for prompt payment discounts that do not exceed Two Percent (2%) of the invoice amount) or other claim or defense on the part of the Account Debtor or to any claim on the part of the Account Debtor contesting or denying liability under such Account; (o) Accounts with respect to which the Account Debtor is located in the State of New Jersey, the State of Minnesota or the State of West Virginia; provided, however, that such restriction shall not apply if the Company or LaBarge/STC, Inc., as the case may be, (i) has filed and has effective (A) in respect of Account Debtors located in the State of New Jersey, a Notice of Business Activities Report with the State of New Jersey Division of Taxation for the then current year, (B) in respect of Account Debtors located in the State of Minnesota, a Minnesota Business Activity Report with the Minnesota Department of Revenue for the then current year or (C) in respect of Account Debtors located in the State of West Virginia, a West Virginia Business Activity Report with the West Virginia Department of Tax and Revenue for the then current year, as applicable, or (ii) is otherwise exempt from such reporting requirements under the laws of such State(s); and (p) Accounts which are not subject to a first priority perfected security interest and lien in favor of Lender.

      Eligible Inventory shall mean all Inventory of each of the Company and LaBarge/STC, Inc. which consists of raw materials, work-in-process or finished goods (specifically excluding any Inventory of the Company which consists of packaging materials and/or shipping materials) other than: (a) any Inventory which is obsolete; (b) any Inventory which Lender has in good faith determined, in accordance with Lender's customary business practices, is unacceptable due to age, type, category, quality and/or quantity; (c) any Inventory of the Company which is not located at a location owned by the Company (including, without limitation, any Inventory in the possession of a warehouseman or processor for the Company) unless the Company has obtained and delivered to Lender such landlord waivers, warehousemen waivers, bailee letters, access and non-offset agreements and/or other agreements, documents or notices as may be required by Lender with respect to such Inventory; (d) any Inventory of LaBarge/STC, Inc. which is not located at a location owned by LaBarge/STC, Inc. (including, without limitation, any Inventory in the possession of a warehouseman or processor for LaBarge/STC, Inc.) unless LaBarge/STC, Inc. has obtained and delivered to Lender such landlord waivers, warehousemen waivers, bailee letters, access and non-offset agreements and/or other agreements, documents or notices as may be required by Lender with respect to such Inventory; (e) any Inventory which is held by the Company or LaBarge/STC, Inc. on a consignment, "sale on approval" or "sale or return" basis; (f) any Inventory which is held by a third party on a consignment, "sale on approval" or "sale or return" basis; (g) any Inventory which is not located in the continental United States of America; (h) any Inventory of the Company which is not located at the chief executive office of the Company, one of the locations listed on Exhibit A to the Company Security Agreement or another location with respect to which the Company has complied with all of the requirements of Section 2(h) of the Company Security Agreement;
(i) any Inventory of LaBarge/STC, Inc. which is not located at the chief executive office of LaBarge/STC, Inc., one of the locations listed on Exhibit A to the LaBarge/STC Security Agreement or another location with respect to which LaBarge/STC, Inc. has complied with all of the requirements of Section 2(h) of the LaBarge/STC Security Agreement; and (j) any Inventory which is not subject to a first priority perfected security interest and lien in favor of Lender.

      Environmental Claim shall mean any administrative, regulatory or judicial action, judgment, order, consent decree, suit, demand, demand letter, claim, Lien, notice of noncompliance or violation, investigation or other proceeding arising (a) pursuant to any Environmental Law or governmental or regulatory approval issued under any such Environmental Law, (b) from the presence, use, generation, storage, treatment, Release, threatened Release, disposal, remediation or other existence of any Hazardous Substance, (c) from any removal, remedial, corrective or other response action pursuant to an Environmental Law or the order of any governmental or regulatory authority or agency, (d) from any third party seeking damages, contribution, indemnification, cost recovery, compensation, injunctive or other relief in connection with a Hazardous Substance or arising from alleged injury or threat of injury to health, safety, natural resources or the environment or (e) from any Lien against any Property owned, leased or operated by the Company or any Subsidiary in favor of any governmental or regulatory authority or agency in connection with a Release, threatened Release or disposal of a Hazardous Substance.

      Environmental Law shall mean any Federal, state, local, foreign or other statute, law, rule, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to Releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, Hazardous Substances or crude oil, or any fraction thereof, to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any rule, regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to any of the Property owned, leased or operated by the Company or any Subsidiary or the operation, construction or modification of any such Property, including, without limitation, the following:
CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state or local law, and any state or local statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the Release or threatened Release of Hazardous Substances or crude oil, or any fraction thereof and all rules, regulations, guidance documents and publication promulgated thereunder.

      ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

      ERISA Affiliate shall mean any corporation, trade or business that is, along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

      Eurodollar Business Day shall mean any Business Day on which commercial bank(s) are open for international business (including dealings in dollar deposits) in London.

     Event of Default shall have the meaning ascribed thereto in Section 6.

      Existing Subordinated Notes shall mean those certain 7.5% Convertible Subordinated Notes due June 2003 of the Company in the aggregate outstanding principal amount of approximately $5,621,000.00 and any extensions or renewals thereof.

      GAAP shall mean, at any time, generally accepted accounting principles at such time in the United States.

      Guarantee by any Person shall mean any obligation (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), contingent or otherwise, of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, liability, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any Property constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the then outstanding principal amount of such Indebtedness for borrowed money which has been guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited. Guarantee when used as a verb shall have a correlative meaning.

      Guarantor Subsidiary shall mean each of LaBarge Wireless, Inc., a Missouri corporation, LaBarge/STC, Inc., a Texas corporation and LaBarge - OCS, Inc., a Delaware corporation; and Guarantor Subsidiaries shall mean all of the foregoing.

      Hazardous Substance shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any Environmental Law or any other statute, law, ordinance, rule or regulation of any Federal, state, local, foreign or other body, instrumentality, agency, authority or official having jurisdiction over any of the Property owned, leased or operated by the Company or any Subsidiary or its use, including, without limitation, any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. 1317), as amended; (b) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource
Conservation and Recovery Act (42 U.S.C. 6901 et seq.), as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

      Indebtedness shall mean, with respect to any Person, without duplication, all indebtedness, liabilities and obligations of such Person which in accordance with GAAP are required to be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the purchase or other acquisition of Property, (b) obligations secured by any Lien on, or payable out of the proceeds of or production from, any Property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, (c) indebtedness, liabilities and obligations of third parties, including joint ventures and partnerships of which such Person is a venturer or general partner, recourse to which may be had against such Person, (d) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (e) Capitalized Lease Obligations of such Person, (f) the aggregate undrawn face amount of all letters of credit and/or surety bonds issued for the account of and/or upon the application of such Person together with all unreimbursed drawings with respect thereto and (g) indebtedness, liabilities and obligations of such Person under Guarantees.

      Intangible Assets shall mean all patents, trademarks, service marks, copyrights, trade names, goodwill (including any amounts, however designated, representing the cost of acquisition of business and investments in excess of the book value thereof), unamortized debt discount and expense, unamortized deferred charges, deferred research and development costs, any write-up of asset value after the date of this Agreement, non-competition covenants, signing bonuses, prepaid expenses and other forms of prepaid assets, deferred taxes, loans, advances and/or other amounts due from shareholders, directors, officers, managers and/or employees, intercompany accounts, investments in and receivables due from affiliates, deposits for insurance, utilities and the like and any other assets treated as intangible assets under GAAP.

     Interest Period shall mean:

          (a)  with respect to each Revolving Credit LIBOR Loan:

                (i) initially, the period commencing on the date of such Loan and ending 1, 2, 3 or 6 months thereafter, as the Company may elect in the applicable Notice of Borrowing; and

                (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Revolving Credit LIBOR Loan and ending 1, 2, 3 or 6 months thereafter, as the Company may elect pursuant to Section 2.06(a);

          provided that:

                (iii) subject to clauses (iv) and (v) below, any Interest Period which would otherwise end on a day which is not a Eurodollar
          Business  Day  shall  be  extended to the next  succeeding  Eurodollar
          Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                (iv) subject to clause (v) below, any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                (v) no Interest Period shall extend beyond the last day of the Revolving Credit Period; and

          (b)  with respect to each Term LIBOR Loan:

                (i) initially, the period commencing on the date selected by LaBarge Properties in the applicable Interest Rate Selection Notice and ending 1, 2, 3 or 6 months thereafter, as LaBarge Properties may elect in the applicable Interest Rate Selection Notice; and

                (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Term LIBOR Loan and ending 1, 2, 3 or 6 months thereafter, as LaBarge Properties may elect in the applicable Interest Rate Selection Notice;

          provided that:

                (iii) no Interest Period for a Term LIBOR Loan shall extend beyond a date on which LaBarge Properties is required to make a scheduled payment of principal on the Term Loan unless the sum of (A) the aggregate principal amount of outstanding Term Prime Loans plus
          (B) the aggregate principal amount of outstanding Term LIBOR Loans with Interest Periods expiring on or before the date such scheduled principal payment is due equals or exceeds the aggregate principal amount to be paid on the Term Loan on such principal payment date;

                (iv) subject to clauses (v) and (vi) below, any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                (v) subject to clause (vi) below, any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                (vi) no Interest Period shall extend beyond the maturity date of the Term Loan.

      Interest Rate Selection Notice shall have the meaning ascribed thereto  in
Section 2.06(b).

      Inventory shall mean all goods owned by the Company or LaBarge/STC, Inc. and held for sale or lease in the ordinary course of such Person's business.

      Investment shall mean any investment (including, without limitation, any loan or advance) by the Company or any Subsidiary in or to any Person, whether payment therefor is made in cash or capital stock or other equity interests of the Company or any Subsidiary, and whether such investment is by acquisition of stock or other equity interests or Indebtedness, or by loan, advance, transfer of Property, capital contribution, equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business or otherwise.

      LaBarge - OCS Patent, Trademark and License Security Agreement shall mean that certain Patent, Trademark and License Security Agreement dated as of the date hereof and executed by LaBarge - OCS, Inc. in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated.

     LaBarge - OCS Security Agreement shall mean that certain Security Agreement dated as of the date hereof and executed by LaBarge - OCS, Inc. in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated.

      LaBarge Properties' Obligations shall mean any and all present and future indebtedness (principal, interest, fees, collection costs and expenses, and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, letter of credit reimbursement obligations and indemnity obligations) of LaBarge Properties to Lender evidenced by or arising under or in respect of this Agreement, the Term Loan Note, any other Transaction Document and/or any other agreement, document or instrument heretofore, now or hereafter executed and delivered by LaBarge Properties to Lender, in each case whether now existing or hereafter arising, absolute or contingent, joint and/or several, secured or unsecured, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether created directly or acquired by Lender by assignment or otherwise, and any and all costs of collection and/or Attorneys' Fees from time to time incurred in connection therewith.

      LaBarge/STC Patent, Trademark and License Security Agreement shall mean that certain Patent, Trademark and License Security Agreement dated as of the date hereof and executed by LaBarge/STC, Inc. in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated.

      LaBarge/STC Security Agreement shall mean that certain Security Agreement dated as of the date hereof and executed by LaBarge/STC, Inc. in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated.

      LaBarge Wireless Patent, Trademark and License Security Agreement shall mean that certain Patent, Trademark and License Security Agreement dated as of the date hereof and executed by LaBarge Wireless, Inc. in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated.

      LaBarge Wireless Security Agreement shall mean that certain Security Agreement dated as of the date hereof and executed by LaBarge Wireless, Inc. in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated.

      Lender's Revolving Credit Commitment shall mean, subject to reduction as set forth in Section 2.01(e), the sum of $15,000,000.00.

      Letter of Credit and Letters of Credit shall have the respective meanings ascribed thereto in Section 2.03(a).

      Letter of Credit Application shall mean an application and agreement for irrevocable standby letter of credit in the form of Exhibit E attached hereto and incorporated herein by reference (or such other form as may then be Lender's standard form of application and agreement for irrevocable standby letter of credit) or an application and agreement for irrevocable commercial letter of credit in the form of Exhibit F attached hereto and incorporated herein by reference (or such other form as may then be Lender's standard form of application and agreement for irrevocable commercial letter of credit), as the case may be, in either case executed by the Company, as applicant and account party, and delivered to Lender pursuant to Section 2.03, as the same may from time to time be amended, modified, extended, renewed or restated.

      Letter of Credit Commitment Fee shall have the meaning ascribed thereto in
Section 2.03(d).

      Letter  of Credit Issuance Fee shall have the meaning ascribed thereto  in
Section 2.03(d).

     Letter of Credit Negotiation Fee shall have the meaning ascribed thereto in
Section 2.03(d).

     Letter of Credit Request shall have the meaning ascribed thereto in Section 2.03(a).

     LIBOR Base Rate shall mean, with respect to the applicable Interest Period,
(a) the LIBOR Index Rate for such Interest Period, if such rate is available  or
(b) if the LIBOR Index Rate is not available, the average (rounded upward, if necessary, to the next higher 1/10,000 of 1%) of the respective rates per annum of interest at which deposits in U.S. Dollars are offered to Lender in the London interbank market by two (2) Eurodollar dealers of recognized standing, selected by Lender in its sole discretion, at or about 11:00 a.m. (London time) on the date two (2) Eurodollar Business Days before the first day of such Interest Period, for delivery on the first day of the applicable Interest Period for a number of days comparable to the number of days in such Interest Period and in an amount approximately equal to the principal amount of the LIBOR Loan to which such Interest Period is to apply.

      LIBOR Index Rate shall mean, with respect to the applicable Interest Period, a rate per annum (rounded upwards, if necessary, to the next higher 1/10,000 of 1%) equal to the British Bankers' Association interest settlement rates for U.S. Dollar deposits for such Interest Period as of 11:00 a.m. (London time) on the day two (2) Eurodollar Business Days before the first day of such Interest Period as published by Bloomberg Financial Services, Dow Jones Market Service, Telerate, Reuters or any other service from time to time used by Lender.

      LIBOR Loan shall mean any Loan or portion of any Loan bearing interest based on the LIBOR Rate.

      LIBOR Rate shall mean (a) the quotient of the (i) LIBOR Base Rate divided by (ii) one minus the applicable LIBOR Reserve Percentage plus (b) the Applicable LIBOR Margin. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage and/or the Applicable LIBOR Margin.

      LIBOR Reserve Percentage shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by The Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special or marginal reserves) with respect to "Eurocurrency liabilities" as defined in Regulation D or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined, whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at such time. LIBOR Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without the benefit of any credits for proration, exceptions or offsets which may be available from time to time to Lender. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

      Lien shall mean any interest in any Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, hypothecation, judgment lien or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt, any lease, consignment or bailment for security purposes and any Capitalized Lease. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

      Loan shall mean each Revolving Credit Loan and the Term Loan and Loans shall mean any or all of the foregoing.

      Material Adverse Effect shall mean (a) a material adverse effect on the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of the Company, LaBarge Properties, any other Obligor and/or any Subsidiary, (b) material impairment of the ability of the Company, LaBarge Properties and/or any other Obligor to perform any of its obligations under this Agreement, any Note and/or any other Transaction Document or (c) material impairment of the enforceability of the rights of, or benefits available to, Lender under this Agreement, any Note and/or any other Transaction Document.

     Moody's shall mean Moody's Investors Service, Inc.

      Multi-Employer  Plan  shall mean a "multi-employer  plan"  as  defined  in
Section 4001(a)(3) of ERISA which is maintained for employees of the Company, any Subsidiary or any ERISA Affiliate or to which the Company, any Subsidiary or any ERISA Affiliate has contributed in the past or currently contributes.

     Notes shall mean the Revolving Credit Note and the Term Loan Note.

      Notice  of  Borrowing shall have the meaning ascribed thereto  in  Section
2.04.

      Obligor shall mean the Company, LaBarge Properties, each Guarantor Subsidiary and each other Person who is or shall at any time hereafter become primarily or secondarily liable on any of the Company's Obligations and/or any of the LaBarge Properties' Obligations or who grants Lender a Lien upon any of the Property of such Person as security for any of the Company's Obligations and/or any Guarantee thereof and/or any of the LaBarge Properties' Obligations and/or any Guarantee thereof.

      Occupational Safety and Health Laws shall mean the Occupational Safety and Health Act of 1970, as amended, and any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, as now or at any time hereafter in effect.

      Operating Lease shall mean any lease of Property, whether real and/or personal, by a Person as lessee which is not a Capitalized Lease.

      Operating Lease Expenses shall mean with respect to any Person, for the period in question, the aggregate amount of rental and other expenses incurred by such Person in respect of Operating Leases during such period, all determined in accordance with GAAP.

     Other Taxes shall have the meaning ascribed thereto in Section 2.21.

      PBGC shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      Pension  Plan  shall mean a "pension plan," as such  term  is  defined  in
Section 3(2) of ERISA, which is established or maintained by the Company, any Subsidiary or any ERISA Affiliate, other than a Multi-Employer Plan.

     Permitted Liens shall mean any of the following:

          (a)  Liens in favor of Lender;

           (b) Liens on Property of a Subsidiary to secure obligations of such Subsidiary to the Company;

           (c) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by
     Section 5.01(d) and/or 5.01(e);

           (d) Liens (other than any Liens imposed by ERISA) incidental to the conduct of business or the ownership of Properties (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money or the purchase or other acquisition of Property; provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been set aside;

           (e) survey exceptions, easements, reservations, rights of others for rights-of-way, utilities and other similar purposes and/or zoning or other restrictions as to the use of real properties, which are necessary or desirable for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not in any event materially impair the use of such real properties in the operation of the business of the Company and its Subsidiaries;

           (f)   Liens existing as of the date of this Agreement and  listed  on
     Schedule 4.12 attached hereto (without giving effect to any changes to Schedule 4.12 made after the date of this Agreement);

           (g) purchase money Liens granted to a Person financing a Capital Expenditure so long as (i) the Lien granted is limited to the specific fixed assets acquired and the proceeds thereof, (ii) the aggregate principal amount of Debt secured by the Lien is not more than the acquisition cost of the specific fixed assets on which the Lien is granted and (iii) the transaction does not violate any other provision of this Agreement; and

          (h)  Capitalized Leases.

      Person shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity or government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

      Prime Loan shall mean any Loan or any portion of any Loan bearing interest based on the Adjusted Prime Rate.

      Prime Rate shall mean the interest rate announced from time to time by Lender as its "prime rate" (which rate shall fluctuate as and when said prime rate shall change). The Company acknowledges that such "prime rate" is a reference rate and does not necessarily represent the lowest or best rate offered by Lender to its customers.

      Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. Properties shall mean the plural of Property. For purposes of this Agreement, the Company and each Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

      RCRA shall mean the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. 6901 et seq., and any future amendments.

      Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System, as from time to time amended.

     Regulatory Change shall have the meaning ascribed thereto in Section 2.16.

      Release shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks and/or other receptacles containing (or containing traces of) any Hazardous Substance.

     Reportable Event shall have the meaning given to such term in ERISA.

      Restricted Investment shall mean any Investment, or any expenditure or any incurrence of any liability to make any expenditure for an Investment, other than:

          (a)  loans and/or advances by the Company to any Guarantor Subsidiary;

           (b) loans and/or advances by any Subsidiary to the Company which are subordinated in writing to the payment of the Company's Obligations in form and substance satisfactory to Lender;

           (c) direct obligations of the United States of America or any instrumentality or agency thereof, the payment of which is unconditionally guaranteed by the United States of America or any instrumentality or agency thereof (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

           (d) Investments in readily marketable commercial paper which, at the time of acquisition thereof by the Company or any Subsidiary, is rated A-1 or better by S&P and P-1 or better by Moody's and which matures within 270 days from the date of acquisition thereof, provided that the issuer of such commercial paper shall, at the time of acquisition of such commercial paper, have a senior long-term debt rating of at least A by S&P and Moody's;

            (e) negotiable certificates of deposit or negotiable bankers acceptances issued by Lender or any other bank or trust company organized under the laws of the United States of America or any state thereof, which bank or trust company (other than Lender to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and has a Thomson BankWatch Global Issuer Rating of "B" or better (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

           (f) repurchase agreements, which shall be collateralized for at least 102% of face value, issued by Lender or any other bank or trust company organized under the laws of the United States or any state thereof, which bank or trust company (other than Lender to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and has a Thomson BankWatch Global Issuer Rating of "B" or better (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

           (g) Investments existing as of the date of this Agreement and listed on Schedule 4.18 attached hereto (without giving effect to any changes to Schedule 4.18 made after the date of this Agreement), and any future retained earnings in respect thereof; and

           (h) in addition to any such loans and advances existing as of the date of this Agreement and listed on Schedule 4.18 attached hereto (without giving effect to any changes to Schedule 4.18 made after the date of this Agreement), loans or advances in the usual and ordinary course of business to officers and/or employees of the Company or a Subsidiary for business expenses in the aggregate principal amount of up to $200,000.00 at any one time outstanding.

      Revolving Credit LIBOR Loan shall mean any Revolving Credit Loan bearing interest based on the LIBOR Rate.

      Revolving Credit Loan and Revolving Credit Loans shall have the respective meanings ascribed thereto in Section 2.01(a).

      Revolving Credit Note shall have the meaning ascribed thereto in Section 2.05(a).

      Revolving Credit Period shall mean the period commencing on the date of this Agreement and ending September 30, 2004; provided, however, that the Revolving Credit Period shall end on the date the Lender's Revolving Credit Commitment is terminated pursuant to Section 6 or otherwise.

      Revolving Credit Prime Loan shall mean any Revolving Credit Loan bearing interest based on the Adjusted Prime Rate.

     S&P shall mean Standard and Poor's Ratings Group.

     Stock Pledge Agreement shall mean that certain Stock Pledge Agreement dated as of the date hereof and executed by the Company in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated.

      Subordinated Indebtedness shall mean, as of the date of any determination thereof, the aggregate principal amount of all Indebtedness of the Company outstanding as of such date which is subordinated in writing (either by its terms or pursuant to a subordination agreement) to the payment and priority of all of the Company's Obligations in form and substance satisfactory to Lender, including, without limitation, the Existing Subordinated Notes.

      Subsidiary shall mean any corporation or other entity of which more than Fifty Percent (50%) of the issued and outstanding capital stock or other equity interests entitled to vote for the election of directors, managers or other persons performing similar functions (other than by reason of default in the payment of dividends or other distributions) is at the time owned directly or indirectly by the Company or any Subsidiary.

      Subsidiary Guaranty shall mean that certain Guaranty dated as of the date hereof and executed by the Guarantor Subsidiaries in favor of Lender with respect to the indebtedness of the Company to Lender, as the same may from time to time be amended, modified, extended, renewed or restated.

      Swap Documents shall mean that certain ISDA Master Agreement dated as of the date hereof by and between LaBarge Properties and Lender, together with any and all schedules, confirmations and other agreements, documents and instruments from time to time executed by the parties in connection therewith, each as the same may from time to time be amended, modified, extended, renewed or restated.

     Taxes shall have the meaning ascribed thereto in Section 2.21.

      Term LIBOR Loan shall mean any portion of any Term Loan bearing interest based on the LIBOR Rate.

     Term Loan shall have the meaning ascribed thereto in Section 2.02.

     Term Loan Advance Notice shall have the meaning ascribed thereto in Section 2.02.

     Term Loan Advance Period shall have the meaning ascribed thereto in Section 2.02.

     Term Loan Note shall have the meaning ascribed thereto in Section 2.05(b).

      Term Prime Loan shall mean any portion of any Term Loan bearing interest based on the Adjusted Prime Rate.

      Total Revolving Credit Outstandings shall mean, as of any date, the sum of
(a) the aggregate principal amount of all Revolving Credit Loans outstanding as of such date, plus (b) the aggregate undrawn face amount of all Letters of Credit outstanding as of such date plus all unreimbursed drawings with respect thereto.

      Transaction Documents shall mean this Agreement, the Notes, the Letter of Credit Applications, the Company Guaranty, the Subsidiary Guaranty, the Company Security Agreement, the Company Patent, Trademark and License Security Agreement, the Stock Pledge Agreement, the Deed of Trust, the LaBarge - OCS Security Agreement, the LaBarge - OCS Patent, Trademark and License Security Agreement, the LaBarge/STC Security Agreement, the LaBarge/STC Patent, Trademark and License Security Agreement, the LaBarge Wireless Security Agreement, the LaBarge Wireless Patent Trademark and License Security Agreement, the Swap Documents and any and all other agreements, documents and instruments heretofore, now or hereafter delivered to Lender with respect to or in connection with or pursuant to this Agreement, any Loans made hereunder, any Letters of Credit issued hereunder, any of the Company's Obligations, any Guarantee of any of the Company's Obligations, any of the LaBarge Properties' Obligations and/or any Guarantee of any of the LaBarge Properties Obligations, and executed by or on behalf of the Company, LaBarge Properties and/or any other Obligor, including, without limitation, any agreement, document or instrument heretofore, now or hereafter executed by the Company and/or LaBarge Properties with or in favor of Lender providing for any interest rate swap, interest rate cap or other interest rate hedge, all as the same may from time to time be amended, modified, extended, renewed or restated.

      Unused Availability shall mean, as of any date, the sum of (a) the lesser of (i) the amount of Lender's Revolving Credit Commitment as of such date or
(ii) the Borrowing Base as of such date minus (b) the Total Revolving Credit Outstandings as of such date.

      Voting Stock shall mean, with respect to any corporation or other entity, any shares of stock or other equity interests of such corporation or other entity whose holders are entitled under ordinary circumstances to vote for the election of directors (or Persons performing similar functions) of such corporation or other entity (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     Welfare Plan shall mean a "welfare plan" as such term is defined in Section 3(1) of ERISA, which is established or maintained by the Company, any Subsidiary or any ERISA Affiliate, other than a Multi-Employer Plan.

     1.02 Continuance of an Event of Default. For purposes of this Agreement and the other Transaction Documents, an Event of Default shall deemed to be continuing until it is waived in writing by Lender as required by Section 7.10 of this Agreement.

      1.03 Accounting Terms and Determinations. Except as otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes approved by the Company's independent certified public accountants and by Lender) with the most recent audited financial statements of the Company delivered to Lender.

SECTION 2.  LOANS AND LETTERS OF CREDIT.

     2.01 Revolving Credit Commitment.

     (a) Subject to the terms and conditions set forth in this Agreement and so long as no Default or Event of Default has occurred and is continuing, during the Revolving Credit Period, Lender agrees to make such loans to the Company (individually, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") as the Company may from time to time request pursuant to Section 2.04. Each Revolving Credit Loan under this Section 2.01(a) which is a Revolving Credit Prime Loan shall be for an aggregate principal amount of at least $100,000.00 or any larger multiple of $25,000.00. Each Revolving Credit Loan under this Section 2.01(a) which is a Revolving Credit LIBOR Loan shall be for an aggregate principal amount of at least $500,000.00 or any larger multiple of $100,000.00. The aggregate principal amount of Revolving Credit Loans which Lender shall be required to have outstanding under this Agreement as of any date shall not exceed the sum of (i) the lesser of (A) the amount of Lender's Revolving Credit Commitment as of such date or (B) the Borrowing Base as of such date minus (ii) the aggregate undrawn face amount of all Letters of Credit outstanding as of such date plus all unreimbursed drawings with respect thereto. In no event shall the Total Revolving Credit Outstandings as of any date exceed the lesser of (i) the amount of Lender's Revolving Credit Commitment as of such date or (ii) the Borrowing Base as of such date. Within the foregoing limits, the Company may borrow under this Section 2.01(a), prepay under Section 2.11 and reborrow at any time during the Revolving Credit Period under this Section 2.01(a). All Revolving Credit Loans not paid prior to the last day of the
Revolving Credit Period, together with all accrued and unpaid interest thereon and all fees and other amounts owing by the Company to Lender with respect thereto, shall be due and payable on the last day of the Revolving Credit Period.

      (b) The Company shall deliver to Lender on the date of execution of this Agreement (with respect to the fiscal month of Borrower ended on February 24, 2002) and by the fifteenth (15th) day of each calendar month hereafter commencing April 15, 2002 (or at such other intervals as Lender shall require from time to time), a borrowing base certificate in the form of Exhibit A attached hereto and incorporated herein by reference (or in such other form as Lender shall require from time to time) (each, a "Borrowing Base Certificate") (together with such supporting information as Lender may reasonably request in connection therewith) setting forth:

           (i) the Borrowing Base and its components as of the end of the immediately preceding calendar month;

           (ii) the aggregate principal amount of all Revolving Credit Loans outstanding as of the end of the immediately preceding calendar month;

           (iii) the aggregate undrawn face amount of all Letters of Credit outstanding as of the end of the immediately preceding calendar month plus all unreimbursed drawings with respect thereto; and

           (iv)  the difference, if any, between the Borrowing Base and the  sum
     of   the  Total  Revolving  Credit  Outstandings  as  of  the  end  of  the
     immediately preceding calendar month.

The Borrowing Base shown in such Borrowing Base Certificate (subject to adjustment for collections of Accounts received by Lender since the date of such Borrowing Base Certificate) shall be and remain the Borrowing Base hereunder until the next Borrowing Base Certificate is delivered to Lender, at which time the Borrowing Base shall be the amount shown in such subsequent Borrowing Base Certificate. Each Borrowing Base Certificate shall be certified as to truth and accuracy by the President or the chief financial officer of the Company.

      (c) If the Total Revolving Credit Outstandings on any date are greater than the Borrowing Base on such date, the Company shall be automatically required (without demand or notice of any kind by Lender, all of which are hereby expressly waived by the Company) to immediately repay the Revolving Credit Loans and/or surrender for cancellation the outstanding Letters of Credit, in either case in an amount sufficient to reduce the amount of the Total Revolving Credit Outstandings to an amount equal to or less than the amount of the Borrowing Base.

      (d) If the amount of Lender's Revolving Credit Commitment on any date is less than the Total Revolving Credit Outstandings on such date, whether as a result of the Company's election to decrease the amount of Lender's Revolving Credit Commitment pursuant to Section 2.01(e) or otherwise, the Company shall be automatically required (without demand or notice of any kind by Lender, all of which are hereby expressly waived by the Company) to immediately repay the Revolving Credit Loans and/or surrender for cancellation the outstanding Letters of Credit, in either case in an amount sufficient to reduce the amount of the Total Revolving Credit Outstandings to an amount equal to or less than the amount of Lender's Revolving Credit Commitment.

      (e) The Company may, upon five (5) Business Days' prior written notice to Lender, terminate entirely at any time, or reduce from time to time by an aggregate amount of $1,000,000.00 or any larger multiple of $500,000.00 the unused portions of Lender's Revolving Credit Commitment; provided, however, that
(i) at no time shall the amount of Lender's Revolving Credit Commitment be reduced to a figure less than the Total Revolving Credit Outstandings, (ii) at no time shall the amount of Lender's Revolving Credit Commitment be reduced to a figure greater than zero but less than $1,000,000.00 and (iii) any such termination or reduction shall be permanent and the Company shall have no right to thereafter reinstate or increase, as the case may be, Lender's Revolving Credit Commitment. If (i) the Revolving Credit Commitments have been terminated in full, (ii) no Letters of Credit shall remain outstanding, (iii) all of the Company's Obligations have been indefeasibly paid in full in cash and (iv) all of the LaBarge Properties' Obligations have been indefeasibly paid in full in cash, then this Agreement shall terminate.

      2.02 Term Loan Commitment. Subject to the terms and conditions set forth in this Agreement and so long as no Default or Event of Default has occurred and is continuing, Lender agrees, on the terms and conditions set forth in this Agreement, to make a term loan to LaBarge Properties in the aggregate principal amount of up to $6,400,000.00 (the "Term Loan"). The Term Loan may be funded in multiple advances from time to time during the period commencing on the date of this Agreement and ending October 31, 2002 (the "Term Loan Advance Period"); provided, however, that the maximum aggregate principal amount of all advances on the Term Loan shall not exceed $6,400,000.00. No advances may be made on the Term Loan after the last day of the Term Loan Advance Period. No principal repaid during the term of the Term Loan may be reborrowed. The Term Loan shall mature on October 31, 2009 (on which date all unpaid principal and all accrued and unpaid interest shall become due and payable). Principal on the Term Loan Note shall be due and payable in eighty-four (84) consecutive monthly installments as follows: eighty-three (83) consecutive monthly installments each in an amount equal to one three-hundredth (1/300th) of the outstanding principal balance of the Term Loan on October 31, 2002, due and payable on the first (1st) day of each month commencing December 1, 2002, with the eighty-fourth (84) and final installment in the amount of the then outstanding and unpaid principal balance of the Term Loan due and payable on October 31, 2009. All principal payments and prepayments on the Term Loan shall, unless otherwise directed by LaBarge Properties in writing at or prior to the time of such payment or prepayment, be applied first to that portion of the Term Loan, if any, accruing interest based on the Adjusted Prime Rate and then to those portions of the Term Loan, if any, accruing interest based on the LIBOR Rate (and among those portions of the Term Loan, if any, accruing interest based on the LIBOR Rate, being applied to the Interest Periods in the order of their respective expiration dates (i.e. earliest expiration date first)).

      Subject to the terms and conditions set forth in this Agreement, Lender will make advances on the Term Loan at any time and from time to time during the Term Loan Advance Period, upon timely prior written notice ("Term Loan Advance Notice") from LaBarge Properties to Lender specifying (a) the desired amount of the advance and (b) the date on which the proceeds of such advance are to be made available to LaBarge Properties, which must be a Business Day. Such Term
Loan Advance Notice shall be in the form of the notice attached hereto as Exhibit H and shall be accompanied by supporting documentation acceptable to Lender evidencing LaBarge Properties' intended use of such funds for the purposes set forth in Section 5.03 of this Agreement. Each Term Loan Advance Notice must be received by Lender at least three (3) Business Days before the date on which the applicable advance is to be made. Subject to the terms and conditions of this Agreement, provided that Lender has received the Term Loan Advance Notice, Lender shall (unless Lender determines that any applicable condition specified in Section 3 has not been satisfied) make the applicable advance to LaBarge Properties by crediting the amount of such advance to a demand deposit account of LaBarge Properties at Lender specified by LaBarge Properties (or such other account mutually agreed upon in writing between Lender and LaBarge Properties) not later than 4:00 p.m. (St. Louis time) on the Business Day specified in said Term Loan Advance Notice.

      LaBarge  Properties  hereby  irrevocably  authorizes  Lender  to  rely  on telephonic, telegraphic, telecopy, telex or written instructions of any individual identifying himself or herself as one of the individuals listed on
Schedule 2.04 attached hereto (or any other individual from time to time authorized to act on behalf of LaBarge Properties pursuant to a resolution adopted by the Board of Directors of LaBarge Properties and certified by the Secretary of LaBarge Properties and delivered to Lender) with respect to any request to make an advance on the Term Loan or a repayment under this Agreement, and on any signature which Lender believes to be genuine, and LaBarge Properties shall be bound thereby in the same manner as if such individual were actually authorized or such signature were genuine. LaBarge Properties also hereby agrees to defend and indemnify Lender and hold Lender harmless from and against any and all claims, demands, damages, liabilities, losses and reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) relating to or arising out of or in connection with the acceptance of instructions for making advances on the Term Loan or repayments under this Agreement.

     2.03 Letter of Credit Commitment.

     (a) Subject to the terms and conditions of this Agreement and so long as no Default or Event of Default has occurred and is continuing, during the Revolving Credit Period, Lender hereby agrees to issue irrevocable commercial and/or standby letters of credit for the account of the Company (individually, a "Letter of Credit" and collectively, the "Letters of Credit") in an amount and for the term specifically requested by the Company by notice in writing to Lender in the form of Exhibit D attached hereto and incorporated herein by reference (a "Letter of Credit Request") at least three (3) Business Days prior to the requested issuance thereof; provided, however, that:

           (i) the Company shall have executed and delivered to Lender a Letter of Credit Application with respect to such Letter of Credit;

          (ii) the term of any such Letter of Credit shall not extend beyond the earlier of (A) the date one (1) year after the date of issuance thereof or
     (B) the last day of the Revolving Credit Period;

           (iii) any Letter of Credit may only be utilized to guaranty the payment of obligations of the Company or a Subsidiary to third parties;

           (iv) the Total Revolving Credit Outstandings shall not as of any date exceed the lesser of (A) the amount of the Lender's Revolving Credit Commitment as of such date or (B) the Borrowing Base as of such date;

           (v) the sum of the aggregate undrawn face amount of all outstanding Letters of Credit plus all unreimbursed drawings with respect thereto shall not as of any date exceed the lesser of (A) the lesser of (1) the amount of Lender's Revolving Credit Commitment as of such date or (2) the Borrowing Base as of such date or (B) $7,000,000.00; and

           (vi) the text of any such Letter of Credit is provided to Lender no less than three (3) Business Days prior to the requested issuance date, which text must be acceptable to Lender in its sole and absolute discretion.

      (b) The payment of drafts under each Letter of Credit shall be made in accordance with the terms thereof and, in that connection, Lender shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and the related Letter of Credit Application and believed in good faith by Lender to be genuine. Lender shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing document that may be presented to it other than the duties contemplated by the applicable Letter of Credit Application.

      (c) In the event of any payment by Lender of a draft presented under a Letter of Credit, the Company agrees to pay to Lender in immediately available funds at the time of such drawing an amount equal to the sum of such drawing plus Lender's customary negotiation, processing and other fees related thereto. The Company hereby authorizes Lender to charge or cause to be charged one or more of the Company's bank accounts at Lender to the extent there are balances of immediately available funds therein, in an aggregate amount equal to the sum of such drawing plus Lender's customary negotiation, processing and other fees related thereto, and the Company agrees to pay the amount of any such drawing
(and/or Lender's customary negotiation, processing and other fees related thereto) not so charged prior to the close of business of Lender on the day of such drawing. In the event any payment under a Letter of Credit is made by Lender prior to receipt of payment from the Company, such payment by Lender shall constitute a request by the Company for a Revolving Credit Prime Loan under Section 2.01(a) above (and Lender shall have the right to make such Revolving Credit Prime Loan to the Company regardless of whether any Default or Event of Default under this Agreement has occurred and is continuing and regardless of whether such Revolving Credit Prime Loan would otherwise be permitted under the requirements of Sections 2.01 of this Agreement) and the proceeds of such Revolving Credit Prime Loan shall be paid directly to Lender and applied by Lender to the payment of any amounts owed by the Company to Lender under this Section 2.03.

     (d)  The Company hereby further agrees to pay to the order of Lender:

           (i) with respect to each Letter of Credit which is a standby Letter of Credit, a nonrefundable issuance fee in the amount of $125.00 and with respect to each Letter of Credit which is a commercial Letter of Credit, a nonrefundable issuance fee in the amount of $50.00 (the "Letter of Credit Issuance Fees"), which Letter of Credit Issuance Fees shall be due and payable on the date of issuance of each such Letter of Credit;

           (ii) with respect to each Letter of Credit which is a standby Letter of Credit, a nonrefundable commitment fee at a rate per annum equal to (A) so long as no Event of Default has occurred and is continuing, the Applicable Letter of Credit Commitment Fee Rate (calculated on an actual day, 365/366-day year basis) and (B) so long as any Event of Default has occurred and is continuing, Three Percent (3%) over and above the Applicable Letter of Credit Commitment Fee Rate (calculated on an actual day, 365/366-day year basis), on the undrawn face amount of each such Letter of Credit ("Letter of Credit Commitment Fees"), which Letter of Credit Commitment Fees shall be due and payable quarterly in arrears on the first (1st) day of each January, April, July and October during the Revolving Credit Period and on the last day of the Revolving Credit Period; and

           (iii) with respect to each Letter of Credit which is a commercial Letter of Credit, a nonrefundable negotiation fee in an amount equal to (A) so long as no Event of Default has occurred and is continuing, Three-Eighths of One Percent (3/8%) and (B) so long as any Event of Default has occurred and is continuing, Three and Three-Eighths Percent (3-3/8%), of the amount of each draw on each such Letter of Credit, with a minimum fee of $85.00 per draw ("Letter of Credit Negotiation Fee"), which Letter of Credit Negotiation Fee shall be due and payable on the date of each draw of each such Letter of Credit; and

           (iv) with respect to each Letter of Credit, such other fees (other than additional issuance fees, additional commitment fees and/or additional negotiation fees) as may be charged by Lender from time to time in accordance with Lender's published schedule of fees in effect from time to time, which fees shall be due and payable on demand by Lender.

      (e)   Notwithstanding  any provision contained in this  Agreement  to  the contrary, if any Letters of Credit remain outstanding on the last day of the Revolving Credit Period, the Company shall, on or before 12:00 noon (St. Louis time) on the last day of the Revolving Credit Period, (a) surrender the originals of the applicable Letter(s) or Credit to Lender for cancellation or
(b) provide Lender with cash collateral (or other collateral acceptable to Lender in its sole and absolute discretion) in an amount at least equal to the aggregate undrawn face amount of all outstanding Letter(s) of Credit plus all unreimbursed drawings with respect thereto and execute and deliver to Lender such agreements as Lender may require to grant Lender a first priority perfected security interest in such cash or other collateral. Any such cash collateral received by Lender pursuant to this Section 2.03(e) shall be held by Lender in a separate account at U.S. Bank National Association appropriately designated as cash collateral accounts in relation to this Agreement and the Letters of Credit and retained by Lender as collateral security for the payment of the Company's Obligations. Cash amounts delivered to Lender pursuant to the foregoing requirements of this Section 2.03(e) shall be invested, at the request and for the account of the Company in investments of a type and nature and with a term acceptable to Lender. Such amounts, including in the case of cash amounts invested in the manner set forth above, shall not be used by Lender to pay any amounts drawn or paid under or pursuant to any Letter of Credit, but may be applied to reimburse Lender for drawings or payments under or pursuant to such Letters of Credit which Lender has paid, or if no such reimbursement is required to the payment of such of the other the Company's Obligations as Lender shall determine. Any amounts remaining in any cash collateral account established pursuant to this Section 2.03(e) after the payment in full of all of the Company's Obligations and the expiration or cancellation of all of the Letters of Credit shall be returned to the Company (after deduction of Lender's reasonable expenses, if any).

     2.04 Method of Borrowing Revolving Credit Loans.

     (a) The Company shall give Lender oral or written notice (a "Notice of Borrowing") by 2:00 p.m. (St. Louis time) on the Business Day of each Revolving Credit Prime Loan to be made to the Company, and by 2:00 p.m. (St. Louis time) at least three (3) Eurodollar Business Days before each Revolving Credit LIBOR Loan to be made to the Company, specifying:

           (i) the date of such Revolving Credit Loan, which shall be a Business Day during the Revolving Credit Period in the case of a Revolving Credit Prime Loan and a Eurodollar Business Day during the Revolving Credit Period in the case of a Revolving Credit LIBOR Loan,

          (ii) the aggregate principal amount of such Revolving Credit Loan,

           (iii) whether such Revolving Credit Loan is to be a Revolving Credit Prime Loan or a Revolving Credit LIBOR Loan, and

           (iv) in the case of a Revolving Credit LIBOR Loan, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     (b)  A Notice of Borrowing shall not be revocable by the Company.

      (c) Subject to the terms and conditions of this Agreement, provided that Lender has received the Notice of Borrowing, Lender shall (unless Lender determines that any applicable condition specified in Section 3 has not been satisfied) make the applicable Revolving Credit Loan to the Company by crediting the amount of such Revolving Credit Loan to a demand deposit account of the Company at Lender specified by the Company (or such other account mutually agreed upon in writing between Lender and the Company) not later than 4:00 p.m. (St. Louis time) on the Business Day specified in said Notice of Borrowing.

      (d) If Lender makes a new Revolving Credit Loan under this Agreement on a day on which the Company is required to or has elected to repay all or any part of an outstanding Revolving Credit Loan, Lender shall apply the proceeds of its new Revolving Credit Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by Lender to the Company as provided in Section 2.04(c), or remitted by the Company to Lender as provided in Section 2.12, as the case may be.

       (e)   The  Company  hereby  irrevocably  authorizes  Lender  to  rely  on telephonic, telegraphic, telecopy, telex or written instructions of any individual identifying himself or herself as one of the individuals listed on
Schedule 2.04 attached hereto (or any other individual from time to time authorized to act on behalf of the Company pursuant to a resolution adopted by the Board of Directors of the Company and certified by the Secretary of the Company and delivered to Lender) with respect to any request to make a Revolving Credit Loan or a repayment under this Agreement, and on any signature which Lender believes to be genuine, and the Company shall be bound thereby in the same manner as if such individual were actually authorized or such signature were genuine. the Company also hereby agrees to defend and indemnify Lender and hold Lender harmless from and against any and all claims, demands, damages, liabilities, losses and reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) relating to or arising out of or in connection with the acceptance of instructions for making Revolving Credit Loans or repayments under this Agreement.

     2.05 Notes.

     (a) The Revolving Credit Loans of Lender to the Company shall be evidenced by a Revolving Credit Note of the Company payable to the order of Lender in a principal amount equal to the maximum amount of Lender's Revolving Credit Commitment, which Revolving Credit Note shall be in substantially the form of Exhibit B attached hereto and incorporated herein by reference (with appropriate insertions) (as the same may from time to time be amended, modified, extended, renewed or restated, the "Revolving Credit Note").

      (b) The Term Loan of Lender to LaBarge Properties shall be evidenced by a Term Loan Promissory Note of LaBarge Properties payable to the order of Lender in the principal amount of up to $6,400,000.00, which Term Loan Promissory Note shall be in substantially the form of Exhibit C attached hereto and incorporated herein by reference (with appropriate insertions) (as the same may from time to time be amended, modified, extended, renewed or restated, the "Term Loan Note").

      (c) Lender shall record in its books and records the date, amount, type and Interest Period (if any) of each Loan made by it to the Company and/or LaBarge Properties and the date and amount of each payment of principal and/or interest made by the Company and/or LaBarge Properties with respect thereto; provided, however, that the obligation of the Company and LaBarge Properties to repay each Loan made to it by Lender under this Agreement shall be absolute and unconditional, notwithstanding any failure of Lender to make any such recordation or any mistake by Lender in connection with any such recordation. The books and records of Lender showing the account between Lender and each of the Company and LaBarge Properties shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

     2.06 Duration of Interest Periods and Selection of Interest Rates.

     (a) The duration of the initial Interest Period for each Revolving Credit LIBOR Loan shall be as specified in the applicable Notice of Borrowing. The Company shall elect the duration of each subsequent Interest Period applicable to such Revolving Credit LIBOR Loan and the interest rate to be applicable during such subsequent Interest Period (and the Company shall have the option
(i) in the case of any Revolving Credit Prime Loan, to elect that such Revolving Credit Loan become a Revolving Credit LIBOR Loan and the Interest Period to be applicable thereto, and (ii) in the case of any Revolving Credit LIBOR Loan, to elect that such Revolving Credit Loan become a Revolving Credit Prime Loan), by giving notice of such election to Lender by 2:00 p.m. (St. Louis time) on the Business Day of, in the case of the election of the Prime Rate, and by 2:00 p.m. (St. Louis time) at least three (3) Eurodollar Business Days before, in the case of the election of the LIBOR Rate, the end of the immediately preceding Interest Period applicable thereto, if any; provided, however, that notwithstanding the foregoing, in addition to and without limiting the rights and remedies of Lender under Section 6 of this Agreement, so long as any Default or Event of Default under this Agreement has occurred and is continuing, the Company shall not be permitted to renew any Revolving Credit LIBOR Loan as a Revolving Credit LIBOR Loan or to convert any Revolving Credit Prime Loan into a Revolving Credit LIBOR Loan. If Lender does not receive a notice of election for a Revolving Credit Loan pursuant to this Section 2.06(a) within the applicable time limits specified herein, the Company shall be deemed to have elected to pay such Revolving Credit Loan in whole pursuant to Section 2.11 on the last day of the current Interest Period with respect thereto and to reborrow the principal amount of such Revolving Credit Loan on such date as a Revolving Credit Prime Loan.

      (b) The Term Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Adjusted Prime Rate. So long as no Default or Event of Default under this Agreement has occurred and is continuing, LaBarge Properties may from time to time fix the interest rate on all or any portion of the Term Loan in an amount not less than $500,000.00 or any larger multiple of $100,000.00 at the LIBOR Rate for the Interest Period selected by LaBarge Properties (subject to the definition of Interest Period). If LaBarge Properties elects to have any portion of the Term Loan bear interest at the LIBOR Rate, LaBarge Properties shall give oral or written notice (an "Interest Rate Selection Notice") to Lender by 2:00 p.m. (St. Louis time) at least three
(3) Eurodollar Business Days before any date (which must be a Eurodollar Business Day) upon which LaBarge Properties desires to fix the interest rate on any portion of the Term Loan, which Interest Rate Selection Notice shall specify the portion of the Term Loan which is to bear interest at the LIBOR Rate and the initial Interest Period applicable thereto. LaBarge Properties may not revoke or rescind any Interest Rate Selection Notice. Unless LaBarge Properties shall have otherwise notified Lender in accordance with this Section 2.06(b), upon the expiration of any Interest Period, the applicable Term LIBOR Loan shall automatically convert to a Term Prime Loan upon the expiration of such Interest Period.

      (c) The Company and LaBarge Properties, on a combined basis, may not have outstanding and Lender shall not be obligated to make more than six (6) LIBOR Loans at any one time.

     2.07 Interest Rates.

     (a) So long as no Event of Default has occurred and is continuing, each Revolving Credit Prime Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Revolving Credit Prime Loan is made until it becomes due, at a rate per annum equal to the Adjusted Prime Rate. So long as any Event of Default has occurred and is continuing, each Revolving Credit Prime Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Revolving Credit Prime Loan is made until it becomes due, at a rate per annum equal to Three Percent (3%) over and above the Adjusted Prime Rate. Such interest shall be payable monthly in arrears on the first (1st) day of each month commencing on the first such date after such Revolving Credit Prime Loan is made, and at the maturity of the Revolving Credit Note (whether by reason of acceleration or otherwise). From and after the maturity of the Revolving Credit Note, whether by reason of acceleration or otherwise, each Revolving Credit Prime Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to Three Percent (3%) over and above the Adjusted Prime Rate.

      (b) So long as no Event of Default has occurred and is continuing, each Revolving Credit LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the applicable LIBOR Rate. So long as any Event of Default has occurred and is continuing, each Revolving Credit LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to Three Percent (3%) over and above the applicable LIBOR Rate. Interest shall be payable for each Interest Period on the last day thereof, unless the duration of such Interest Period exceeds three
(3) months, in which case such interest shall be payable at the end of the first three (3) months of such Interest Period and on the last day of such Interest Period, and at the maturity of the Revolving Credit Note (whether by reason of acceleration or otherwise). From and after the maturity of the Revolving Credit Note, whether by reason of acceleration or otherwise, each Revolving Credit LIBOR Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to Three Percent (3%) over and above the higher of (i) the LIBOR Rate for the immediately preceding Interest Period applicable to such Revolving Credit LIBOR Loan or (ii) the Adjusted Prime Rate.

      (c) So long as no Event of Default has occurred and is continuing, each Term Prime Loan shall bear interest on the outstanding principal amount thereof for each day until paid at a rate per annum equal to the Adjusted Prime Rate. So long as any Event of Default has occurred and is continuing, each Term Prime Loan shall bear interest on the outstanding principal amount thereof for each day until paid at a rate per annum equal to Three Percent (3%) over and above the Adjusted Prime Rate. Such interest shall be payable monthly in arrears on the first (1st) day of each month commencing April 1, 2002, and at the maturity of the Term Loan Note (whether by reason of acceleration or otherwise). From and after the maturity of the Term Loan Note, whether by reason of acceleration or otherwise, each Term Prime Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to Three Percent (3%) over and above the Adjusted Prime Rate.

      (d) So long as no Event of Default has occurred and is continuing, each Term LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the applicable LIBOR Rate. So long as any Event of Default has occurred and is continuing, each Term LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to Three Percent (3%) over and above the applicable LIBOR Rate. Interest shall be payable for each Interest Period on the last day thereof, unless the duration of such Interest Period exceeds three (3) months, in which case such interest shall be payable at the end of the first three (3) months of such Interest Period and on the last day of such Interest Period, and at the maturity of the Term Loan Note (whether by reason of acceleration or otherwise). From and after the maturity of the Term Loan Note, whether by reason of acceleration or otherwise, each Term LIBOR Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to Three Percent (3%) over and above the higher of (i) the LIBOR Rate for the immediately preceding Interest Period applicable to such Term LIBOR Loan or (ii) the Adjusted Prime Rate.

      (e) Lender shall determine each interest rate applicable to the Loans under this Agreement and its determination thereof shall be conclusive in the absence of demonstrable error.

      2.08 Computation of Interest. Interest on Prime Loans hereunder shall be computed on the basis of a year of 365/366 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on LIBOR Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof.

     2.09 Fees.

      (a) From and including the date of this Agreement to but excluding the last day of the Revolving Credit Period, the Company shall pay a nonrefundable commitment fee on the unused portion of Lender's Revolving Credit Commitment (determined by subtracting the Total Revolving Credit Outstandings from the amount of Lender's Revolving Credit Commitment) at the Applicable Commitment Fee Rate. Said commitment fee shall be (i) calculated on a daily basis, (ii) payable quarterly in arrears on the first (1st) day of each January, April, July and October during the Revolving Credit Period commencing April 1, 2002, and on the last day of the Revolving Credit Period and (iii) calculated on an actual day, 365/366-day year basis.

      (b) If the Company fails to make any payment of any principal of or interest on any Revolving Credit Loan within ten (10) days after the date the same shall become due and payable, whether by reason of maturity, acceleration or otherwise, in addition to all of the other rights and remedies of Lender under this Agreement and at law or in equity, the Company shall pay Lender on demand with respect to each such late payment a late fee in an amount equal to the greater of $100.00 or Five Percent (5%) of the amount of each such late payment.

     (c) If LaBarge Properties fails to make any payment of any principal of or interest on the Term Loan within ten (10) days after the date the same shall become due and payable, whether by reason of maturity, acceleration or otherwise, in addition to all of the other rights and remedies of Lender under this Agreement and at law or in equity, LaBarge Properties shall pay Lender on demand with respect to each such late payment a late fee in an amount equal to the greater of $100.00 or Five Percent (5%) of the amount of each such late payment.

     2.10 Method of Making Interest and Other Payments; Application of Payments. Lender may, at its option, deem interest, fees and other amounts payable by the Company under this Agreement and the other Transaction Documents (other than the principal balance of the Revolving Credit Loans) to be paid by causing a Revolving Credit Prime Loan to be made to the Company in such amount(s).

     2.11 Prepayments.

     (a) The Company may, upon notice to Lender specifying that it is paying the Revolving Credit Prime Loans, pay without penalty or premium the Revolving Credit Prime Loans in whole at any time or in part from time to time, by paying the principal amount to be paid.

      (b) The Company may, upon at least three (3) Eurodollar Business Day's notice to Lender specifying that it is paying the Revolving Credit LIBOR Loans, pay the Revolving Credit LIBOR Loans to which a given Interest Period applies, in whole, or in part in amounts aggregating $100,000.00 or any larger multiple of $100,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment and any funding losses and other amounts payable under Section 2.13; provided, however, that in no event may the Company make a partial payment of Revolving Credit LIBOR Loans which results in the total outstanding Revolving Credit LIBOR Loans with respect to which a given Interest Period applies being greater than $0.00 but less than $500,000.00.

      (c) LaBarge Properties may, upon at least three (3) Eurodollar Business Day's prior notice to Lender, prepay all at any time or any portion from time to time of the unpaid principal balance of the Term Loan prior to maturity provided that: (i) contemporaneously with each such prepayment LaBarge Properties shall pay all accrued and unpaid interest on the portion of the Term Loan being prepaid to and including the date of prepayment; (ii) partial prepayments shall be applied to the installments of principal of the Term Loan in the inverse order of their stated maturities; (iii) partial prepayments shall be in an aggregate amount of at least $100,000.00 or any larger multiple of $100,000.00;
(iv) in no event may LaBarge Properties make any prepayment on any Term LIBOR Loan which results in the remaining portion of the Term LIBOR Loan with respect to which a given Interest Period applies being greater than $0.00 but less than $500,000.00; and (v) if LaBarge Properties is making a prepayment on a Term LIBOR Loan, LaBarge Properties shall pay Lender the funding losses and other amounts, if any, required under Section 2.13.

      (d) A notice of prepayment from the Company and/or LaBarge Properties may not be revoked.

      2.12 General Provisions as to Payments. Each of the Company and LaBarge Properties shall make each payment of principal of, and interest on, the Loans and of fees and all other amounts payable by the Company and/or LaBarge Properties under this Agreement, not later than 2:00 p.m. (St. Louis time) on the date when due and payable, in Federal or other funds immediately available in St. Louis, Missouri, to Lender at its address referred to in Section 7.07. All payments received by Lender after 2:00 p.m. (St. Louis time) shall be deemed to have been received by Lender on the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

      2.13 Funding Losses. Notwithstanding any provision contained in this Agreement to the contrary, if (a) the Company or LaBarge Properties shall make any payment of principal with respect to any LIBOR Loan on any day other than the last day of the Interest Period applicable thereto, whether as a result of a scheduled payment, a voluntary prepayment, a mandatory prepayment, maturity, acceleration or otherwise, (b) any LIBOR Loan is converted to a Prime Loan pursuant to Section 2.14, Section 2.15 or Section 2.16 on any day other than the last day of the Interest Period applicable thereto or (c), the Company or LaBarge Properties fails to borrow or pay any LIBOR Loan after notice has been given to by the Company to Lender in accordance with Section 2.04, 2.06, 2.11 or otherwise, contemporaneously with each such payment, conversion or failure to borrow or pay, the Company or LaBarge Properties, as the case may be, shall reimburse Lender on demand for any resulting losses and expenses incurred by Lender, including, without limitation, any losses incurred in obtaining, liquidating or employing deposits from third parties and any loss of margin for the period after any such payment, conversion or failure to borrow, provided that Lender shall have delivered to the Company or LaBarge Properties, as the case may be, a certificate as to the amount of such losses and expenses, which certificate shall be conclusive in the absence of demonstrable error.

      2.14  Basis for Determining Interest Rate Inadequate or Unfair.   If  with
respect to any Interest Period:

           (a) deposits in dollars (in the applicable amounts) are not being offered to Lender in the relevant market for such Interest Period, or

           (b) Lender determines that the LIBOR Rate as determined pursuant to the definition thereof will not adequately and fairly reflect the cost to Lender of maintaining or funding the LIBOR Loans for such Interest Period,

Lender shall forthwith give notice thereof to the Company and LaBarge Properties which notice shall set forth in detail the basis for such notice, whereupon until Lender notifies the Company and LaBarge Properties that the circumstances giving rise to such suspension no longer exist, (i) the LIBOR Rate shall not be available to the Company or LaBarge Properties as an interest rate option on any Loans, (ii) all of the then outstanding Revolving Credit LIBOR Loans shall automatically convert to Revolving Credit Prime Loans on the last day of the then current Interest Period applicable to each such Revolving Credit LIBOR Loan and (iii) all of the then outstanding Term LIBOR Loans shall automatically convert to Term Prime Loans on the last day of the then current Interest Period applicable to each such Term LIBOR Loan. Interest accrued on each such LIBOR Loan prior to any such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under Section 2.13.

     2.15 Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency shall make it unlawful or impossible  for  Lender to make, maintain or fund LIBOR  Loans  to  the  Company and/or  LaBarge  Properties, Lender shall forthwith give notice thereof  to  the
Company and LaBarge Properties. Upon receipt of such notice, each of the Company and LaBarge Properties shall convert all of its then outstanding LIBOR Loans on either (a) the last day of the then current Interest Period applicable to such LIBOR Loan if Lender may lawfully continue to maintain and fund such LIBOR Loan to such day or (b) immediately if Lender may not lawfully continue to fund and maintain such LIBOR Loan to such day, to a Prime Loan of the same type (i.e., a Revolving Credit Prime Loan or a Term Prime Loan) in an equal principal amount. Interest accrued on each such LIBOR Loan prior to any such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under Section 2.13.

     2.16 Increased Cost.

     (a) If (i) Regulation D or (ii) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency (a "Regulatory Change"):

           (A) shall subject Lender to any tax, duty or other charge with respect to the LIBOR Loans, the Notes or its obligation to make LIBOR Loans, or shall change the basis of taxation of payments to Lender of the principal of or interest on the LIBOR Loans or any other amounts due under this Agreement in respect of the LIBOR Loans or its obligation to make LIBOR Loans (except for taxes on or changes in the rate of tax on the overall net income of Lender); or

           (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, capital or similar requirement against assets of, deposits with or for the account of, or credit extended or committed to be extended by, Lender or shall, with respect to Lender impose, modify or deem applicable any other condition affecting the LIBOR Loans, the Notes or Lender's obligation to make LIBOR Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose a cost on or increase the cost to) Lender of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by Lender under this Agreement or under any of the Notes with respect thereto, by an amount deemed by Lender to be material, and if Lender is not otherwise fully compensated for such increase in cost or reduction in amount received or receivable by virtue of the inclusion of the reference to "LIBOR Reserve Percentage" in the calculation of the LIBOR Rate, then upon notice by Lender to the Company and LaBarge Properties, which notice shall set forth Lender's supporting calculations and the details of the Regulatory Change, each of the Company and LaBarge Properties shall pay Lender, as additional interest, such additional amount or amounts as will compensate Lender for such increased cost or reduction. The determination by Lender under this Section of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount or amounts, Lender may use any reasonable averaging and attribution methods.

      (b) If Lender demands compensation under Section 2.16(a) above, the Company and/or LaBarge Properties may at any time, upon at least three (3) Eurodollar Business Day's prior notice to Lender, convert its then outstanding LIBOR Loans to Prime Loans of the same type (i.e., a Revolving Credit Prime Loan or a Term Prime Loan) in an equal principal amount. Interest accrued on each such LIBOR Loan prior to any such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under Section 2.13 and this Section 2.16.

      2.17 Prime Loans Substituted for Affected LIBOR Loans. If notice has been given by Lender pursuant to Sections 2.14 or 2.15 or by the Company and/or LaBarge Properties pursuant to Section 2.16 requiring LIBOR Loans to be repaid or converted to Prime Loans, then, unless and until Lender notifies the Company and LaBarge Properties that the circumstances giving rise to such repayment or conversion no longer apply, all Loans which would otherwise be made by Lender to the Company or LaBarge Properties as LIBOR Loans shall be made instead as Prime Loans. Lender shall promptly notify the Company and LaBarge Properties if and when the circumstances giving rise to such repayment or conversion no longer apply.

      2.18 Capital Adequacy. If, after the date of this Agreement, Lender shall have determined in good faith that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on Lender's capital in respect of its obligations under this Agreement to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy), then from time to time each of the Company and LaBarge Properties shall pay to Lender upon demand such additional amount or amounts as will compensate Lender for such reduction. All determinations made in good faith by Lender of the additional amount or amounts required to compensate Lender in respect of the foregoing shall be conclusive in the absence of demonstrable error. In determining such amount or amounts, Lender may use any reasonable averaging and attribution methods.

      2.19 Survival of Indemnities. All indemnities and all provisions relating to reimbursement to Lender of amounts sufficient to protect the yield to Lender with respect to the Loans, including, without limitation, Sections 2.13, 2.14, 2.15, 2.16 and 2.18 hereof, shall survive the payment of the Notes, the other Company's Obligations and the other LaBarge Properties' Obligations and the termination of this Agreement until the expiration of all applicable statute of limitation periods.

      2.20 Discretion of Lender as to Manner of Funding. Notwithstanding any provision contained in this Agreement to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of the LIBOR Loans in any manner it elects, it being understood, however, that for purposes of this Agreement all determinations hereunder (including, without limitation, the determination of Lender's funding losses and expenses under Section 2.13) shall be made as if Lender had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the maturity of the applicable Interest Period relating to the applicable LIBOR Loan and bearing an interest rate equal to the applicable LIBOR Base Rate.

     2.21 Taxes.

      (a) Any and all payments by each of the Company and LaBarge Properties to or for the account of Lender under or in respect of this Agreement, any Note and/or any other Transaction Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Company or LaBarge Properties shall be required by law to deduct any Taxes from or in respect of any sum payable by it to Lender under or in respect of this Agreement, any Note and/or any other Transaction Document, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.21(a)) Lender receives an amount equal to the sum it would have received had no such deduction of Taxes been made, (ii) the Company or LaBarge Properties, as the case may be, shall make such deductions, (iii) the Company or LaBarge Properties, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Company or LaBarge Properties, as the case may be, shall furnish to Lender, at its address referred to in Section 7.07, the original or a certified copy of a receipt evidencing payment thereof.

      (b) In addition, each of the Company and LaBarge Properties agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made by it under or in respect of this Agreement, any Note and/or any other Transaction Document or from the execution or delivery of, or otherwise with respect to, this Agreement, any Note and/or any other Transaction Document (hereinafter referred to as "Other Taxes").

      (c) Each of the Company and LaBarge Properties hereby agrees to indemnify Lender for the full amount of Taxes or Other Taxes, respectively (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.21), paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within fifteen (15) days from the date Lender makes demand therefor, accompanied by a certificate of Lender setting forth in reasonable detail its computation of the amount or amounts to be paid to it hereunder.

      (d) The provisions of this Section 2.21 shall survive any expiration or termination of this Agreement and the payment of the Notes, the other Company's Obligations and the other LaBarge Properties' Obligations until the expiration of all applicable statute of limitation periods.

SECTION 3.  PRECONDITIONS TO LOANS AND LETTERS OF CREDIT.

      3.01 Initial Loan or Letter of Credit. Notwithstanding any provision contained in this Agreement to the contrary, Lender shall have no obligation to make the initial Loan under this Agreement or to issue the initial Letter of Credit under this Agreement unless Lender shall have first received:

           (a) this Agreement, duly executed by the Company and LaBarge Properties;

          (b)  the Revolving Credit Note, duly executed by the Company;

          (c)  the Term Loan Note, duly executed by the Company;

           (d) the Company Security Agreement (which must be in form and substance satisfactory to Lender) and such Uniform Commercial Code financing statements and other documents as Lender may require in connection therewith, each duly executed by the Company;

           (e) the Company Patent, Trademark and License Security Agreement (which must be in form and substance satisfactory to Lender) and such Uniform Commercial Code financing statements and other documents as Lender may require in connection therewith, each duly executed by the Company;

           (f) the Stock Pledge Agreement (which must be in form and substance satisfactory to Lender) and such Uniform Commercial Code financing statements, original stock certificates, stock powers and other documents as Lender may require in connection therewith, each duly executed by the Company;

           (g)   the  Deed  of  Trust  (which must  be  in  form  and  substance satisfactory to Lender) and such Uniform Commercial Code financing statements and other documents as Lender may require in connection therewith, each duly executed by LaBarge Properties;;

           (e) a title commitment for an ALTA Loan Policy (Form 1970) for the real property covered by the Deed of Trust in an amount acceptable to Lender, with no exceptions unless previously approved by Lender and with such affirmative coverages as Lender shall require, including, without limitation, a zoning endorsement, a comprehensive endorsement (CLTA Form
     100), a future advance endorsement, a tie-in endorsement, a survey endorsement, an access endorsement and a last dollar endorsement;

           (f) copies of all recorded plats and title exceptions affecting the real property covered by the Deed of Trust;

           (g) a survey of the real property covered by the Deed of Trust satisfying title insurer and ALTA minimum standard detail requirements including improvements, utilities, easements, rights-of-way, restrictions and building lines, adjacent streets and flood plain certification;

           (h)   an appraisal of  the real property covered by the Deed of Trust
     showing   a  fair  market  value  for  such  real  property  of  at   least
     $7,600,000.00;

           (i) a Phase I environmental assessment of the real property covered by the Deed of Trust in form and substance satisfactory to Lender;

           (j) the Company Guaranty (which must be in form and substance satisfactory to Lender), duly executed by the Company;

           (k) the Subsidiary Guaranty (which must be in form and substance satisfactory to Lender), duly executed by the Guarantor Subsidiaries;

           (l) the LaBarge - OCS Security Agreement (which must be in form and substance satisfactory to Lender) and such Uniform Commercial Code financing statements and other documents as Lender may require in connection therewith, each duly executed by LaBarge - OCS, Inc.;

           (m) the LaBarge - OCS Patent, Trademark and License Security Agreement (which must be in form and substance satisfactory to Lender) and such Uniform Commercial Code financing statements and other documents as Lender may require in connection therewith, each duly executed by LaBarge - OCS, Inc.;

           (n) the LaBarge/STC Security Agreement (which must be in form and substance satisfactory to Lender) and such Uniform Commercial Code financing statements and other documents as Lender may require in connection therewith, each duly executed by LaBarge/STC, Inc.;

           (o) the LaBarge/STC Patent, Trademark and License Security Agreement (which must be in form and substance satisfactory to Lender) and such Uniform Commercial Code financing statements and other documents as Lender may require in connection therewith, each duly executed by LaBarge/STC, Inc.;

           (p) the LaBarge Wireless Security Agreement (which must be in form and substance satisfactory to Lender) and such Uniform Commercial Code financing statements and other documents as Lender may require in connection therewith, each duly executed by LaBarge Wireless, Inc.;

           (q) the LaBarge Wireless Patent, Trademark and License Security Agreement (which must be in form and substance satisfactory to Lender) and such Uniform Commercial Code financing statements and other documents as Lender may require in connection therewith, each duly executed by LaBarge Wireless, Inc.;

           (r) a copy of resolutions of the Board of Directors of the Company, duly adopted, which authorize the execution, delivery and performance of the Transaction Documents executed by the Company, certified by the Secretary of the Company;

           (s) a copy of resolutions of the Board of Directors of LaBarge Properties, duly adopted, which authorize the execution, delivery and performance of the Transaction Documents executed by LaBarge Properties, certified by the Secretary of LaBarge Properties;

          (t) a copy of resolutions of the Board of Directors of LaBarge - OCS, Inc., duly adopted, which authorize the execution, delivery and performance of the Transaction Documents executed by LaBarge - OCS, Inc., certified by the Secretary of LaBarge - OCS, Inc.;

           (u) a copy of resolutions of the Board of Directors of LaBarge/STC, Inc., duly adopted, which authorize the execution, delivery and performance of the Transaction Documents executed by LaBarge/STC, Inc., certified by the Secretary of LaBarge/STC, Inc.;

           (v) a copy of resolutions of the Board of Directors of LaBarge Wireless, Inc., duly adopted, which authorize the execution, delivery and performance of the Transaction Documents executed by LaBarge Wireless, Inc., certified by the Secretary of LaBarge Wireless, Inc.;

           (w) a copy of the Certificate or Articles of Incorporation of the Company, including any amendments thereto, certified by the Secretary of State of the State of Delaware;

          (x) a copy of the Certificate or Articles of Incorporation of LaBarge Properties, including any amendments thereto, certified by the Secretary of State of the State of Missouri;

          (y)  a copy of the Certificate or Articles of Incorporation of LaBarge
     - OCS, Inc., including any amendments thereto, certified by the Secretary of State of the State of Delaware;

           (z) a copy of the Certificate or Articles of Incorporation of LaBarge/STC, Inc., including any amendments thereto, certified by the Secretary of State of the State of Texas;

          (aa) a copy of the Certificate or Articles of Incorporation of LaBarge
     Wireless,  Inc.,  including  any  amendments  thereto,  certified  by   the
     Secretary of State of the State of Missouri;

           (bb) a copy of the By-Laws of the Company, including any amendments thereto, certified by the Secretary of the Company;

           (cc) a copy of the By-Laws of LaBarge Properties, including any amendments thereto, certified by the Secretary of LaBarge Properties;

           (dd) a copy of the By-Laws of LaBarge - OCS, Inc., including any amendments thereto, certified by the Secretary of LaBarge - OCS, Inc.;

           (ee) a copy of the By-Laws of LaBarge/STC, Inc., including any amendments thereto, certified by the Secretary of LaBarge/STC, Inc.;

           (ff) a copy of the By-Laws of LaBarge Wireless, Inc., including any amendments thereto, certified by the Secretary of LaBarge Wireless, Inc.;

           (gg) an incumbency certificate, executed by the Secretary of the Company, which shall identify by name and title and bear the signatures of all of the officers of the Company executing any of the Transaction Documents;

           (hh) an incumbency certificate, executed by the Secretary of LaBarge Properties, which shall identify by name and title and bear the signatures of all of the officers of LaBarge Properties executing any of the Transaction Documents;

          (ii) an incumbency certificate, executed by the Secretary of LaBarge - OCS, Inc., which shall identify by name and title and bear the signatures of all of the officers of LaBarge - OCS, Inc. executing any of the Transaction Documents;

            (jj) an incumbency certificate, executed by the Secretary of LaBarge/STC, Inc., which shall identify by name and title and bear the signatures of all of the officers of LaBarge/STC, Inc. executing any of the Transaction Documents;

           (kk) an incumbency certificate, executed by the Secretary of LaBarge Wireless, Inc., which shall identify by name and title and bear the signatures of all of the officers of LaBarge Wireless, Inc. executing any of the Transaction Documents;

           (ll) certificates of corporate good standing of the Company issued by the Secretaries of States of the States of Delaware, Missouri, Oklahoma and Arkansas;

           (mm) a certificate of corporate good standing of LaBarge Properties issued by the Secretary of State of the State of Missouri;

           (nn) certificates of corporate good standing of LaBarge - OCS, Inc. issued by the Secretaries of States of the State of Delaware, Missouri and Kansas;

           (oo) certificates of corporate good standing of LaBarge/STC, Inc. issued by the Secretaries of States of the States of Texas and Missouri;

           (pp) a certificate of corporate good standing of LaBarge Wireless, Inc. issued by the Secretary of State of the State of Missouri;

          (qq) an opinion of counsel of Suelthaus & Walsh, P.C., outside counsel to the Company, LaBarge Properties and the Guarantor Subsidiaries, in form and substance satisfactory to Lender and Lender's counsel;

           (rr) the initial Borrowing Base Certificate required by Section 2.01(c);

          (ss) the Notice of Borrowing required by Section 2.04;

           (tt) evidence of the proper filing of UCC-1 Financing Statements perfecting first priority security interests in favor of Lender in all of the Collateral;

           (uu) UCC-3 Termination Statements for all UCC-1 Financing Statements filed of record against the Company, LaBarge Properties and/or any Guarantor Subsidiary other than UCC-1 Financing Statements relating to Permitted Liens;

          (vv) evidence satisfactory to Lender of the insurance required by this Agreement and the other Transaction Documents together with loss payable endorsements in form and substance satisfactory to Lender, duly executed by the insurance company;

           (ww) copies of all financial statements and other Exhibits and Schedules required by this Agreement and the other Transaction Documents;

           (xx) a letter of direction from the Company with respect to the disbursement of the proceeds of the initial Revolving Credit Loan(s) under this Agreement;

          (yy) a letter of direction from LaBarge Properties with respect to the disbursement of the proceeds of the initial portion of the Term Loan under this Agreement;

           (zz) such mortgagee, bailee, landlord or warehousemen's waivers as Lender may deem necessary regarding locations at which any Collateral is or will be stored or otherwise located;

           (aaa) pay-off letters from Bank of America, N.A. in form and substance satisfactory to Lender;

            (bbb)       such   other  agreements,  documents,  instruments   and
     certificates as Lender may reasonably request.

      Any one or more of the conditions set forth above which have not been satisfied by the Company and/or LaBarge Properties on or prior to the date of disbursement of the initial Loan under this Agreement or the date of the issuance of the initial Letter of Credit under this Agreement shall not be deemed permanently waived by Lender unless Lender shall waive the same in a writing which expressly states that the waiver is permanent, and in all cases in which the waiver is not stated to be permanent Lender may at any time subsequent thereto insist upon compliance and satisfaction of any such condition as a condition to any subsequent Loan and/or any subsequent Letter of Credit under this Agreement and failure to the Company and/or LaBarge Properties to comply with any such condition within five (5) Business Day's written notice from Lender to the Company and LaBarge Properties shall constitute an Event of Default.

      3.02 All Revolving Credit Loans. Notwithstanding any provision contained in this Agreement to the contrary, Lender shall have no obligation to make any Revolving Credit Loan under this Agreement unless:

           (a) Lender shall have received a current Borrowing Base Certificate as required by Section 2.01(b);

           (b) Lender shall have received a Notice of Borrowing for such Revolving Credit Loan as required by Section 2.04;

           (c) both immediately before and immediately after giving effect to such Loan, no Default or Event of Default shall have occurred and be continuing;

            (d) no material adverse change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of the Company, LaBarge Properties any other Obligor and/or any Subsidiary shall have occurred since the date of this Agreement and be continuing; and

           (e) all of the representations and warranties made by the Company, LaBarge Properties and/or any other Obligor in this Agreement and/or in any other Transaction Document shall be true and correct in all material respects on and as of the date of such Loan as if made on and as of the date of such Loan (and for purposes of this Section 3.02(e), the representations and warranties made by the Company and LaBarge Properties in Section 4.04 shall be deemed to refer to the most recent financial statements of the Company delivered to Lender pursuant to Section 5.01(a)).

     Each request for a Loan by the Company under this Agreement shall be deemed to be a representation and warranty by the Company on the date of such Loan as to the facts specified in clauses (c), (d) and (e) of this Section 3.02.

      3.03 All Term Loan Advances. Notwithstanding any provision contained in this Agreement to the contrary, Lender shall have no obligation to make any advance on the Term Loan under this Agreement unless:

           (a) Lender shall have received a Term Loan Advance Notice for such advance as required by Section 2.02;

           (b) both immediately before and immediately after giving effect to such advance, no Default or Event of Default shall have occurred and be continuing;

            (c) no material adverse change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of the Company, LaBarge Properties any other Obligor and/or any Subsidiary shall have occurred since the date of this Agreement and be continuing; and

           (d) all of the representations and warranties made by the Company, LaBarge Properties and/or any other Obligor in this Agreement and/or in any other Transaction Document shall be true and correct in all material respects on and as of the date of such advance as if made on and as of the date of such advance (and for purposes of this Section 3.03(d), the representations and warranties made by the Company and LaBarge Properties in Section 4.04 shall be deemed to refer to the most recent financial statements of the Company delivered to Lender pursuant to Section 5.01(a)).

           Each request for an advance on the Term Loan by LaBarge Properties under this Agreement shall be deemed to be a representation and warranty by LaBarge Properties on the date of such advance as to the facts specified in clauses (b), (c) and (d) of this Section 3.03.

      3.04 All Letters of Credit. Notwithstanding any provision contained in this Agreement to the contrary, Lender shall have no obligation to issue any Letter of Credit under this Agreement unless:

           (a) Lender shall have received a current Borrowing Base Certificate as required by Section 2.01(b);

           (b) Lender shall have received a Letter of Credit Request for such Letter of Credit as required by Section 2.03(a);

           (c) Lender shall have received a Letter of Credit Application for such Letter of Credit as required by Section 2.03(a), duly executed by the Company as account party and applicant;

           (d) the Company shall have complied with all of the procedures and requirements set forth in Section 2.03;

           (e) both immediately before and immediately after giving effect to the issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing;

            (f)    no   material  adverse  change  in  the  Properties,  assets,
     liabilities, business, operations, income or condition (financial or otherwise) of the Company, LaBarge Properties any other Obligor and/or any Subsidiary shall have occurred since the date of this Agreement and be continuing;

           (g) all of the representations and warranties made by the Company, LaBarge Properties and/or any other Obligor in this Agreement and/or in any other Transaction Document shall be true and correct in all material respects on and as of the date of the issuance of such Letter of Credit as if made on and as of the date of the issuance of such Letter of Credit (and for purposes of this Section 3.03(g), the representations and warranties made by the Company and LaBarge Properties in Section 4.04 shall be deemed to refer to the most recent financial statements of the Company delivered to the Lender pursuant to Section 5.01(a)); and

          (h) Lender shall have received such other documents, certificates and agreements as it may reasonably request.

     Each request for the issuance of a Letter of Credit by the Company under this Agreement shall be deemed to be a representation and warranty by the Company on the date of the issuance of such Letter of Credit as to the facts specified in clauses (e), (f) and (g) of this Section 3.03.

SECTION 4.  REPRESENTATIONS AND WARRANTIES.

      Each of the Company and LaBarge Properties hereby represents and warrants to Lender that:

      4.01 Existence and Power. The Company and each Subsidiary: (a) is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite corporate or other powers required to carry on its business as now conducted;
(c) has all requisite governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted, except such licenses, authorizations, consents and approvals the failure to have could not reasonably be expected to have a Material Adverse Effect; and (d) is qualified to transact business as a foreign entity in, and is in good standing under the laws of, all states in which it is required by applicable law to maintain such qualification and good standing except for those states in which the failure to qualify or maintain good standing could not reasonably be expected to have a Material Adverse Effect.

     4.02 Authorization. The execution, delivery and performance by the Company of this Agreement, the Revolving Credit Note, the Letter of Credit Applications and the other Transaction Documents to which it is a party are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company. The execution, delivery and performance by LaBarge Properties of this Agreement, the Term Loan Note and the other Transaction Documents to which it is a party are within the corporate powers of LaBarge Properties and have been duly authorized by all necessary corporate action on the part of LaBarge Properties.

      4.03 Binding Effect. This Agreement, the Notes, the Letter of Credit Applications and the other Transaction Documents to which the Company and/or LaBarge Properties is a party and which have been executed contemporaneously with or prior to the execution of this Agreement have been duly executed and delivered by such of the Company and LaBarge Properties as are parties thereto and constitute the legal, valid and binding obligations of such of the Company and LaBarge Properties as are parties thereto enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Letter of Credit Applications and the other Transaction Documents to which the Company and/or LaBarge Properties is a party which were not executed contemporaneously with or prior to the execution of this Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of such of the Company and LaBarge Properties as are parties thereto enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      4.04 Financial Statements. The Company has furnished Lender with the following financial statements, identified by the chief financial officer of the
Company: (a) consolidated and consolidating balance sheets and statements of income, retained earnings and cash flows of the Company and its Subsidiaries as of and for the fiscal year ended June 30, 2001, all certified by the Company's independent certified public accountants, which financial statements have been prepared in accordance with GAAP consistently applied; and (b) unaudited consolidated and consolidating balance sheets and statements of income, retained earnings and cash flows of the Company and its Subsidiaries as of and for the fiscal quarter ended December 30, 2001, all certified by the chief financial officer of the Company as being true and correct to the best of his knowledge and as being prepared in accordance with GAAP consistently applied. The Company further represents and warrants to Lender that (a) said balance sheets and their accompanying notes fairly present the condition of the Company and its Subsidiaries as of the dates thereof, (b) there has been no material adverse change in the condition or operation, financial or otherwise, of the Company or any of its Subsidiaries since December 30, 2001, and (c) neither the Company nor any of its Subsidiaries had any direct or contingent liabilities which were not disclosed on said financial statements or the notes thereto (to the extent such disclosure is required by GAAP).

      4.05 Litigation. Except as disclosed on Schedule 4.05 attached hereto, there is no action or proceeding pending or, to the knowledge of the Company or LaBarge Properties, threatened against or affecting the Company or any Subsidiary before any court, arbitrator or any governmental, regulatory or administrative body, instrumentality, authority, agency or official which, if determined adversely against the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default with respect to any order, writ, injunction, decision or decree of any court, arbitrator or any governmental, regulatory or administrative body, instrumentality, authority, agency or official, a default under which could reasonably be expected to have a Material Adverse Effect. There are no outstanding judgments against the Company or any Subsidiary.

      4.06 Pension and Welfare Plans. Except as set forth on Schedule 4.06 attached hereto, each Pension Plan and Welfare Plan complies in all material respects with ERISA and all other applicable statutes and governmental and regulatory rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither the Company nor any Subsidiary nor any ERISA Affiliate has withdrawn from any Multi-Employer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively; neither the Company nor any Subsidiary nor any ERISA Affiliate has entered into an agreement pursuant to Section 4204 of ERISA; neither the Company nor any Subsidiary nor any ERISA Affiliate has in the past contributed to or currently contributes to a Multi-Employer Plan; neither the Company nor any Subsidiary nor any ERISA Affiliate has any withdrawal liability with respect to a Multi-Employer Plan; no steps have been instituted by the Company or any Subsidiary or any ERISA Affiliate to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan, Multi-Employer Plan or Welfare Plan which could result in the incurrence by the Company or any Subsidiary or any ERISA Affiliate of any material liability, fine or penalty; and neither the Company nor any Subsidiary nor any ERISA Affiliate is a "contributing sponsor" as defined in Section
4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as disclosed on the consolidated financial statements of the Company and its Subsidiaries delivered by the Company to Lender, neither the Company nor any Subsidiary nor any ERISA Affiliate has any liability with respect to any Welfare Plan.

      4.07 Tax Returns and Payment. The Company and each Subsidiary has filed all Federal, state, local, foreign and other income and other tax returns which are required to be filed and has paid all taxes which have become due pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon the Company or such Subsidiary, as the case may be, and/or upon their respective Properties, assets, income and franchises which have become due and payable by the Company or such Subsidiary, as the case may be, except those wherein the amount, applicability or validity are being contested by the Company or such Subsidiary, as the case may be, by appropriate proceedings being diligently conducted in good faith and in respect of which adequate reserves in accordance with GAAP have been established. There is no asserted or assessed (or to the knowledge of the Company or LaBarge Properties, proposed) tax deficiency against the Company or any Subsidiary which, if determined adversely against the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect.

      4.08 Subsidiaries. The Company has no Subsidiaries other than as identified on Schedule 4.08 attached hereto, as the same may from time to time be amended, modified or supplemented as provided herein. Schedule 4.08 attached hereto correctly sets forth, for each Subsidiary, the number of shares of each class of capital stock or other equity interests authorized for such Subsidiary, the number of outstanding and the percentage of the outstanding shares of each such class owned, directly or indirectly, by the Company or one or more of its Subsidiaries. All of the issued and outstanding capital stock or other equity interests of each Subsidiary is duly authorized, validly issued and fully paid and nonassessable. Except as disclosed on Schedule 4.08 attached hereto, neither the Company nor any Subsidiary, individually or collectively, owns or holds, directly or indirectly, any capital stock of or equity interest in any corporation, partnership, limited liability company or other entity other than the Company's Subsidiaries. The Company may at any time amend, modify or supplement Schedule 4.08 by notifying Lender in writing of any changes thereto, including any formation, acquisition, merger or liquidation of any Subsidiary or any change in the capitalization of any Subsidiary, in each case, in accordance with the terms of this Agreement, and thereby the representations and warranties contained in this Section 4.08 shall be amended accordingly so long as such amendment, modification or supplement is made within thirty (30) days after the occurrence of any such changes in the facts stated therein and that such changes reflect transactions that are permitted under this Agreement.

      4.09 Compliance With Other Instruments; None Burdensome. Neither the Company nor any Subsidiary is a party to any contract or agreement or subject to any charter or other corporate or other restriction which could reasonably be expected to have a Material Adverse Effect and which is not disclosed on the Company's financial statements heretofore submitted to Lender; none of the execution and delivery by the Company and/or any Subsidiary of the Transaction Documents, the consummation of the transactions therein contemplated or the compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Subsidiary, or any of the provisions of the Certificate or Articles of Incorporation or By-Laws of the Company or any Subsidiary or any of the provisions of any indenture, agreement, document, instrument or undertaking to which the Company or any Subsidiary is a party or subject, or by which the Company or any Subsidiary or any Property of the Company or any Subsidiary is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking (other than in favor of Lender pursuant to the Transaction Documents). No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents.

      4.10 Other Debt, Guarantees and Capitalized Leases. Except as disclosed on
Schedule 4.10 attached hereto, neither the Company nor any Subsidiary is a borrower, guarantor or obligor with respect to, or a lessee under, any Debt, Guarantees or Capitalized Leases. The Company may at any time amend, modify or supplement Schedule 4.10 by notifying Lender in writing of any changes thereto, and thereby the representations and warranties contained in this Section 4.10 shall be amended accordingly so long as such amendment, modification or supplement is made within thirty (30) days after the occurrence of any such changes in the facts stated therein and that such changes reflect transactions that are permitted under this Agreement.

      4.11 Labor Matters. Neither the Company nor any Subsidiary is a party to any labor dispute which could reasonably be expected to have a Material Adverse Effect. There are no strikes or walkouts relating to any labor contract to which the Company or any Subsidiary is subject. Hours worked and payments made to the employees of the Company and its Subsidiaries have not been in violation of (a) the Fair Labor Standards Act or (b) any other applicable law dealing with such matters, the violation of which could reasonably be expected to have a Material Adverse Effect. All payments due from the Company or any Subsidiary, or for which any claim may be made against any of them, in respect of wages, employee health and welfare insurance and/or other benefits have been paid or accrued as a liability on their respective books.

      4.12 Title to Property. The Company and each Subsidiary is the sole and absolute owner of, or has the legal right to use and occupy, all Property it claims to own or which is necessary for the Company or such Subsidiary to conduct its business, and all of such Property is free and clear of all Liens other than Permitted Liens. The Company and each Subsidiary enjoys peaceful and undisturbed possession in all material respects under all leases under which it is operating as a lessee.

      4.13 Regulation U. Neither the Company nor LaBarge Properties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Loan will be used, whether directly  or  indirectly,  and whether immediately, incidentally  or  ultimately
(a) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended. If requested by Lender, the Company and LaBarge Properties shall furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

      4.14 Multi-Employer Pension Plan Amendments Act of 1980. The Company and each Subsidiary is in compliance with the Multi-Employer Pension Plan Amendments Act of 1980, as amended ("MEPPAA"), and neither the Company nor any Subsidiary has any liability for pension contributions pursuant to MEPPAA.

      4.15 Investment Company Act of 1940; Public Utility Holding Company Act of 1935. Neither the Company nor LaBarge Properties is an "investment company" as that term is defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Neither the Company nor LaBarge Properties is a "holding company" as that term is defined in, or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

      4.16 Patents, Trademarks, Copyrights, Licenses, Etc. Except as disclosed on Schedule 4.16 attached hereto, neither the Company nor any Subsidiary has any patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, copyrights, licenses or other intellectual property which are material to the business of the Company or any Subsidiary. The Company may at any time amend, modify or supplement Schedule 4.16 by notifying Lender in writing of any changes thereto, and thereby the representations and warranties contained in the first sentence of this Section 4.16 shall be amended accordingly so long as such amendment, modification or supplement is made within thirty (30) days after the occurrence of any such changes in the facts stated therein and that such changes reflect transactions that are permitted under this Agreement. The Company and each Subsidiary possesses all necessary patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses and other intellectual property to conduct its business without conflict with any patent, patent right, trademark, trademark right, trade name, copyright, license or other intellectual property of any other Person.

      4.17 Environmental and Safety and Health Matters.  Except as disclosed  on
Schedule 4.17 attached hereto: (a) the operations of the Company and each Subsidiary comply with all applicable Environmental Laws and all applicable Occupational Safety and Health Laws, the violation of or noncompliance with which could reasonably be expected to have a Material Adverse Effect; (b) none of the operations of the Company or any Subsidiary are subject to any Environmental Claim or any judicial, governmental, regulatory or administrative proceeding alleging the violation of any Occupational Safety and Health Law, which, if determined adversely against the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; (c) none of the operations of the Company or any Subsidiary is the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to any Release of Hazardous Substances or any unsafe or unhealthful condition at any premises owned, leased or operated by the Company or such Subsidiary, which, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; (d) neither the Company nor any Subsidiary has filed any notice under any Environmental Law or Occupational Safety and Health Law indicating or reporting (i) any past or present spillage, leakage or Release into the environment of, or treatment, storage or disposal of, any Hazardous Substance or (ii) any unsafe or unhealthful condition at any premises owned, leased or operated by the Company or such Subsidiary; and
(e) neither the Company nor any Subsidiary has any material contingent liability in connection with (i) any spillage, disposal or Release into the environment of, or otherwise with respect to, any Hazardous Substances or (ii) any unsafe or unhealthful condition at any premises owned, leased or operated by the Company or such Subsidiary.

      4.18  Investments.   Neither  the  Company  nor  any  Subsidiary  has  any
Restricted Investments.

      4.19 No Default. No Default or Event of Default under this Agreement has occurred and is continuing. There is no existing default or event of default under or with respect to any indenture, contract, agreement, lease or other instrument to which the Company or any Subsidiary is a party or by which any Property of the Company or any Subsidiary is bound or affected, a default under which could reasonably be expected to have a Material Adverse Effect. The
Company and each Subsidiary has and is in full compliance with and in good standing with respect to all governmental and/or regulatory permits, licenses, certificates, consents and franchises necessary to continue to conduct its business as previously conducted by it and to own or lease and operate its Properties as now owned or leased by it, the failure to have or noncompliance with which could reasonably be expected to have a Material Adverse Effect, and, to the best of the Company's knowledge, none of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as the Company or such Subsidiary, as the case may be. Neither the Company nor any Subsidiary of the Company is in violation of any applicable statute, law, rule, regulation or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, a violation of which could reasonably be expected to have a Material Adverse Effect.

      4.20 Government Contracts. Neither the Company nor any Subsidiary is a party to or bound by any supply or purchase agreements with the Federal government or any state or local government or any agency thereof, the termination or cancellation of which could reasonably be expected to have a Material Adverse Effect.

      4.21 Purchase and Other Commitments and Outstanding Bids. No material purchase or other commitment of the Company or any Subsidiary is in excess of the normal, ordinary and usual requirements of its business, or was made at any price in excess of the then current market price, or, to the best of the Company's knowledge, contains terms and conditions more onerous than those usual and customary in the applicable industry. There is no material outstanding bid, sales proposal, contract or unfilled order of the Company or any Subsidiary which (a) will, or could if accepted, require the Company or any Subsidiary to supply goods or services at a cost to the Company or any Subsidiary in excess of the revenues to be received therefor or (b) quotes prices which do not include a markup over reasonably estimated costs consistent with past markups on similar business based on market conditions current at that time.

      4.22 Disclosure. Neither this Agreement nor any of the Exhibits or Schedules hereto nor any certificate or other data furnished to Lender in writing by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contains any untrue or incorrect statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. To the best knowledge of the Company and LaBarge Properties, there is no fact peculiar to the Company or any Subsidiary which presently has a Material Adverse Effect or in the future (so far as the Company and LaBarge Properties can now foresee) could reasonably be expected to have a Material Adverse Effect, which has not heretofore been disclosed in writing by the Company to Lender.

SECTION 5.  COVENANTS.

     5.01 Affirmative Covenants of the Company. Each of the Company and LaBarge Properties covenants and agrees that, so long as Lender has any obligation to make any Loan or to issue any Letter of Credit under this Agreement, any Letter of Credit remains outstanding, any of the Company's Obligations remain unpaid and/or any of the LaBarge Properties' Obligations remain unpaid:

     (a)  Information.  The Company will deliver to Lender:

           (i) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared in accordance with GAAP consistently applied and reported on by and accompanied by the unqualified opinion of independent certified public accountants selected by the Company and reasonably acceptable to Lender together with (A) a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report, such accountants have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such accountants have become aware of any such event, describing it and the steps, if any, being taken to cure it and (B) the computations of such accountants evidencing the Company's compliance with the financial covenants contained in Section 5.01(o) of this Agreement;

           (ii) as soon as available and in any event within forty-five (45) days after the end of the first three (3) fiscal quarters of each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter and the related consolidated and consolidating statements of income, retained earnings and cash flows for such fiscal quarter and for the portion of the Company's fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form, the figures for the corresponding fiscal quarter and the corresponding portion of the Company's previous fiscal year, all in reasonable detail and satisfactory in form to Lender and certified (subject to normal year-end adjustments and footnote disclosures) as to fairness of presentation, GAAP and consistency by the President or the chief financial officer of the Company;

           (iii) simultaneously with the delivery of each set of financial statements referred to in Section 5.01(a)(i) and 5.01(a)(ii) above, a certificate of the President or the chief financial officer of the Company in the form attached hereto as Exhibit G and incorporated herein by reference, accompanied by supporting financial work sheets where appropriate, (A) evidencing the Company's compliance with the financial covenants contained in Section 5.01(o) of this Agreement, (B) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto and (C) certifying that all of the representations and warranties made by the Company, LaBarge Properties and/or any other Obligor in this Agreement and/or in any other Transaction Document are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate;

           (iv) promptly upon receipt thereof, any reports (including, without limitation, any management letters) submitted to the Company or any Subsidiary (other than reports previously delivered pursuant to Sections 5.01(a)(i) above) by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

           (v) within fifteen (15) days after the end of each fiscal month of the Company, (A) an accounts trial balance of the Company indicating which Accounts are up to 30, 30 to 60, 60 to 90 and 90 days or more past the invoice date and including, if requested by Lender, a listing of the names and addresses of all applicable Account Debtors, (B) a summary of accounts payable of the Company showing which accounts payable are current, up to 30, 30 to 60, 60 to 90 and 90 days or more past due and including, if requested by Lender, a listing of the names and addresses of applicable creditors and (C) a backlog report for the Company, all in form and detail reasonably satisfactory to Lender and certified as being true, correct and complete by the President or the chief financial officer of the Company;

           (vi) at such intervals as Lender may request, such information and reports regarding the Inventory of the Company and each Guarantor Subsidiary as Lender may from time to time request, all in form and detail reasonably satisfactory to Lender and certified as being true, correct and complete by the President or the chief financial officer of the Company;

           (vii)      as soon as available and in any event no later than ninety
     (90) days after the beginning of each fiscal year of the Company, consolidated and consolidating balance sheet, income statement and cash flow projections for the Company and its Subsidiaries for such fiscal year on a month-by-month basis, all in form and detail reasonably acceptable to Lender; and

            (viii) with reasonable promptness, such further information regarding the business, affairs and financial condition of the Company or any Subsidiary as Lender may from time to time reasonably request.

     Lender is hereby authorized to deliver a copy of any financial statement or other information made available by the Company or any Subsidiary to any regulatory authority having jurisdiction over Lender, pursuant to any request therefor.

      (b) Payment of Indebtedness. The Company will, and it will cause each Subsidiary to, (i) pay and discharge any and all Indebtedness payable or Guaranteed by the Company or such Subsidiary, as the case may be, and any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in accordance with the agreement, document or instrument relating to such Indebtedness or Guarantee; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such Indebtedness which does not constitute Debt the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that the Company or such Subsidiary, as the case may be, shall pay or cause to be paid all such Indebtedness forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to Lender and (ii) faithfully perform, observe and discharge all covenants, conditions and obligations which are imposed upon the Company or such Subsidiary, as the case may be, by any and all agreements, documents, instruments and indentures evidencing, securing or otherwise relating to such Indebtedness or Guarantee.

      (c) Books and Records; Consultations and Inspections. The Company will, and it will cause each Subsidiary to, maintain books and records sufficient to permit the preparation of financial statements in accordance with GAAP and in which true, correct and complete entries shall be made of all dealings and transactions in relation to its business and activities. the Company will, and it will cause each Subsidiary to, permit Lender (and any Person appointed by Lender to whom the Company does not reasonably object) to discuss the affairs, finances and accounts of the Company and each Subsidiary with the officers of the Company and each Subsidiary and their independent public accountants, all at such reasonable times and as often as Lender may from time to time reasonably request. The Company will also permit, and will cause each Subsidiary to permit, inspection of its Properties, books and records by the Lender during normal business hours and at other reasonable times. The Company will reimburse Lender upon demand for all reasonable costs and expenses incurred by Lender in connection with any such inspection conducted by Lender while any Default or Event of Default under this Agreement has occurred and is continuing. The Company irrevocably authorizes Lender to communicate directly with its independent public accountants and irrevocably authorizes and directs such accountants to disclose to Lender any and all information with respect to the business and financial condition of the Company and each Subsidiary as Lender may from time to time reasonably request in writing.

     (d) Payment of Taxes. The Company will, and it will cause each Subsidiary to, duly file all Federal, state and local income tax returns and all other tax returns and reports of the Company or such Subsidiary, as the case may be, which are required to be filed and duly pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it or any of its Property; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that the Company or such Subsidiary, as the case may be, shall pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to Lender.

      (e) Payment of Claims. The Company will, and it will cause each Subsidiary to, pay and discharge all trade accounts payable, all normal accruals and all claims for work, labor or materials which if unpaid could become a Lien upon any of its Property in accordance with its usual and customary business practices as in effect on the date of this Agreement (but in no event later than thirty (30) days after the due date thereof); provided, however, that neither the Company nor any Subsidiary shall be required to pay any such trade account payable, accrual or claim the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that the Company or such Subsidiary, as the case may be, shall pay or cause to be paid all such trade accounts payable, accruals and claims forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to Lender.

     (f) Existence. The Company will, and it will cause each Subsidiary to, do all things necessary to (i) preserve and keep in full force and effect at all times its corporate or other existence and all permits, licenses, franchises and other rights material to its business and (ii) be duly qualified to do business and be in good standing in all jurisdictions where the nature of its business or its ownership of Property requires such qualification except for those jurisdictions in which the failure to qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect.

      (g) Maintenance of Property. The Company will, and it will cause each Subsidiary to, at all times, preserve and maintain all of the Property used or useful in the conduct of its business in good condition, working order and repair, ordinary wear and tear excepted.

     (h) Compliance with Laws, Regulations, Etc. The Company will, and it will cause each Subsidiary to, comply with any and all laws, ordinances and governmental and regulatory rules and regulations to which the Company or such Subsidiary, as the case may be, is subject (including, without limitation, all Occupational Safety and Health Laws and all Environmental Laws) and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect.

      (i) Environmental Matters. The Company will give Lender prompt written notice of (i) any Environmental Claim or any other action or investigation with respect to the existence or potential existence of any Hazardous Substances instituted or threatened with respect to the Company or any Subsidiary or any of the Properties or facilities owned, leased or operated by the Company or any Subsidiary which, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect and (ii) any condition or occurrence on any of the Properties or facilities owned, leased or operated by the Company or any Subsidiary which constitutes a violation of any Environmental Laws or which gives rise to a reporting obligation or requires removal or remediation under any Environmental Laws. Within thirty (30) days after the giving of any such notice, the Company shall deliver to Lender the Company's plan with respect to removal or remediation and the Company agrees to take all action which is reasonably necessary in connection with such action, investigation, condition or occurrence in accordance with such plan with due diligence and to complete such removal or remediation as promptly as possible and in all events within the time required by any Environmental Laws or any other applicable law, rule or regulation. The Company shall promptly provide Lender with copies of all documentation relating thereto, and such other information with respect to environmental matters as Lender may request from time to time.

      (j) ERISA Compliance. If the Company, any Subsidiary or any ERISA Affiliate shall have any Pension Plan, the Company, such Subsidiary or such ERISA Affiliate, as the case may be, shall comply with all requirements of ERISA relating to such Pension Plan. Without limiting the generality of the foregoing, the Company will not, and it will not cause or permit any Subsidiary or any ERISA Affiliate to:

            (i) permit any Pension Plan maintained by the Company, any Subsidiary or any ERISA Affiliate to engage in any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code;

            (ii) permit any Pension Plan maintained by the Company, any Subsidiary or any ERISA Affiliate to incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, 29 U.S.C.
      1082, whether or not waived;

           (iii) terminate any Pension Plan in a manner which could result in the imposition of a Lien on any Property of the Company, any Subsidiary or any ERISA Affiliate pursuant to Section 4068 of ERISA, 29 U.S.C.
      1368; or

           (iv) take any action which would constitute a complete or partial withdrawal from a Multi-Employer Plan within the meaning of Sections 4203 or 4205 of Title IV of ERISA.

      Notwithstanding any provision contained in this Section 5.01(j) to the contrary, an act by the Company or any Subsidiary shall not be deemed to constitute a violation of this Section 5.01(j) unless the Lender determines in good faith that said action, individually or cumulatively with other acts of the Company and its Subsidiaries, has or could reasonably be expected to have a Material Adverse Effect.

      (k) Notices. The Company will notify Lender in writing of any of the following within three (3) Business Days after any officer of the Company has actual knowledge thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

          (i)  the occurrence of any Default or Event of Default;

           (ii) the occurrence of any default or event of default by the Company, any other Obligor or any Subsidiary under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which the Company, any other Obligor or any Subsidiary, as the case may be, is a party or by which it is bound or to which it is subject;

           (iii) the institution of any litigation, arbitration proceeding or governmental or regulatory proceeding affecting the Company, any other Obligor or any Subsidiary, whether or not considered to be covered by insurance, in which the prayer or claim for relief seeks recovery of an amount in excess of $100,000.00 (or, if no dollar amount is specified in the prayer or claim for relief, in which there is a reasonable likelihood of recovery of an amount in excess of $100,000.00) or any form of equitable relief;

           (iv) the entry of any judgment or decree against the Company, any other Obligor or any Subsidiary;

           (v) the occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by the Company, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by the Company, any ERISA Affiliate or any Subsidiary from any Multi-Employer Plan; or the incurrence of any material increase in the contingent liability of the Company or any Subsidiary with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

           (vi) the occurrence of any material adverse change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of the Company, any other Obligor or any Subsidiary;

           (vii) any change in the name of the Company, any other Obligor or any Subsidiary;

           (viii) any proposed opening, closing or other change of any place of business of the Company, any other Obligor or any Subsidiary;

           (ix) any material change in the Company's or any Subsidiary's line(s) of business;

          (x)  the occurrence of any Change of Control Event; and

           (xi) any notices required to be provided pursuant to other provisions of this Agreement and notice of the occurrence of such other events as Lender may from time to time reasonably specify.

      (l) Insurance. The Company will, and it will cause each Subsidiary to, insure all of its Property of the character usually insured by Persons engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such Persons, unless higher limits or coverage are reasonably required in writing by Lender, and carry adequate liability insurance and other insurance of a kind and in an amount generally carried by Persons engaged in the same or similar businesses similarly situated, unless higher limits or coverage are reasonably required in writing by Lender. All insurance required by this Section 5.01(l) shall be with insurers rated A-XI or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) or such other insurers as may from time to time be reasonably acceptable to Lender. All such insurance may be subject to reasonable deductible amounts.

      (m) Further Assurances. Each of the Company and LaBarge Properties will, and the Company will cause each Subsidiary to, execute and deliver to Lender, at any time and from time to time, any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which Lender may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement and the other Transaction Documents.

      (n) Accountant. The Company will give Lender prompt notice of any change of the Company's independent certified public accountants and a statement of the reasons for such change. The Company shall at all times utilize independent certified public accountants reasonably acceptable to Lender.

     (o)  Financial Covenants.

            (i)    Minimum  Consolidated  EBITDA.   The  Company  will  have   a
     Consolidated EBITDA of at least $8,500,000.00 during each four (4) consecutive fiscal quarter period of the Company commencing with the four
     (4) consecutive fiscal quarter period of the Company ending April 1, 2002.

           (ii) Minimum Consolidated Tangible Net Worth. The Company will all times have a Consolidated Tangible Net Worth of not less than the sum of
     (A) the sum of (1) the Company's Consolidated Tangible Net Worth as of April 1, 2002, minus (2) $3,000,000.00 plus (B) Seventy-Five Percent (75%) of Consolidated Net Income (with no deductions for losses) during each fiscal quarter of the Company ending after April 1, 2002 (such required increases to be cumulative for each such fiscal quarter) plus (C) One Hundred Percent (100%) of the net proceeds received by the Company on or after the date of this Agreement from the issuance of any capital stock of other equity interests of the Company.

           (iii) Maximum Consolidated Debt to Consolidated EBITDA Ratio. The Company will have a Consolidated Debt to Consolidated EBITDA Ratio of not more than 3.0 to 1.0 as of the last day of each fiscal quarter of the Company commencing with the fiscal quarter of the Company ending April 1, 2002.

           (iv) Minimum Consolidated Interest Coverage Ratio. The Company will have a Consolidated Interest Coverage Ratio of at least 3.0 to 1.0 for each four (4) consecutive fiscal quarter period of the Company commencing with the four (4) consecutive fiscal quarter period of the Company ending April 1, 2002.

      (p) Subsidiaries. If the Company or any Subsidiary creates, forms or acquires any Subsidiary on or after the date of this Agreement, the Company or such Subsidiary, as the case may be, will, contemporaneously with the creation, formation or acquisition of such Subsidiary, (i) grant Lender a first priority perfected security interest in and lien on all of the issued and outstanding shares of capital stock or other equity interests of such Subsidiary and (ii) cause such Subsidiary to (A) guaranty the payment and performance of all of the Company's Obligations and (B) secure said guaranty with a first priority perfected security interest in and lien on all of the accounts, inventory, documents, instruments, chattel paper, general intangibles, goods, machinery, equipment, investment property, other tangible and intangible personal property, real property and books and records of such Subsidiary and the proceeds thereof, all pursuant to documentation (including, without limitation, an amendment to this Agreement if requested by Lender) in form and substance reasonably satisfactory to Lender.

      (q) Landlord Consents. The Company will obtain and deliver to Lender, on or before May 12, 2002, landlord's consents and waivers of lien in form and substance reasonably satisfactory to Lender with respect to each of the locations listed on Exhibit A to the Company Security Agreement which is leased by the Company, each of the locations listed on Exhibit A to the LaBarge/STC Security Agreement which is leased by LaBarge/STC, Inc. and each of the locations listed on Exhibit A to the LaBarge - OCS Security Agreement which is leased by LaBarge - OCS, Inc., each duly executed by the applicable landlord.

      5.02 Negative Covenants of the Company. Each of the Company and LaBarge Properties covenants and agrees that, so long as Lender has any obligation to make any Loan and/or to issue any Letter of Credit under this Agreement, any Letter of Credit remains outstanding, any of the Company's Obligations remain unpaid and/or any of the LaBarge Properties' Obligations remain unpaid, unless the prior written consent of Lender is obtained:

      (a) Limitation on Indebtedness. The Company will not, and it will not cause or permit any Subsidiary to, incur or be obligated on any Indebtedness, either directly or indirectly, by way of Guarantee, suretyship or otherwise, other than:

          (i)  the Company's Obligations;

           (ii) unsecured trade accounts payable and other normal accruals incurred in the ordinary course of business which are not more than thirty
     (30) days past due (provided, however, that neither the Company nor any Subsidiary shall be required to pay any such account payable or other accrual the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that the Company or such Subsidiary, as the case may be, shall pay or cause to be paid all such accounts payable and accruals forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to Lender);

           (iii) Indebtedness existing as of the date of this Agreement and listed on Schedule 4.10 attached hereto (without giving effect to any changes to Schedule 4.10 made after the date of this Agreement);

          (iv) Subordinated Indebtedness;

           (v) purchase money Indebtedness incurred solely to finance Capital Expenditures;

          (vi) Capitalized Lease Obligations; and

           (vii) other Indebtedness not otherwise permitted by this Section 5.02(a) in an amount not to exceed $25,000.00 in the aggregate at any one time outstanding for the Company and all of its Subsidiaries on a combined basis.

      (b) Limitation on Liens. The Company will not, and will not cause or permit any Subsidiary to, create, incur or assume, or suffer to be incurred or to exist, any Lien on any of its Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, except for Permitted Liens.

     (c)  Consolidation, Merger, Sale of Property, Etc.

           (i) The Company will not, and it will not cause or permit any Subsidiary to, directly or indirectly merge or consolidate with or into any other Person or permit any other Person to merge into or with or consolidate with it.

           (ii) The Company will not, and will not cause or permit any Subsidiary to, (A) sell, assign, lease, transfer, abandon or otherwise dispose of any of its Property (including, without limitation, any shares of capital stock or other equity interests of a Subsidiary owned by the Company or another Subsidiary) or (B) issue, sell or otherwise dispose of any shares of capital stock or other equity interests of any Subsidiary, except for (1) sales of Inventory in the ordinary course of business (which does not include a transfer of Inventory in partial or total satisfaction of any Indebtedness), (2) sales of fixed assets (other than real estate) which are obsolete, worn-out or otherwise not used or useable in the ordinary course of its business, so long as the net proceeds thereof are used within ninety (90) days after the date of the sale solely to purchase replacement fixed assets or assets of comparable quality or to pay or prepay (y) in the case of asset sales by the Company, Debt secured by any Permitted Lien encumbering the assets being sold or the Company's Obligations and (z) in the case of asset sales by a Subsidiary, Debt of such Subsidiary and (3) other sales of fixed assets (other than real estate) which are not used or useable in the ordinary course of its business, so long as the gross sale proceeds from all such asset sales by the Company and all of its Subsidiaries on a combined basis does not exceed $100,000.00 in the aggregate in any fiscal year of the Company.

      (d) Sale and Leaseback Transactions. The Company will not, and it will not cause or permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby the Company or such Subsidiary shall in one or more related transactions sell, transfer or otherwise dispose of any Property owned by the Company or such Subsidiary to any Person and then rent or lease, as lessee, such Property or any part thereof for a period or periods which in the aggregate would exceed twelve (12) months from the date of commencement of the lease term.

      (e) Sale or Discount of Accounts. The Company will not, and it will not cause or permit any Subsidiary to, sell or discount (other than prompt payment discounts granted in the ordinary course of business) any of its notes or accounts receivable or chattel paper.

      (f) Transactions with Affiliates. The Company will not, and it will not cause or permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

      (g) Changes in Nature of Business. The Company will not, and it will not cause or permit any Subsidiary to, engage in any business if, as a result, the general nature of the business which would then be engaged in by the Company and its Subsidiaries, considered as a whole, would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries as of the date of this Agreement.

      (h) Fiscal Year. The Company will not, and it will not cause or permit any Subsidiary to, change its fiscal year.

     (i) Stock Redemptions and Distributions. The Company will not, and it will not cause or permit any Subsidiary to, declare or incur any liability to make any Distribution in respect of the capital stock or other equity interests of the Company or the capital stock or other equity interests of such Subsidiary, as the case may be, provided, however, that each wholly-owned Subsidiary shall be permitted to declare and pay cash dividends on their respective capital stock or other equity interests to the Company.

      (j) Pension Plans. The Company will not, and it will not cause or permit any Subsidiary to, (a) permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan or (b) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by the Company, any Subsidiary or any ERISA Affiliate of any material liability, fine or penalty.

      (k) Subordinated Indebtedness. The Company will not make any payment of principal, interest or other amount on or with respect to any of its Subordinated Indebtedness to the extent prohibited by the subordination provisions governing the same. The Company will not amend, modify or otherwise change any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any of its Subordinated Indebtedness (including, without limitation, any of the Existing Subordinated Notes); provided, however, that the Company may extend the maturity date of any or all of the Existing Subordinated Notes upon notice to, but without the prior written consent of, Lender.

      (l) Restricted Investments; Acquisitions. The Company will not, and it will not cause or permit any Subsidiary to, directly or indirectly, make any Restricted Investments. The Company will not, and it will not cause or permit any Subsidiary to, directly or indirectly, make any Acquisitions.

      (m) Subsidiaries. The Company will not, and it will not cause or permit any Subsidiary to, create, form or acquire any Subsidiary.

      (n) Limitations on Restrictive Agreements. The Company will not, and it will not cause or permit any Subsidiary to, enter into, or permit to exist, any agreement with any Person which prohibits or limits the ability of the Company or such Subsidiary, as the case may be, to (a) pay dividends or make other distributions or prepay any Indebtedness owed to the Company and/or any Subsidiary, (b) make loans or advances to the Company and/or any Subsidiary, (c) transfer any of its Properties to the Company and/or any Subsidiary (other than with respect to Property subject to Liens permitted by clauses (g) or (h) of the definition of Permitted Liens) or (d) create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired (other than with respect to Property subject to Liens permitted by clauses (g) or (h) of the definition of Permitted Liens); provided that the foregoing shall not apply to restrictions in effect on the date of this Agreement contained in agreements governing Debt outstanding on the date of this Agreement and listed on Schedule 5.02(o) attached hereto and, if such Debt is renewed, extended or refinanced, restrictions in the agreements governing the renewed, extended or refinanced Debt (and successive renewals, extensions and refinancings thereof) if such restrictions are no more restrictive in any material respect than those contained in the agreements governing the Debt being renewed, extended or refinanced.

      5.03 Use of Proceeds. The Company covenants and agrees that (a) the proceeds of the Revolving Credit Loans will be used solely to pay off the existing indebtedness of the Company to Bank of America, N.A. and for the working capital and general corporate purposes of the Company, (b) no part of the proceeds of any Revolving Credit Loan will be used in violation of any applicable law, rule or regulation and (c) no part of the proceeds of any Revolving Credit Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended. LaBarge Properties covenants and agrees that (a) the proceeds of the Term Loan will be used solely to pay off the existing indebtedness of LaBarge Properties to Bank of America, N.A. and to make improvements to the real property covered by the Deed of Trust, (b) no part of the proceeds of the Term Loan will be used in violation of any applicable law, rule or regulation and (c) no part of the proceeds of the Term Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended.

SECTION 6.  EVENTS OF DEFAULT.

      If any of the following (each of the following herein sometimes called an "Event of Default") shall occur and be continuing:

      6.01 The Company shall fail to pay any of the Company's Obligations as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

      6.02 LaBarge Properties shall fail to pay any of the LaBarge Properties' Obligations as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

     6.03 Any representation or warranty made by the Company, LaBarge Properties and/or any other Obligor in this Agreement, in any other Transaction Document or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or effected;

     6.04 The Company and/or LaBarge Properties shall fail to perform or observe any term, covenant or provision contained in Section 2.01(b), Section 2.01(c),
Section  2.01(d),  Section  2.03(e), Section 5.01(a), Section  5.01(c),  Section
5.01(f),  Section  5.01(k), Section 5.01(l), Section 5.01(m),  Section  5.01(o),
Section 5.01(p), Section 5.01(q), Section 5.02 or Section 5.03;

      6.05 The Company and/or LaBarge Properties' shall fail to perform or observe any other term, covenant or provision contained in this Agreement (other than those specified in Sections 6.01, 6.02, 6.03 or 6.04 above) and any such failure shall remain unremedied for thirty (30) days after the earlier of
(a) written notice of default is given to the Company and LaBarge Properties by Lender or (b) any officer of the Company and/or LaBarge Properties obtaining actual knowledge of such default;

     6.06 This Agreement or any other Transaction Document shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by the Company, LaBarge Properties and/or any other Obligor, or if the transactions completed hereunder or thereunder shall be contested by the Company, LaBarge Properties and/or any other Obligor or if the Company, LaBarge Properties and/or any other Obligor shall deny that it has any further liability or obligation hereunder or thereunder;

      6.07 The Company, LaBarge Properties, any other Obligor or any Subsidiary shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law,
(b) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition,
(c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself or of a substantial part of its Property, (d) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any corporate or other action for the purpose of effecting any of the foregoing;

      6.08 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Company, LaBarge Properties, any other Obligor or any Subsidiary, or of a substantial part of the Property of the Company, LaBarge Properties, any other Obligor or any Subsidiary, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator or similar official of the Company, LaBarge Properties, any other Obligor or any Subsidiary or of a substantial part of the Property of the Company, LaBarge Properties, any other Obligor or any Subsidiary or (c) the winding-up or liquidation of the Company, LaBarge Properties, any other Obligor or any Subsidiary; and such proceeding or petition shall continue undismissed for thirty (30) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for thirty
(30) consecutive days;

      6.09 Any Letter of Credit Application shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of any Letter of Credit Application shall be contested or denied by the Company, or if the Company shall deny that it has any further liability or obligation under any Letter of Credit Application or if the Company shall fail to comply with or observe any of the terms, provisions or conditions contained in any Letter of Credit Application;

      6.10 The Company Guaranty shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the Company Guaranty shall be contested or denied by the Company, or if the Company shall deny that it has any further liability or obligation under the Company Guaranty or if the Company shall fail to comply with or observe any of the terms, provisions or conditions contained in the Company Guaranty;

      6.11 The Subsidiary Guaranty shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the Subsidiary Guaranty shall be contested or denied by any Guarantor Subsidiary, or if any Guarantor Subsidiary shall deny that it has any further liability or obligation under the Subsidiary Guaranty or if any Guarantor Subsidiary shall fail to comply with or observe any of the terms, provisions or conditions contained in the Subsidiary Guaranty;

      6.12 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the Company Security Agreement;

      6.13 The Company Patent, Trademark and License Security Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the Company Patent, Trademark and License Security Agreement shall be contested or denied by the Company, or if the Company shall deny that it has any further liability or obligation under the Company Patent, Trademark and License Security Agreement or if the Company shall fail to comply with or observe any of the terms, provisions or conditions contained in the Company Patent, Trademark and License Security Agreement;

      6.14 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the Stock Pledge Agreement;

      6.15 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the Deed of Trust;

      6.16 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the LaBarge Wireless Security Agreement;

      6.17 The LaBarge Wireless Patent, Trademark and License Security Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the LaBarge Wireless Patent, Trademark and License Security Agreement shall be contested or denied by LaBarge Wireless, Inc., or if LaBarge Wireless, Inc. shall deny that it has any further liability or obligation under the LaBarge Wireless Patent, Trademark and License Security Agreement or if LaBarge Wireless, Inc. shall fail to comply with or observe any of the terms, provisions or conditions contained in the LaBarge Wireless Patent, Trademark and License Security Agreement;

      6.18 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the LaBarge/STC Security Agreement;

     6.19 The LaBarge/STC Patent, Trademark and License Security Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the LaBarge/STC Patent, Trademark and License Security Agreement shall be contested or denied by LaBarge/STC, Inc., or if LaBarge/STC, Inc. shall deny that it has any further liability or obligation under the LaBarge/STC Patent, Trademark and License Security Agreement or if LaBarge/STC, Inc. shall fail to comply with or observe any of the terms, provisions or conditions contained in the LaBarge/STC Patent, Trademark and License Security Agreement;

      6.20 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the LaBarge - OCS Security Agreement;

      6.21 The LaBarge - OCS Patent, Trademark and License Security Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the LaBarge - OCS Patent, Trademark and License Security Agreement shall be contested or denied by LaBarge - OCS, Inc., or if LaBarge - OCS, Inc. shall deny that it has any further liability or obligation under the LaBarge - OCS Patent, Trademark and License Security Agreement or if LaBarge - OCS, Inc. shall fail to comply with or observe any of the terms, provisions or conditions contained in the LaBarge - OCS Patent, Trademark and License Security Agreement;

     6.22 Any of the Swap Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of any of the Swap Documents shall be contested or denied by LaBarge Properties, or if LaBarge Properties shall deny that it has any further liability or obligation under any of the Swap Documents or if LaBarge Properties shall fail to comply with or observe any of the terms, provisions or conditions contained in any of the Swap Documents;

      6.23 The Company, LaBarge Properties, any other Obligor or any Subsidiary shall be declared by Lender to be in default on, or pursuant to the terms of,
(a) any other present or future obligation to, or agreement with or in favor of, Lender, including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation or (b) any other present or future agreement, document or instrument purporting to grant Lender a Lien upon any Property of the Company, LaBarge Properties, such other Obligor or such Subsidiary, as the case may be, and any such default shall not be cured or waived in writing within any applicable cure or grace period (if any);

      6.24 The occurrence of any default or event of default under or within the meaning of any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any Debt of the Company, LaBarge Properties, any other Obligor or any Subsidiary (other than the Company's Obligations and the LaBarge Properties' Obligations) having an aggregate outstanding principal balance in excess of $25,000.00 which is not cured or waived in writing within any applicable cure or grace period (if any);

      6.25 The occurrence of any default or event of default under or within the meaning of any agreement providing the Company, LaBarge Properties, any other Obligor or any Subsidiary with any interest rate swap, interest rate cap or other interest rate hedge;

      6.26 The Company, LaBarge Properties, any other Obligor or any Subsidiary shall have a judgment entered against it by a court having jurisdiction in the premises and such judgment shall not be appealed in good faith (and execution of such judgment stayed during such appeal) or satisfied by the Company, LaBarge Properties, such other Obligor or such Subsidiary, as the case may be, within thirty (30) days after the entry of such judgment;

     6.27 The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by the Company, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by the Company, any ERISA Affiliate or any Subsidiary from any Multi-Employer Plan; or the incurrence of any material increase in the contingent liability of the Company or any Subsidiary with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

      6.28 The institution by the Company, any ERISA Affiliate or any Subsidiary of steps to terminate any Pension Plan if, in order to effectuate such termination, the Company, such ERISA Affiliate or such Subsidiary, as the case may be, would be required to make a contribution to such Pension Plan, or would incur a liability or obligation to such Pension Plan, in excess of $25,000.00; or the institution by the PBGC of steps to terminate any Pension Plan; or

     6.29 The occurrence of any Change of Control Event;

      THEN,  and  in each such event (other than an event described in  Sections
6.07 or 6.08), Lender may declare that its obligation to make Loans and to issue Letters of Credit under this Agreement has terminated, whereupon such obligation of Lender shall be immediately and forthwith terminated, and Lender may further declare the entire outstanding principal balance of and all accrued and unpaid interest on the Notes, all of the other Company's Obligations and all of the other LaBarge Properties' Obligations to be forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Notes, all of such other Company's Obligations and all of such other LaBarge Properties' Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company and LaBarge Properties, and Lender may exercise any and all other rights and remedies which it may have under any other Transaction Document or at law or in equity; provided, however, that upon the occurrence of any event described in Sections 6.07 or 6.08, Lender's obligation to make Loans and to issue Letters of Credit under this Agreement shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Notes, all of the other Company's Obligations and all of the other LaBarge Properties' Obligation shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company and LaBarge Properties, and Lender may exercise any and all other rights and remedies which it may have under any other Transaction Document or at law or in equity. If any Event of Default has occurred and is continuing, in addition to all of Lender's other rights and remedies under this Agreement and the other Transaction Documents and at law or in equity, Lender shall have the right, in its sole and absolute discretion, to (a) reduce the amount of the Lender's Revolving Credit Commitment, (b) create reserves and/or allowances against Unused Availability, Eligible Accounts and/or Eligible Inventory and/or (c) reduce the advance rates against Eligible Accounts and/or Eligible Inventory set forth in the definition of the Borrowing Base.

SECTION 7.  GENERAL.

      7.01 No Waiver. No failure or delay by Lender in exercising any right, remedy, power or privilege under this Agreement or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies provided in this Agreement and in the other Transaction Documents are cumulative and not exclusive of any rights and/or remedies provided by law. Nothing contained in this Agreement shall in any way affect the right of Lender to exercise any statutory or common law right of banker's lien or set-off.

      7.02 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to the Company or LaBarge Properties (any such notice being expressly waived by the Company and LaBarge Properties) and to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Lender and any and all other indebtedness at any time owing by Lender to or for the credit or account of the Company and/or LaBarge Properties against any and all of (a) in the case of the Company, the Company's Obligations and (b) in the case of LaBarge Properties, the LaBarge Properties' Obligations, irrespective of whether or not Lender shall have made any demand under this Agreement or under any other Transaction Document and although such obligations may be contingent or unmatured. Lender agrees to promptly notify the Company or LaBarge Properties, as the case may be, after any such set-off and application made by Lender, provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this
Section 7.02 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which Lender may have. Nothing contained in this Agreement or any other Transaction Document shall (a) impair the right of Lender to exercise any right of set-off or counterclaim it may have against the Company and to apply the amount subject to such exercise to the payment of indebtedness of the Company unrelated to this Agreement or the other Transaction Documents or (b) impair the right of Lender to exercise any right of set-off or counterclaim it may have against LaBarge Properties and to apply the amount subject to such exercise to the payment of indebtedness of LaBarge Properties unrelated to this Agreement or the other Transaction Documents.

      7.03 Cost and Expenses. The Company and LaBarge Properties hereby jointly and severally agree, whether or not any Loan is made under this Agreement and/or any Letter of Credit is issued under this Agreement, to pay Lender upon demand for (a) all out-of-pocket costs and expenses (other than Attorneys' Fees) incurred by Lender in connection with the preparation, documentation, negotiation and/or execution of this Agreement and the other Transaction Documents, (b) all recording, filing and search fees and expenses incurred by Lender in connection with this Agreement and the other Transaction Documents,
(c) all out-of-pocket costs and expenses and all Attorneys' Fees incurred by Lender in connection with the (i) the preparation, documentation, negotiation and execution of any amendment, modification, extension, renewal or restatement of this Agreement and/or any other Transaction Document, (ii) the preparation of any waiver or consent under this Agreement and/or under any other Transaction Document or (iii) any Default or Event of Default, (d) if an Event of Default occurs, all out-of-pocket costs and expenses and all Attorneys' Fees incurred by Lender in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom and (e) all other Attorneys' Fees incurred by Lender relating to or arising out of or in connection with this Agreement and/or any other Transaction Document. The Company and LaBarge Properties further jointly and severally agree to pay or reimburse Lender for any stamp or other taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement and/or any other Transaction Document. All of the obligations of the Company and LaBarge Properties under this Section 7.03 shall survive the satisfaction and payment of the Company's Obligations and the LaBarge Properties' Obligations and the termination of this Agreement.

      7.04 Environmental Indemnity. The Company and LaBarge Properties hereby jointly and severally agree to defend and indemnify Lender and hold Lender harmless from and against any and all losses, liabilities, damages, injuries, claims, costs and expenses of any and every kind whatsoever (including, without limitation, court costs and reasonable attorneys' fees and expenses) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Lender for, with respect to or as a direct or indirect result of the violation by the Company or any Subsidiary of any Environmental Laws; or with respect to, or as a direct or indirect result of the presence on or under, or the Release from, properties owned, leased or operated by the Company and/or any Subsidiary in the conduct of their respective businesses into or upon any land, the atmosphere or any watercourse, body of water or wetland, of any Hazardous Substances or any other hazardous or toxic waste, substance or constituent or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this Section 7.04 shall survive the satisfaction and payment of the Company's Obligations and the LaBarge Properties' Obligations and the termination of this Agreement.

     7.05 General Indemnity.  In addition to the payment of expenses pursuant to
Section 7.03, whether or not the transactions contemplated hereby shall be consummated, the Company and LaBarge Properties hereby jointly and severally agree to defend, indemnify, pay and hold Lender and any holder(s) of the Notes, and the officers, directors, employees, agents and affiliates of Lender and such holder(s) (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, any other Transaction Document and/or any other agreement, document or instrument heretofore, now or hereafter executed and delivered by the Company, LaBarge Properties and/or any other Obligor in connection herewith or therewith, the statements contained in any commitment letters delivered by Lender, Lender's agreement to make Loans and/or issue Letters of Credit under this Agreement or the use or intended use of the proceeds of any Loan or of any Letter of Credit under this Agreement (collectively, the "indemnified liabilities"); provided that neither the Company nor LaBarge Properties shall have any obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction in a final nonappealable order. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company and LaBarge Properties shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 7.05 shall survive satisfaction and payment of the Company's Obligations and the LaBarge Properties' Obligations and the termination of this Agreement.

      7.06 Authority to Act. Lender shall be entitled to act on any notices and instructions (telephonic or written) believed by Lender in good faith to have been sent or delivered by any person authorized to act on behalf of the Company pursuant hereto, regardless of whether such notice or instruction was in fact delivered by a person authorized to act on behalf of the Company, and the Company hereby agrees to defend and indemnify Lender and hold Lender harmless from and against any and all losses, costs and expenses, if any, ensuing from any such action. Lender shall be entitled to act on any notices and instructions (telephonic or written) believed by Lender in good faith to have been sent or delivered by any person authorized to act on behalf of LaBarge Properties pursuant hereto, regardless of whether such notice or instruction was in fact delivered by a person authorized to act on behalf of LaBarge Properties, and LaBarge Properties hereby agrees to defend and indemnify Lender and hold Lender harmless from and against any and all losses, costs and expenses, if any, ensuing from any such action.

     7.07 Notices. Except as otherwise specifically set forth in this Agreement, each notice, request, demand, consent, confirmation or other communication under this Agreement shall be in writing and delivered in person or sent by telecopy, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or telecopy number set forth on the signature page(s) of this Agreement, or at such other address or telecopy number as any party hereto may designate as its address for communications under this Agreement by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telecopy (with answerback confirmation received), on the first (1st) Business Day after the day on which sent, if sent by recognized overnight courier or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail, except that notices to Lender under Section 2 shall not be effective unless and until actually received by Lender.

     7.08 Consent to Jurisdiction; Waiver of Jury Trial. EACH OF THE COMPANY AND LABARGE PROPERTIES HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN THE CITY OR COUNTY OF ST. LOUIS, MISSOURI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AS LENDER MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, (B) AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THE COMPANY OR LABARGE PROPERTIES MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (D) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (E) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH THE COMPANY OR LABARGE PROPERTIES MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. EACH OF THE COMPANY AND LABARGE PROPERTIES AUTHORIZES THE SERVICE OF PROCESS UPON IT BY REGISTERED MAIL SENT TO IT AT ITS ADDRESS REFERENCED IN SECTION 7.07. THE COMPANY, LABARGE PROPERTIES AND LENDER HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH THE COMPANY AND LENDER ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS.

      7.09 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

      7.10 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company, LaBarge Properties and Lender. Any Event of Default under this Agreement may be waived by Lender if, but only if, such waiver is in writing and is signed by Lender.

      7.11 References; Headings for Convenience. Unless otherwise specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits "A", "B", "C", "D", "E", "F", "G" and "H" refer to annexed Exhibits "A", "B", "C", "D", "E", "F", "G" and "H" which are hereby incorporated herein by reference and all references herein to Schedules 2.04, 4.05, 4.06, 4.08, 4.10, 4.12, 4.16, 4.17, 4.18, 4.23 and 5.02(o)
refer to annexed Schedules 2.04, 4.05, 4.06, 4.08, 4.10, 4.12, 4.16, 4.17, 4.18,
4.23 and 5.02(o) which are hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

      7.12 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Company, LaBarge Properties and Lender and their respective successors and assigns, except that neither the Company nor LaBarge Properties may assign or otherwise transfer any of its rights or delegate any of its obligations under this Agreement.

      7.13 NO ORAL AGREEMENTS; ENTIRE AGREEMENT. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT THE COMPANY, LABARGE PROPERTIES AND LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY THE COMPANY, LABARGE PROPERTIES AND LENDER COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH AGREEMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS AMONG THE COMPANY, LABARGE PROPERTIES AND LENDER, EXCEPT AS THE COMPANY, LABARGE PROPERTIES AND LENDER MAY LATER AGREE IN WRITING TO MODIFY THEM. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof.

      7.14 Severability. In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      7.15 Counterparts. This Agreement may be executed in any number of counterparts (including telecopy counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      7.16 Resurrection of the Company's Obligations. To the extent that Lender receives any payment on account of any of the Company's Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Company's Obligations or part thereof intended to be satisfied and any and all Liens upon or pertaining to any Property of the Company and/or any other Obligor and theretofore created and/or existing in favor of Lender as security for the payment of such Company's Obligations and/or any Guarantee thereof shall be revived and continue in full force and effect, as if such payment(s) had not been received by Lender and applied on account of the Company's Obligations.

      7.17 Resurrection of the LaBarge Properties' Obligations. To the extent that Lender receives any payment on account of any of the LaBarge Properties' Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment(s) received, the LaBarge Properties' Obligations or part thereof intended to be satisfied and any and all Liens upon or pertaining to any Property of LaBarge Properties and/or any other Obligor and theretofore created and/or existing in favor of Lender as security for the payment of such LaBarge Properties' Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by Lender and applied on account of the LaBarge Properties Obligations.

      7.18 Independence of Covenants. All of the covenants contained in this Agreement and the other Transaction Documents shall be given independent effect so that if a particular action, event or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the provisions of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken, such event occurs or such condition exists.

      IN WITNESS WHEREOF, the Company, LaBarge Properties and Lender have executed this Loan Agreement as of the 12th day of March 2002.

                              LABARGE, INC.


                              By   s/Donald H. Nonnenkamp
                              Title:    Vice President & CFO

                              Address:

                              9900A Clayton Road
                              St. Louis, Missouri 63178
                              Attention: Chief Financial Officer

                              Telecopy No.: (314) 812-9438


                              LABARGE PROPERTIES, INC.


                              By   s/Donald H. Nonnenkamp
                              Title:    Vice President

                              Address:

                              9900A Clayton Road
                              St. Louis, Missouri 63178
                              Attention: Chief Financial Officer

                              Telecopy No.: (314) 812-9438


                              U.S. BANK NATIONAL ASSOCIATION


                              By   s/Thomas S. Sherman
                              Title:    Vice President

                              Address:

                              721 Locust Street
                              First Floor, Bank Lobby
                              St. Louis, Missouri 63101
                              Attention: Commercial Lending Department

                              Telecopy No.: (314) 418-8090
                                  SCHEDULE 2.04


                     Authorized Individuals of LaBarge, Inc.

                                Craig E. LaBarge
                              Donald H. Nonnenkamp



               Authorized Individuals of LaBarge Properties, Inc.

                                Craig E. LaBarge
                              Donald H. Nonnenkamp


                                  SCHEDULE 4.05

                                   Litigation

                                      NONE
                                  SCHEDULE 4.06

                            Pension and Welfare Plans

The Management Retirement Savings Plan of LaBarge, Inc., a deferred compensation plan for a select group of management and highly-compensated employees, is not qualified under Section 401 of the Internal Revenue Code.
                                  SCHEDULE 4.08

                                  Subsidiaries

                                                       Issued and
                                Class               Authorized   Outstanding

     LaBarge/STC, Inc.             Common         30,000              100
     LaBarge Properties, Inc.      Common         30,000              100
     LaBarge Wireless, Inc.        Common         30,000              100
     LaBarge - OCS, Inc.           Common           1,600,000         1,220,000

     All of the foregoing are wholly-owned subsidiaries of LaBarge, Inc.

                                  SCHEDULE 4.10

                  Other Debt, Guarantees and Capitalized Leases


                                 [See Attached]
                                  SCHEDULE 4.12

                                 Existing Liens

                                      NONE
                                  SCHEDULE 4.16

                  Patents, Trademarks, Copyrights and Licenses

                                 Patents Pending

Serial/Patent No.             Description

09/329,428          MIN Reuse and Auto Commissioning
09/347,168          Use of Control and SMS Transport for Periodic
                 High Volume Data Sessions
09/769,537     Web Based Vehicle Tracking and User
                 On-Board Status System
09/769,567     Web Based Vehicle Tracking System with
                 Assist Button
09/769,566     Web Based Vehicle Travel Messaging System
09/744,170     Web Based Vehicle Information System
2366273        Methods and Apparatus for Light Outage
                 Detection (Canadian Filing)
2343688        Methods and Apparatus for Light Outage
                 Detection (Canadian Filing)
60/300,348     Pipe-to-Soil Testing Apparatus and Methods
                 (Provisional, to be formally filed 3/2002)
09/658,755     Fuel System
9-335204       Method of and System for Communication
                 Between Points Along a Fluid Flow (Japan)
PCT/US00/24678 Fuel System (PCT)

                                 Patents Issued

Serial/Patent No.             Description

6222446        Light Performance Monitoring Device
6340139        Highway Grade Crossing Vehicle Violation
                 Detector
09/800,808     Methods and Apparatus for Light Outage
                 Detection
5790369        Power Transfer Device for a Utilities
                 Distribution Pedestal
5991602        Method of and System for Communication
                 Between Points Along a Fluid Flow
DES 391,233    Utilities Distribution Pedestal
DES 399,204    Weatherproof Radio Enclosure


                                   Trademarks

Reg. No.                 Serial No.               Description

0916585                  75396299            LaBarge, Inc. (stylized)

                         72308416            LaBarge

0925365                  72366531            LBI (stylized)


                                  Service Marks

Reg. No.                 Serial No.               Description

2470628                  75979963            LaBarge, Inc.


                                  SCHEDULE 4.17

                   Environmental and Health and Safety Matters

                                      NONE

                                  SCHEDULE 4.18

                              Existing Investments

  * 640,008 Common Shares of Norwood Abbey, Ltd. Held by LaBarge, Inc.

  * 1 Common Share of Archway Insurance, Ltd. Held by LaBarge, Inc.

  * $600,000 demand loan from LaBarge, Inc. to Pierre LaBarge Jr.

                                SCHEDULE 5.02(o)

                             Restrictive Agreements

                                      NONE
                                    EXHIBIT A

                           Borrowing Base Certificate

     This Borrowing Base Certificate is delivered pursuant to Section 2.01(b) of that certain Loan Agreement dated as of March 12, 2002, by and among LaBarge, Inc., a Delaware corporation (the "Company"), LaBarge Properties, Inc., a Missouri corporation ("LaBarge Properties"), and U.S. Bank National Association ("Lender"), as the same may from time to time be amended, modified, extended, renewed or restated (the "Loan Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

      The  Company  hereby represents and warrants to Lender that the  following
information is true, correct and complete as of        , 20          :

1.   Total Accounts of the Company                               $

2.   Ineligible Accounts of the Company:

     (a)  Over 90 Days from Invoice Date          $
     (b)  25% Cross-Aging                         $
     (c)  Affiliate Accounts                      $
     (d)  Foreign Accounts                        $
     (e)  Government Accounts                     $
     (f)  Contra Accounts (Net)                   $
     (g)  Other                                   $
     (h)  Total Ineligible Accounts [Sum of Items 2(a) through
          2(g)]                                   $

3.   Eligible Accounts of the Company [Sum of Item 1 minus Item 2(h)]
$

4.   80% of face amount of Eligible Accounts of the Company                $

5.   Total Accounts of LaBarge/STC, Inc.                                   $

6.   Ineligible Accounts of LaBarge/STC, Inc.:

     (a)  Over 90 Days from Invoice Date          $
     (b)  25% Cross-Aging                         $
     (c)  Affiliate Accounts                      $
     (d)  Foreign Accounts                        $
     (e)  Government Accounts                     $
     (f)  Contra Accounts (Net)                   $
     (g)  Other                                   $
     (h)  Total Ineligible Accounts [Sum of Items 6(a) through
          6(g)]                                   $

7.   Eligible Accounts of LaBarge/STC, Inc. [Sum of Item 4 minus
     Item 6(h)]                                             $

8.   80% of face amount of Eligible Accounts of LaBarge/STC, Inc.
$

9.   Total Inventory of the Company, valued at the lower of cost or
     market in accordance with GAAP                                   $

10.  Ineligible Inventory of the Company, valued at the lower of cost or market in accordance with GAAP
     (a)  Obsolete Inventory                      $
     (b)  Other                                   $
     (c)  Total Ineligible Inventory [Sum of Items 10(a) and 10(b)]   $

11.  Eligible Inventory of the Company [Item 9 minus Item 10(c)]           $

12.  40% of Eligible Inventory of the Company, valued at the lower of
     cost or market in accordance with GAAP                 $

13.  Total Inventory of LaBarge/STC, Inc., valued at the lower of cost or
     market in accordance with GAAP                                   $

14. Ineligible Inventory of LaBarge/STC, Inc., valued at the lower of cost or market in accordance with GAAP
     (a)  Obsolete Inventory                      $
     (b)  Other                                   $
     (c)  Total Ineligible Inventory [Sum of Items 14(a) and 14(b)]   $

15.  Eligible Inventory of LaBarge/STC, Inc. [Item 13 minus Item 14(c)]
$

16   40% of Eligible Inventory of LaBarge/STC, Inc., valued at the
     lower of cost or market in accordance with GAAP                  $

17. Borrowing Base [Sum of (a) Item 4 plus (b) Item 8 plus (c) the lesser of (i) the sum of Item 12 plus Item 16 or (ii) $10,500,000.00]
$

18.  Amount of Lender's Revolving Credit Commitment                        $

19.  Borrower's Maximum Revolving Credit Availability
     [Lesser of Item 17 or Item 18]                                   $

20.  Aggregate principal amount of outstanding Revolving Credit Loans      $

21.  Aggregate undrawn face amount of outstanding Letters of
        Credit   plus   all   unreimbursed   drawings   with   respect   thereto
$

22.  Unused Availability [Item 19 minus Item 20 minus Item 21]
     [Negative amount requires mandatory repayment]                        $

      If Item 22 above is negative, this Certificate is accompanied by the mandatory repayment required by Section 2.01(c) of the Loan Agreement.

      This  Borrowing  Base Certificate is dated as  of  the             day  of
_______________, 20           .

                              LABARGE, INC.


                              By
                              Title:

                                    EXHIBIT B

                              REVOLVING CREDIT NOTE

$15,000,000.00                                     St. Louis, Missouri
                                                        March 12, 2002

      FOR VALUE RECEIVED, on the last day of the Revolving Credit Period, the undersigned, LABARGE, INC., a Delaware corporation ("the Company"), hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION ("Lender"), the principal sum of Fifteen Million Dollars ($15,000,000.00), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Revolving Credit Loans made by Lender to the Company pursuant to the Loan Agreement. The aggregate principal amount of Revolving Credit Loans which Lender shall be committed to have outstanding under this Note at any one time shall not exceed Fifteen Million Dollars ($15,000,000.00), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions of this Note and of the Loan Agreement.

     the Company further promises to pay to the order of Lender interest on each Revolving Credit Loan under this Note at the rate or rates and on the dates set forth in the Loan Agreement.

      All payments received by Lender under this Note shall be allocated among the principal, interest, fees, collection costs and expenses and other amounts due under this Note in such order and manner as Lender shall elect.

     All payments of principal, interest, fees and other amounts under this Note shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Lender situated at 721 Locust Street, First Floor, Bank Lobby, St. Louis, Missouri 63101, or at such other place as Lender may from time to time designate in writing.

      Lender shall record in its books and records the date, amount, type and Interest Period (if any) of each Revolving Credit Loan made by it to the Company and the date and amount of each payment of principal and/or interest made by the Company with respect thereto; provided, however, that the obligation of the Company to repay each Revolving Credit Loan made by Lender to the Company under this Note shall be absolute and unconditional, notwithstanding any failure of Lender to make any such recordation or any mistake by Lender in connection with any such recordation. The books and records of Lender showing the account between Lender and the Company shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

      The Company shall have the right to make prepayments on this Note upon the terms and subject to the conditions contained in the Loan Agreement.

      This Note is the Revolving Credit Note referred to in, and is subject to the terms of, that certain Loan Agreement dated as of the date hereof by and among the Company, LaBarge Properties, Inc. and Lender, as the same may from time to time be amended, modified, extended, renewed or restated (the "Loan Agreement"). The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of certain stated events and also for prepayments on account of the principal of this Note and interest on this Note prior to the maturity of this Note upon the terms and conditions specified therein. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Loan Agreement.

      This Note is secured by, among other things, the Company Security Agreement, the Company Patent, Trademark and License Security Agreement and the Stock Pledge Agreement, to which Company Security Agreement, Company Patent, Trademark and License Security Agreement and Stock Pledge Agreement reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.

     If any Event of Default shall occur under or within the meaning of the Loan Agreement, then Lender's obligation to make additional Revolving Credit Loans under this Note may be terminated in the manner and with the effect as provided in the Loan Agreement and the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Loan Agreement.

      In the event that any payment of any principal, interest, fees or other amount due under this Note is not paid when due, whether by reason of demand, maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection or for foreclosure of the Company Security Agreement, the Company Patent, Trademark and License Security Agreement and/or the Stock Pledge Agreement, or if this Note is placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating to or affecting this Note, the Company hereby promises to pay to the order of Lender, in addition to all other amounts otherwise due on, under or in respect of this Note, the costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand for payment, protest, notice of protest and notice of dishonor.

      This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).


                              LABARGE, INC.


                              By
                              Title:


                                    EXHIBIT C

                            TERM LOAN PROMISSORY NOTE

$6,400,000.00                                      St. Louis, Missouri
                                                        March 12, 2002

      FOR VALUE RECEIVED, the undersigned, LABARGE PROPERTIES, INC., a Missouri corporation ("LaBarge Properties"), hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION ("Lender"), the principal sum of Six Million Four Hundred Thousand Dollars ($6,400,000.00), or such lesser sum as may be advanced hereunder, in eight-four (84) consecutive monthly installments as follows: eighty-three (83) consecutive monthly installments each in an amount equal to one three-hundredth (1/300th) of the outstanding principal balance of this Note on October 31, 2002, due and payable on the first (1st) day of each month commencing December 1, 2002, with the eighty-fourth (84) and final installment in the amount of the then outstanding and unpaid principal balance of this Note due and payable on October 31, 2009.

      LaBarge Properties further promises to pay to the order of Lender interest on the unpaid principal balance from time to time outstanding under this Note at the rate or rates and on the dates set forth in the Loan Agreement.

      This Note may be funded in multiple advances from time to time during the Term Loan Advance Period; provided, however, that the maximum aggregate principal amount of all advances under this Note shall not exceed Six Million Four Hundred Thousand Dollars ($6,400,000.00). No advances may be made under this Note after the last day of the Term Loan Advance period. No principal repaid during the term of this Note may be reborrowed.

      All payments received by Lender under this Note shall be allocated among the principal, interest, fees, collection costs and expenses and other amounts due under this Note in such order and manner as Lender shall elect.

     All payments of principal, interest, fees and other amounts under this Note shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Lender situated at 721 Locust Street, First Floor, Bank Lobby, St. Louis, Missouri 63101, or at such other place as Lender may from time to time designate in writing.

      LaBarge Properties shall have the right to make prepayments on this Note upon the terms and subject to the conditions contained in the Loan Agreement.

     This Note is the Term Loan Note referred to in, and is subject to the terms of, that certain Loan Agreement dated as of the date hereof by and among LaBarge, Inc., LaBarge Properties and Lender, as the same may from time to time be amended, modified, extended, renewed or restated (the "Loan Agreement"). The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of certain stated events and also for prepayments on account of the principal of this Note and interest on this Note prior to the maturity of this Note upon the terms and conditions specified therein. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Loan Agreement.

      This Note is secured by, among other things, the Deed of Trust, to which Deed of Trust reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.

     If any Event of Default shall occur under or within the meaning of the Loan Agreement, then Lender's obligation (if any) to make additional advances on the Term Loan under this Note may be terminated in the manner and with the effect as provided in the Loan Agreement and the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Loan Agreement.

      In the event that any payment of any principal, interest, fees or other amount due under this Note is not paid when due, whether by reason of demand, maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection or for foreclosure of the Deed of Trust, or if this Note is placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating to or affecting this Note, LaBarge Properties hereby promises to pay to the order of Lender, in addition to all other amounts otherwise due on, under or in respect of this Note, the costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand for payment, notice of dishonor, protest and notice of protest.

      This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).


                              LABARGE PROPERTIES, INC.


                              By
                              Title:

                                    EXHIBIT D

                            Letter of Credit Request

                                     [Date]


U.S. Bank National Association
721 Locust Street
First Floor, Bank Lobby
St. Louis, Missouri 63101
Attention: Commercial Lending Department

Ladies and Gentlemen:

      Reference is hereby made to that certain Loan Agreement dated as of March 12, 2002, by and among LaBarge, Inc., a Delaware corporation (the "Company"), LaBarge Properties, Inc., a Missouri corporation ("LaBarge Properties") and U.S. Bank National Association ("Lender"), as the same may from time to time be amended, modified, extended, renewed or restated (the "Loan Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

     Pursuant to Section 2.03 of the Loan Agreement, the Company hereby requests that Lender issue an irrevocable [standby] [commercial] Letter of Credit in the
original  face amount of $                      for the account of  the  Company
and  for the benefit of                        upon the terms and conditions set
forth in the attached Application and Agreement for Irrevocable [Standby] [Commercial] Letter of Credit.

      The Company hereby represents and warrants to Lender that (a) all of the representations and warranties made by the Company, LaBarge Properties and/or any other Obligor in the Loan Agreement and/or in any other Transaction Document are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof and (b) no Default or Event of Default has occurred and is continuing and that no Default or Event of Default will result from the issuance of the Letter of Credit requested hereby.

                              Very truly yours,

                              LABARGE, INC.


                              By
                              Title:
                                    EXHIBIT E

              [Attach Form of Standby Letter of Credit Application]
                                    EXHIBIT F

            [Attach Form of Commercial Letter of Credit Application]
                                    EXHIBIT G

                                     [Date]

U.S. Bank National Association
721 Locust Street
First Floor, Bank Lobby
St. Louis, Missouri 63101
Attention: Commercial Lending Department

Ladies and Gentlemen:

      Reference is hereby made to that certain Loan Agreement dated as of March 12, 2002, by and among LaBarge, Inc., a Delaware corporation (the "Company"), LaBarge Properties, Inc., a Missouri corporation ("LaBarge Properties") and U.S. Bank National Association ("Lender"), as the same may from time to time amended, modified, extended, renewed or restated (the "Loan Agreement"). All capitalized terms used and not otherwise defined herein (including all capitalized terms used in Schedule 1 attached hereto) shall have the respective meanings ascribed to them in the Loan Agreement.

     The Company hereby certifies to Lender that as of the date hereof:

      (a) except as set forth below, all of the representations and warranties made by the Company, LaBarge Properties and/or any other Obligor in the Loan Agreement and/or in any other Transaction Document are true and correct in all material respects on and as of the date of this Certificate as if made on and as of the date of this Certificate:

Exceptions:
;

     (b) except as set forth below, no Default or Event of Default has occurred and is continuing:

Exceptions:
;

     (c) the financial statements of the Company and its Subsidiaries delivered to you with this letter are true, correct and complete in all material respects and have been prepared in accordance with GAAP (subject, in the case of any interim financial statements, to normal year-end adjustments and absence of footnote disclosures); and

      (d) Schedule 1 to this letter is a determination of the Company's compliance with the financial covenants set forth in Section 5.01(o) of the Loan
Agreement as of          , 20 , in each case calculated in accordance  with  the
Loan Agreement.

                              Very truly yours,

                              LABARGE, INC.


                              By
                              Title:
                                   SCHEDULE 1

                         Financial Covenant Information
                            as of               , 20

A.   MINIMUM CONSOLIDATED EBITDA
      (for  the  four  consecutive  fiscal  quarter  period  of  Borrower  ended
, 20 )

1.   Consolidated Net Income                                     $
2.   Consolidated Interest Expense                               $
3.   Consolidated income tax expense                                  $
4.        Consolidated      depreciation      and      amortization      expense
$
5.   Extraordinary losses                                             $
6.   Losses from the sale or other disposition of Property other than in the
     ordinary course of business                                      $
7.    Non-cash  charge  required  for impairment  of  goodwill  under  FASB  142
$
8.   Extraordinary gains                                         $
9.   Gains from the sale or other disposition of Property other than in the
     ordinary course of business                                      $
10.  Consolidated EBITDA [Sum of Line A.1 plus Line A.2 plus Line A.3 plus Line A.4 plus Line A.5 plus Line A.6 plus Line A.7 minus
     Line A.8 minus Line A.9]                                    $
11.     Minimum    Consolidated   EBITDA   required   by   Section    5.01(o)(i)
$8,500,000.00

B.   MINIMUM CONSOLIDATED TANGIBLE NET WORTH
     (as of              , 20 )

1.   Consolidated Tangible Net Worth as of April 1, 2002                   $
2.   75% of Consolidated Net Income (with no deductions for losses) during each fiscal quarter of the Company ended after April 1, 2002 (such required  increases  to  be  cumulative  for  each  such  fiscal  quarter)
$
3. 100% of the net proceeds received by the Company on or after March 12, 2002, from the issuance of any capital stock of other equity interests
     of the Company                                         $
4.   Minimum Consolidated Net Worth required by Section 5.01(o)(ii)    [Sum of
        Line   B.1   minus   $3,000,000.00  plus  Line  B.2   plus   Line   B.3]
$
5.   Actual Consolidated Net Worth                               $

C.   MAXIMUM CONSOLIDATED DEBT TO CONSOLIDATED EBITDA RATIO
     (as of         , 20 )

1.   Consolidated Debt (excludes Subordinated Indebtedness)                $
2.   Consolidated EBITDA [Line A.10 above)                            $
3.   Consolidated Debt to Consolidated EBITDA Ratio (Line C.1 divided by
     Line C.2]                                                         to 1.0
4.   Maximum Consolidated Debt to Consolidated EBITDA Ratio permitted by
     Section 5.01(o)(iii)                                             3.0 to 1.0

D.   MINIMUM CONSOLIDATED INTEREST COVERAGE RATIO
      (for  the  four  consecutive  fiscal  quarter  period  of  Borrower  ended
, 20 )

1.   Consolidated EBITDA [Line A.10 above]                            $
2.   Capital Expenditures                                             $
3.   Capitalized Lease Obligations                               $
4.   Consolidated Interest Expense                               $
5.   Consolidated Interest Coverage Ratio [Sum of (Line D.1 minus Line D.2
           minus       Line      D.3)      divided      by       Line       D.4]
to 1.0
6.   Minimum Consolidated Interest Coverage Ratio required by Section
     5.01(o)(iv)                                                 3.0 to 1.0

                                    EXHIBIT H

                                     [Date]

U.S. Bank National Association
721 Locust Street
First Floor, Bank Lobby
St. Louis, Missouri 63101
Attention: Commercial Lending Department

Ladies and Gentlemen:

      Reference is hereby made to that certain Loan Agreement dated as of March 12, 2002, by and among LaBarge, Inc., a Delaware corporation (the "Company"), LaBarge Properties, Inc., a Missouri corporation ("LaBarge Properties") and U.S. Bank National Association ("Lender"), as the same may from time to time amended, modified, extended, renewed or restated (the "Loan Agreement"). All capitalized terms used and not otherwise defined herein (including all capitalized terms used in Schedule 1 attached hereto) shall have the respective meanings ascribed to them in the Loan Agreement.

     LaBarge Properties desires to borrow on           , 20      , an additional
advance  on  the Term Loan in the principal amount of $        pursuant  to  the
Agreement. Accordingly, LaBarge Properties requests that Lender make available to LaBarge Properties said amount on said date. The supporting documentation evidencing LaBarge Properties' intended use of such funds is attached to this letter.

     LaBarge Properties hereby represents and warrants to Lender that (a) all of the representations and warranties made by the Company, LaBarge Properties and/or any other Obligor in the Loan Agreement and/or in any other Transaction Document are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof and (b) no Default or Event of Default has occurred and is continuing and that no Default or Event of Default will result from the advance on the Term Loan requested hereby.

                              Very truly yours,

                              LABARGE PROPERTIES, INC.


                              By
                              Title:
                     STOCK PLEDGE AGREEMENT

      Reference is hereby made to that certain Loan Agreement dated as of March 12, 2002, by and among LaBarge, Inc., a Delaware corporation ("Pledgor"), LaBarge Properties, Inc., a Missouri corporation, and U.S. Bank National Association, as the same may from time to time be amended, modified, extended, renewed or restated (the "Loan Agreement"; all capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Loan Agreement).

      As collateral security for the payment of (a) any and all of the present and future Company's Obligations, (b) any and all present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, guaranty obligations and indemnity obligations) of Pledgor to Secured Party evidenced by or arising under or in respect of this Agreement and/or any other Transaction Document, (c) any and all other indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, letter of credit reimbursement obligations and indemnity obligations) of Pledgor to Secured Party of every kind and character, now existing or hereafter arising, absolute or contingent, joint or several or joint and several, otherwise secured or unsecured, due or not due, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether heretofore, now or hereafter incurred or given by Pledgor as principal, surety, endorser, guarantor or otherwise, and whether created directly or acquired by Secured Party by assignment or otherwise and (d) any and all costs of collection, legal expenses and reasonable attorneys' fees and expenses incurred by Secured Party upon the occurrence of any default or event of default under this Agreement, in collecting or enforcing payment of any such indebtedness, liabilities or obligations or in preserving, protecting or realizing on the Collateral hereunder or in representing Secured Party in connection with bankruptcy or insolvency proceedings relating to or affecting this Agreement (hereinafter collectively referred to as the "Secured
Obligations") (hereinafter collectively referred to as the "Secured Obligations"), Pledgor hereby pledges and delivers to Secured Party and grants to Secured Party a security interest in, a lien upon and a right of set-off as to all of Pledgor's now owned and/or hereafter acquired right, title and interest in, to and under the following: (a) all of the shares of capital stock or other equity interests of each of LaBarge Properties, Inc., a Missouri corporation, LaBarge Wireless, Inc., a Missouri corporation, LaBarge/STC, Inc., a Texas corporation and LaBarge - OCS, Inc., a Delaware corporation (hereinafter individually referred to as a "Subsidiary" and collectively referred to as the "Subsidiaries") now owned or hereafter acquired by Pledgor (collectively, the "Pledged Shares") and any certificates representing the Pledged Shares, and all dividends, cash, instruments, stock, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares, (b) all other rights appurtenant to the property described in clause (a) above (including, without limitation, voting rights) and (c) all cash and noncash proceeds of any and all of the foregoing (collectively, the "Collateral"). Contemporaneously with the execution of this Agreement with respect to the Pledged Shares owned by Pledgor as of the date of this Agreement, and promptly after the acquisition by Pledgor of any additional Pledged Shares, Pledgor will deliver to Secured Party any certificates representing such Pledged Shares together with proper instruments of assignment duly executed in blank by Pledgor.

      Pledgor hereby covenants and agrees that (a) with respect to all shares of any class of capital stock or other equity interests of each Subsidiary pledged to Secured Party contemporaneously with the execution of or pursuant to this Agreement or at any time hereafter, if any stock dividends, stock splits, reclassifications, adjustments or other changes are made in the capital structure of such Subsidiary (whether as a result of a reorganization, recapitalization, share split up, merger, transfer, consolidation or otherwise), all new, additional or substituted securities issued with respect to or in exchange for any of such shares by reason of any such change shall be subject to Secured Party's security interest and lien and immediately delivered to Secured Party, which shall hold such shares or securities so issued as additional Collateral, (b) if any warrants, options or other rights now or hereafter exist with respect to any of the Pledged Shares or any of the other Collateral, Pledgor has and hereafter shall immediately so advise Secured Party of the existence of such warrants, options and rights, all such warrants, options and rights shall be subject to Secured Party's security interest and lien and all stock or securities issued pursuant to the exercise of any such warrant, option or right shall be subject to Secured Party's security interest and lien and immediately delivered to Secured Party, which shall hold such shares or securities as additional Collateral, (c) Pledgor shall immediately pledge and deliver to Secured Party any and all shares of any class of capital stock or other equity interests of each Subsidiary now owned or hereafter acquired by Pledgor together with proper instruments of assignment duly executed in blank by Pledgor and (d) Pledgor will not, without the prior written consent of Secured Party, (i) sell, assign or otherwise transfer or pledge any of the Pledged Shares or any of the other Collateral, (ii) create or permit any Lien or encumbrance upon, or any security interest in, any of the Pledged Shares or any of the other Collateral (other than Permitted Liens) or (iii) grant any option or right with respect to any of the Pledged Shares or any of the other Collateral.

     Pledgor hereby represents and warrants to Secured Party that:

           (a) Pledgor is the sole legal, beneficial and record owner of all of the Collateral and none of the Collateral is or will be subject to any security interests, Liens, encumbrances, charges, claims, warrants, options, proxies, restrictions on transfer, resale or other disposition, restrictions on voting rights, preferences and/or other preferential arrangements of any kind or nature whatsoever (except Permitted Liens);

           (b) the Pledged Shares have been duly authorized and validly issued by the applicable Subsidiary and are fully paid and non-assessable;

          (c)  Pledgor has all requisite corporate right, power and authority to
     (i) pledge, assign, grant a security interest in, transfer and deliver the Collateral to Secured Party in the manner hereby done or contemplated and
     (ii) execute, deliver and perform all of its obligations under this Agreement;

           (d) this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or other similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

           (e) no consent, approval, authorization or other order of any governmental or regulatory body, instrumentality, authority, agency or official or any other Person is or will be required for (i) the execution, delivery and/or performance of this Agreement by Pledgor or the delivery by Pledgor of the Collateral to Secured Party as provided in this Agreement or
     (ii) the exercise by Secured Party of the voting or other rights provided for in this Agreement or of the remedies in respect of the Collateral pursuant to this Agreement;

           (f) the execution, delivery and performance by Pledgor of this Agreement do not and will not (i) violate any provision of the Certificate of Incorporation or By-Laws of Pledgor or of any law, rule, regulation (including, without limitation, Regulations U or X of the Board of
     Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Pledgor, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, document or instrument to which Pledgor is a party or by which Pledgor or any of its property or assets may be bound or affected or
     (iii) result in or require the creation or imposition of any mortgage, deed of trust, pledge, Lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the property or assets of Pledgor (other than in favor of Secured Party as provided for in this Agreement);

           (g) upon the execution of this Agreement, Secured Party will have a valid and enforceable security interest in the Collateral. Upon the filing of a Uniform Commercial Code financing statement with the Delaware Secretary of State naming Pledgor, as debtor, and Secured Party, as secured party, and describing the Collateral, Secured Party's security interest in the Collateral will be perfected;

           (h) the authorized capital of LaBarge Properties, Inc. consists solely of Thirty Thousand (30,000) shares of common stock, $1.00 par value per share. As of the date of this Agreement, there are One Hundred (100) shares of common stock of LaBarge Properties, Inc. issued and outstanding, all of which are owned legally, beneficially and of record by Pledgor. As of the date of this Agreement, there are no warrants or options, or any agreements to issue any warrants or options, outstanding with respect to any class of capital stock or other equity interests of LaBarge Properties, Inc.;

           (i) the authorized capital of LaBarge Wireless, Inc. consists solely of Thirty Thousand (30,000) shares of common stock, $1.00 par value per share. As of the date of this Agreement, there are One Hundred (100) shares of common stock of LaBarge Wireless, Inc. issued and outstanding, all of which are owned legally, beneficially and of record by Pledgor. As of the date of this Agreement, there are no warrants or options, or any agreements to issue any warrants or options, outstanding with respect to any class of capital stock or other equity interests of LaBarge Wireless, Inc.;

           (j) the authorized capital of LaBarge/STC, Inc. consists solely of Thirty Thousand (30,000) shares of common stock, $1.00 par value per share. As of the date of this Agreement, there are One Hundred (100) shares of common stock of LaBarge/STC, Inc. issued and outstanding, all of which are owned legally, beneficially and of record by Pledgor. As of the date of this Agreement, there are no warrants or options, or any agreements to issue any warrants or options, outstanding with respect to any class of capital stock or other equity interests of LaBarge/STC, Inc.;

           (k) the authorized capital of LaBarge - OCS, Inc. consists solely of One Million Six Hundred Thousand (1,600,000) shares of common stock, $0.001 par value per share. As of the date of this Agreement, there are One Million Two Hundred Twenty Thousand (1,220,000) shares of common stock of LaBarge - OCS, Inc. issued and outstanding, all of which are owned legally, beneficially and of record by Pledgor. As of the date of this Agreement, there are no warrants or options, or any agreements to issue any warrants or options, outstanding with respect to any class of capital stock or other equity interests of LaBarge - OCS, Inc.; and

          (l) the Pledgor is a Delaware corporation and its exact legal name is "LaBarge, Inc." and its organizational identification number in the State of Delaware is 0672724; and the Pledgor's chief executive office is located at the address set forth below the Pledgor's signature on the signature page(s) of this Agreement.

     Pledgor hereby covenants and agrees that:

           (a) it will do, make, execute and deliver such further and other assignments, transfers, deeds, security agreements and other agreements, documents and/or instruments as may be required by Secured Party to establish in favor of Secured Party the security interests and liens intended to be created by this Agreement and to accomplish the intention of this Agreement;

           (b) without the prior written consent of Secured Party, it will not cause or permit any Subsidiary to (i) authorize or issue any new types, varieties or classes of capital stock or other equity interests or any bonds or debentures, subordinated or otherwise, or any stock warrants or options, (ii) authorize or issue any additional shares of any existing class of capital stock or other equity interests or (iii) declare any stock dividends or stock splits or take any other action which could, directly or indirectly, decrease Pledgor's ownership interest in such Subsidiary;

           (c) without the prior written consent of Secured Party, (i) it will not cause or permit any Subsidiary to amend or otherwise change its Certificate or Articles of Incorporation or By-Laws in any manner which could affect any of the voting or other rights of any of the shares of capital stock or other equity interests of such Subsidiary and (ii) it will not take any other action which could, directly or indirectly, affect the voting rights of Pledgor with respect to any shares of capital stock or other equity interests of any Subsidiary now owned or hereafter acquired by Pledgor; and

           (d) it will not change the location of its chief executive office unless (i) such new chief executive office is located within the continental United States of America, (ii) it gives Secured Party thirty
     (30) days prior written notice of the same and (iii) prior to making any such change, it executes and/or obtains and delivers to Secured Party any and all additional financing statements and/or other filings and/or amendments thereto and other agreements, documents or notices as may be required in good faith by Secured Party; and it will not change its name, jurisdiction of incorporation or organizational identification number without the prior written consent of Secured Party.

      So long as no Event of Default under this Agreement has occurred and is continuing:

     (a) Pledgor will be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that, without the prior written consent of Secured Party (i) Pledgor will not exercise or refrain from exercising any such right if such action could reasonably be expected to have an adverse effect on the value of the Pledged Shares or any part thereof and (ii) Pledgor will not exercise or refrain from exercising any such right in a manner which would authorize or effect (A) the dissolution, winding up or liquidation, in whole or in part, of any Subsidiary,
(B) the consolidation or merger of any Subsidiary with any corporation or other entity (other than consolidations and/or mergers expressly permitted by the Loan Agreement), (C) the sale, disposition or encumbrance of all or substantially all of the property or assets of any Subsidiary, (D) any change in the authorized capital of any Subsidiary, (E) the issuance of any additional shares of any class of capital stock or other equity interests of any Subsidiary or (F) the alteration of the voting rights with respect to any class of capital stock or other equity interests of any Subsidiary; and

           (b) Pledgor will be entitled to collect and use for its own purposes all cash dividends (except cash dividends paid or payable in respect of the total or partial liquidation of any Subsidiary) paid on the Pledged Shares so long as (i) the declaration and payment of such dividends is expressly permitted by the Loan Agreement and (ii) such dividends are first used by Pledgor to pay any of the Secured Obligations which are then due and payable; provided, however, that until actually paid, all rights to all dividends on any of the Pledged Shares shall remain subject to the security interest created by this Agreement. All dividends (other than cash dividends governed by the immediately preceding sentence) and all other distributions in respect of any of the Pledged Shares or any of the other Collateral, whenever paid or made, shall be delivered to Secured Party and held by it subject to the security interest and lien created by this Agreement.

      Secured Party shall have no duties or obligations with respect to the Collateral except that while the Collateral is in Secured Party's possession, Secured Party's obligation with respect to the same shall be limited to preserving the physical condition of the same.

      If any one or more of the following events ("Events of Default") shall occur and be continuing: (a) Pledgor shall fail to make any payment of any principal of, interest on or other amount due with respect to any of the Secured Obligations as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise; (b) Pledgor shall fail to perform or observe any term, provision, covenant or agreement contained in this Agreement and any such failure shall remain unremedied for ten (10) days after the earlier of (i) written notice of default is given to Pledgor by Secured Party or (ii) any officer of Pledgor obtaining actual knowledge of such default;
(c) any representation or warranty made by Pledgor in this Agreement shall prove to be untrue or incorrect in any material respect; (d) if the shares of capital stock and/or other equity interests of LaBarge Properties, Inc. then pledged by Pledgor to Secured Party pursuant to this Agreement shall at any time constitute less than One Hundred Percent (100%) of the then issued and outstanding shares of each class of capital stock or other equity interests of LaBarge Properties, Inc.; (e) if the shares of capital stock and/or other equity interests of LaBarge Wireless, Inc. then pledged by Pledgor to Secured Party pursuant to this Agreement shall at any time constitute less than One Hundred Percent (100%) of the then issued and outstanding shares of each class of capital stock or other equity interests of LaBarge Wireless, Inc.; (f) if the shares of capital stock and/or other equity interests of LaBarge/STC, Inc. then pledged by Pledgor to Secured Party pursuant to this Agreement shall at any time constitute less than One Hundred Percent (100%) of the then issued and outstanding shares of each class of capital stock or other equity interests of LaBarge STC, Inc.; (g) if the shares of capital stock and/or other equity interests of LaBarge - OCS, Inc. then pledged by Pledgor to Secured Party pursuant to this Agreement shall at any time constitute less than One Hundred Percent (100%) of the then issued and outstanding shares of each class of capital stock or other equity interests of LaBarge - OCS, Inc.; (h) this Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of this Agreement shall be contested or denied by Pledgor or if Pledgor shall deny that it has any further liability or obligation under this Agreement; (i) the occurrence and continuance of any "Event of Default" (as defined therein) under or within the meaning of the Loan Agreement; or (j) any default or event of default shall occur under or within the meaning of any other agreement, document or instrument heretofore, now or hereafter executed by Pledgor with or in favor of Secured Party which is not cured or waived within any applicable cure or grace period (if any); then (1) Secured Party shall have the right to exercise all voting rights with respect to the Collateral, (2) Secured Party shall have the right to sell or cause to be sold any Collateral, (3) Secured Party shall have the right to have any or all of the Collateral transferred to or registered in the name of Secured Party, or its nominee or nominees, and thereafter to exercise all rights with respect thereto as the absolute owner thereof, without notice or liability to Pledgor, except to account for money or property actually received by Secured Party, (4) Secured Party shall have the right to, in Secured Party's name, or in the name of Pledgor, demand, sue for, collect and receive money, securities and/or other property which may at any time be payable or receivable on account of or in exchange for any of the Collateral, or make any compromise or settlement that Secured Party considers desirable with respect thereto or renew or extend the time of payment or otherwise modify the terms of any obligation included in the Collateral; provided, however, that it is expressly agreed that Secured Party shall not be obligated to take any step to preserve rights against prior parties on any of the Collateral, and that reasonable care of the Collateral shall not include the taking of any such step and (5) Secured Party shall have the right to exercise any or all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of Missouri, as from time to time amended (the "Missouri UCC"), or any other applicable law. Any sale of Collateral may be made without demand of performance and any requirement of the Missouri UCC or any other applicable law for reasonable notice to Pledgor shall be met if such notice is mailed, postage prepaid, to Pledgor at its address as it appears herein or as last shown on the records of Secured Party at least ten (10) days before the time of sale, disposition or other event giving rise to the notice. In case of a public sale, notice published by Secured Party for ten (10) days in a newspaper of general circulation in the City or County where the sale is to be held shall be sufficient. The proceeds of any sale, or sales, of Collateral shall be applied by Secured Party in the following order: (a) to expenses, including reasonable attorneys' fees and expenses, arising from the enforcement of any of the provisions of this Agreement, or of the Secured Obligations or of any actual or attempted sale; (b) to the payment or the reduction of any or all of the Secured Obligations in such order and manner as Secured Party, in its discretion, may elect; and (c) to the payment of any surplus remaining after payment of the amounts mentioned, to Pledgor or to whomsoever may be lawfully entitled thereto. If any deficiency arises upon any such sale or sales Pledgor agrees to pay the amount of such deficiency promptly upon demand with interest. Notwithstanding that Secured Party may continue to hold the Collateral and regardless of the value thereof, Pledgor shall be and remain liable for the payment in full of the principal of and interest on any balance of the Secured Obligations and expenses at any time unpaid.

     Pledgor recognizes that Secured Party may be unable to effect a public sale of the Collateral by reason of the lack of a ready market for the Collateral, of the limited number of potential buyers of the Collateral or of certain prohibitions contained in the Securities Act of 1933, state securities laws and other applicable laws, and that Secured Party may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not solely by reason thereof be deemed not to have been made in a commercially reasonable manner. Secured Party shall be under no obligation under this Agreement or otherwise (except as provided by applicable law) to delay a sale of any of the Collateral for the period of time necessary to permit the registration of such securities for public sale under the Securities Act of 1933 and applicable state securities laws. Any such sale of all or a portion of the Collateral may be for cash or on credit or for future delivery and may be conducted at a private sale where Secured Party (to the extent permitted by applicable law) or any other person or entity may be the purchaser of all or part of the Collateral so sold. Secured Party shall not incur any liability as a result of the sale of any of the Collateral, or any part thereof, at any private sale which complies with the requirements of this paragraph. Pledgor hereby waives, to the extent permitted by applicable law, any claims against Secured Party arising by reason of the fact that the price at which any of the Collateral, or any part thereof, may have been sold at such private sale was less than the price that might have been obtained at a public sale, even if Secured Party accepts the first offer deemed by Secured Party in good faith to be commercially reasonable under the circumstances and does not offer any of the Collateral to more than one offeree.

      Pledgor agrees that it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Collateral or the possession thereof by any purchaser at any sale under this Agreement, and Pledgor hereby waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with the valid exercise by Secured Party of any right, power and/or remedy of Secured Party provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise.

      Under no circumstances shall Secured Party be deemed to assume any responsibility for or obligation or duty with respect to any or all of the Collateral of any nature or kind or any matter or proceeding arising out of or relating thereto, other than (a) to exercise reasonable care in the physical custody of the Collateral which is in its possession and (b) if an Event of Default under this Agreement shall have occurred and be continuing, to act in a commercially reasonable manner in exercising its rights and remedies with respect to the Collateral. Subject to the foregoing, Secured Party shall not be required to take any action of any kind to collect, preserve or protect its or Pledgor's rights in any of the Collateral.

      At any time, whether prior to or after the occurrence of an Event of Default under this Agreement, Secured Party may, at its option, but shall not be obligated to, surrender or deliver, without further liability on the part of Secured Party to account therefor, all or any part of the Collateral to or upon the written order of Pledgor, permit substitutions therefor or additions thereto, and accept the receipt of Pledgor for any Collateral, or proceeds thereof, which receipt shall be a full and complete discharge of Secured Party with respect to the Collateral so delivered and proceeds so paid.

      The rights and powers of Secured Party under this Agreement (a) are cumulative and do not exclude any other right which Secured Party may have independent of this Agreement and (b) may be exercised or not exercised at the discretion of Secured Party (i) without regard to any rights of Pledgor,
(ii) without forfeiture or waiver because of any delay in the exercising thereof, (iii) without imposing any liability on Secured Party for so exercising or failing to exercise and (iv) in the event of a single or partial exercise thereof, without precluding further exercise thereof. No delay or omission on the part of Secured Party in exercising any right or remedy under this Agreement shall operate as a waiver of such right or remedy or of any other right or remedy under this Agreement and no waiver shall be construed as a bar to or waiver of any right or remedy in the future. The rights and powers of Secured Party under this Agreement shall inure to the benefit of its successors and permitted assigns. Any and all liabilities and obligations of Pledgor under this Agreement shall be binding upon the successors and permitted assigns of Pledgor. Pledgor may not assign, transfer or delegate any of its rights, obligations or duties under this Agreement without the prior written consent of Secured Party.

      Pledgor agrees to do such further acts and things and to execute and deliver such additional conveyances, assignments, agreements and instruments as Secured Party may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order to better assure and confirm to Secured Party its rights, powers and remedies under this Agreement. Pledgor hereby makes, constitutes and appoints Secured Party the true and lawful agent and attorney-in-fact of Pledgor with full power of substitution to, if an Event of Default has occurred and is continuing or if Pledgor fails to do so upon the demand of Secured Party, execute, endorse and deliver such agreements, documents and instruments and to take such other action in the name and on behalf of Pledgor as may be necessary or appropriate to carry out the intent of this Agreement, including, without limitation, the grant of the security interests and liens granted under this Agreement, and to perfect and protect the security interests and liens granted to Secured Party in respect of the Collateral and Secured Party's rights created under this Agreement, which power of attorney is irrevocable during the term of this Agreement. Pledgor hereby consents and agrees that the issuers of or obligors in respect of the Collateral or any registrar or transfer agent for any of the Collateral shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer pursuant to this Agreement, notwithstanding any other notice or direction or the contrary heretofore, now or hereafter given by Pledgor or any other Person (unless consented to in writing by Secured Party) to any such issuers or obligors or to any such registrar or transfer agent.

      Except as otherwise specified in this Agreement, any notice, request, demand, consent or other communication under this Agreement shall be in writing and delivered in person or sent by telecopy, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, if to Pledgor at the address or telecopy number of Pledgor listed on the signature page(s) of this Agreement, or if to Secured Party at 721 Locust Street, First Floor, Bank Lobby, St. Louis, Missouri 63101, Attention: Commercial Lending Department, Telecopy No. (314) 418-8090, or at such other address or telecopy number as either party may designate as its address or telecopy number for communications under this Agreement by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telecopy (with answerback confirmation received), on the first (1st) Business Day after the day on which sent, if sent by recognized overnight courier or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail.

      It is the intention of the parties hereto that this Agreement is entered into pursuant to the provisions of the Missouri UCC. Any applicable provisions of the Missouri UCC, not specifically included in this Agreement, shall be deemed a part of this Agreement in the same manner as if set forth herein at length; and any provisions of this Agreement that might in any manner be in conflict with any provision of the Missouri UCC shall be deemed to be modified so as not to be inconsistent with the Missouri UCC. In all respects this Agreement and all transactions under this Agreement, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the substantive laws of the State of Missouri (without reference to conflict of law principles); provided, however, that the perfection, the effect of the perfection or non-perfection and the priority of the security interests and liens created by this Agreement shall in all respects be governed, construed, applied and enforced in accordance with the substantive laws of the applicable jurisdiction. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement.

     This Agreement shall continue in full force and effect and the security interests and liens granted hereby and all of the representations, warranties, covenants and agreements of Pledgor under this Agreement and all of the terms, conditions and provisions of this Agreement relating thereto shall continue to be fully operative until such time as (a) all of the Secured Obligations shall have been fully, finally and indefeasibly paid in cash, (b) no Letters of Credit shall remain outstanding, (c) there shall be no remaining commitment or obligation of Secured Party to advance funds, make loans, issue letters of credit or extend credit to or for the account of Pledgor under the Loan Agreement or any of the other Transaction Documents or otherwise, (d) the Loan Agreement shall have expired or been terminated in accordance with its terms and
(e) the Company Guaranty shall have been terminated in accordance with its terms. At such time as (a) all of the Secured Obligations shall have been fully, finally and indefeasibly paid in cash, (b) no Letters of Credit shall remain outstanding, (c) there shall be no remaining commitment or obligation of Secured Party to advance funds, make loans, issue letters of credit or extend credit to or for the account of Pledgor under the Loan Agreement or any of the other Transaction Documents or otherwise, (d) the Loan Agreement shall have expired or been terminated in accordance with its terms and (e) the Company Guaranty shall have expired or been terminated in accordance with its terms, Secured Party will, upon the written request of and at the expense of Pledgor, terminate this Agreement and return to Pledgor any Collateral then in the possession of Secured Party. If claim is ever made on Secured Party for repayment or recovery of any amount or amounts received by Secured Party in payment or on account of any of the Secured Obligations (including payment under a guaranty or from application of collateral) and Secured Party repays all or part of said amount by reason of
(a) any judgment, decree or order of any court or administrative body having jurisdiction over Secured Party or any property of Secured Party or (b) any settlement or compromise of any such claim effected by Secured Party with any such claimant (including, without limitation, Pledgor), then and in such event Pledgor agrees that any such judgment, decree, order, settlement or compromise shall be binding on Pledgor, notwithstanding any cancellation of any note, guaranty or other instrument or agreement evidencing such Secured Obligations or of this Agreement, and this Agreement shall continue to be effective or be reinstated, as the case may be, and shall secure the payment of the amount so repaid or recovered to the same extent as if such amount had never originally been received by Secured Party. This Agreement shall continue to be effective or be reinstated, as the case may be, if (a) at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by Secured Party upon the insolvency, bankruptcy or reorganization of Pledgor or otherwise, all as though such payment had not been made or (b) this Agreement is released in consideration of a payment of money or transfer of property or grant of a security interest by Pledgor or any other Person and such payment, transfer or grant is rescinded or must otherwise be returned by Secured Party upon the insolvency, bankruptcy or reorganization of such Person or otherwise, all as though such payment, transfer or grant had not been made.

     PLEDGOR HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN THE CITY OR COUNTY OF ST. LOUIS, MISSOURI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AS SECURED PARTY MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ALL CLAIMS IN RESPECT TO ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH PLEDGOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (D) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (E) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH PLEDGOR MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. PLEDGOR (AND BY ITS ACCEPTANCE HEREOF, SECURED PARTY) HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH PLEDGOR AND SECURED PARTY ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

      IN THE EVENT ANY OF THE SECURED OBLIGATIONS ARE PAYABLE UPON DEMAND, NEITHER THIS AGREEMENT NOR ANYTHING CONTAINED HEREIN SHALL BE DEEMED TO ALTER OR IMPINGE UPON THE DEMAND CHARACTER OF SUCH SECURED OBLIGATIONS.

      IN WITNESS WHEREOF, Pledgor has executed this Stock Pledge Agreement as of the 12th day of March, 2002.

                              LABARGE, INC. (Pledgor)


                              By
                              Title:

                              Address of Chief Executive Office:

                              9900A Clayton Road
                              St. Louis, Missouri 63178
                              Attention: Chief Financial Officer

                              Telecopy No.: (314) 812-9438